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Invesco Ltd.

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Invesco

Invesco Ltd.
Notice of 2019 Annual General Meeting of Shareholders

Proxy Statement

Your vote is important: Please vote by using the Internet, the telephone or by signing, dating and returning a proxy card

Our purpose

Our multi-year strategic objectives

- Achieve strong investment performance
- Be instrumental to our clients' success
- Harness the power of our global platform
- Perpetuate a high-performance organization

Our beliefs put clients at the center of everything we do

- Pure focus on investing
- Passion to exceed
- Diversity of thought and a collaborative culture
- A comprehensive range of capabilities enables us to meet the unique needs of clients
- A high-conviction approach is more impactful
- Patience leads to better results over time

Our beliefs enable us to

- Inspire the consistent behaviors and discipline that help generate strong, long-term investment performance for our clients
- Maintain an engaging work environment that helps us attract, develop, motivate and retain the best talent in the industry

A Letter to Our Shareholders from Our Chairperson of the Board and Chief Executive Officer

Ben Johnson has served as Chairperson since 2014 and as a non-executive director of our company since 2009.

Martin Flanagan has been a director and President and Chief Executive Officer of our company since 2005.

Dear Fellow Shareholder,

First and foremost, we would like to express our sincere appreciation for your continued support as an Invesco shareholder. Our Board of Directors, our senior leadership and our employees worldwide are committed to further strengthening our global firm and providing a high level of value to you, our shareholders, over the long term.

A look back at 2018

2018 was a challenging year for the asset management industry. We saw volatile markets throughout 2018 and particularly during the fourth quarter. In fact, when you look across eight broad indices representing major equity, fixed income and commodity markets, 2018 was the worst year in several decades for broad asset returns[1]. The volatility in the markets impacted financial performance across the industry, particularly for global investment managers like Invesco. Shareholder returns for traditional asset managers as a group were down 26%,[2] while Invesco was down 54% for the year.[3]

The Board of Directors and the executive management team believe the underperformance of Invesco’s stock price relative to our peer group reflects the following factors:

∎ Key investment capabilities that had helped produce nine consecutive years of positive net flows for the firm through 2017 underperformed materially in 2018, contributing to significant negative net flows in 2018. Net flows, positive or negative, are a key driver of short-term shareholder returns for traditional asset managers.

∎ As described in more detail below, for much of 2018, we opted to use our cash and credit resources to fund long-term investments to strengthen our business instead of conducting stock buybacks that may have provided greater near-term support for the firm’s stock price.

∎ Invesco has a larger global presence in key markets than most of our peers. As one of the leading investment managers in the UK and Europe, we were more impacted by continuing uncertainties surrounding Brexit. Additionally, our strong position in Asia Pacific meant that Invesco was more affected than others by market uncertainties over the trade issues between China and the US. We believe these factors led to additional negative sentiment on Invesco among investors in our shares.

Where we believe clients and the market are headed

It’s important to remember that global assets under management (AUM) currently exceed $88 trillion[4], and total assets will continue to grow over the long term. More and more, clients are seeking to work with a smaller number of asset managers who can meet a comprehensive set of needs. They want money managers who can provide a robust set of capabilities and create investment solutions that deliver key outcomes aligned to their investment objectives. They also want greater value for their money, which, first and foremost, means competitively priced products, as well as investor education, thought leadership, digital platforms and other “value adds” that create an enhanced client experience. These dynamics are driving fundamental changes within our industry that are real, impactful and enduring, and that will create winners and losers at an accelerated rate. We believe the steps we’ve taken over the past decade and throughout 2018 strengthened our ability to meet client needs and will help ensure Invesco is among the winners within our industry over the long term.

Although the markets are expected to remain volatile in 2019, Invesco continues to focus on developing an elite set of capabilities aligned to clients’ evolving needs. Our comprehensive range of investment capabilities has been built over many years to help clients weather various market cycles, and we believe the firm is better positioned than ever to provide the expert advice and key outcomes that will help clients navigate the challenging markets ahead.

Investing in the future of our business

In late 2017 and throughout 2018, we made several long-term investments that are intended to help us to better meet client needs, further strengthen our global business and increase shareholder value over the long term.

The most significant of these commitments is our planned acquisition of MassMutual’s asset management affiliate, OppenheimerFunds. The combination with OppenheimerFunds will accelerate Invesco’s growth initiatives, increase our scale and client relevance, and expand our comprehensive suite of differentiated investment capabilities. We will also be better positioned to deliver strong outcomes for clients, since overall performance rankings for US mutual funds are consistently stronger for the combined firm than for either firm independently.[5] Substantial synergies make the transaction materially accretive to earnings and will help us improve shareholder returns in both the short and long term.

Additionally, in 2018 we:

∎   Completed the acquisitions of Guggenheim Investments’ ETF business in the US and Source in Europe, further expanding our comprehensive suite of ETFs. Invesco is now the #2 provider of smart beta AUM globally and has 60 ETFs with greater than $500 million in assets (as of December 31, 2018)[6]

∎  Continued to make good progress in China. Sourced gross flows amounted to US$13.9 billion for the year, and total AUM sourced from China reached US$37 billion (as at December 31, 2018). Our China joint venture, Invesco Great Wall, also successfully onboarded a fund onto Ant Financials’ Yu’e Bao Money Market Fund platform. The fund reached over US$11 billion by the end of 2018 and continues to grow[7];

∎  Launched some of the industry’s first self-indexed, factor-based fixed income ETFs, building on more than 35 years of factor-based investment experience;

∎  Continued to enhance our culture and provide development opportunities for our talented professionals across the globe;

∎  Further strengthened our market-leading solutions capability, leveraging one of the industry’s strongest, most experienced solutions teams to deliver customized outcomes for clients; and

∎  Expanded our digital wealth platform with the addition of Intelliflo, the No. 1 technology platform for financial advisors in the UK.

Taken together, this work further expanded the broad range of capabilities Invesco uses to create solutions that deliver the outcomes clients are seeking, all wrapped in a robust, value-added client experience. These initiatives also further strengthen the firm’s effectiveness and efficiency, providing greater economies of scale that will enable us to provide a higher level of value to clients and further improve our competitive position over the long term.

As noted above, we believe it is important to understand that, for much of 2018, we elected to use our cash and credit resources to fund these initiatives instead of conducting stock buybacks that may have provided greater near-term support for the firm’s stock price. However, we’re confident that the investments we made in 2018 will drive greater shareholder value over the long term, given the macro trends in our operating environment and the importance of positioning the firm ahead of where clients, the industry and the markets are headed. In conjunction with the OppenheimerFunds acquisition, we announced a two-year, $1.2 billion stock buyback program, and completed the first $300 million stock repurchase in the fourth quarter of 2018.

The Board of Directors has been an active and engaged supporter of each of these initiatives and is highly supportive of the executive management team. We’re confident that the investments made over the past year will materially improve Invesco’s competitive position and help ensure the firm’s long-term growth and success. Furthermore, the Board believes that these moves will drive improvements in long-term share value. We think that the market has not yet absorbed the long-term advantages that we believe will be achieved by these moves.

At the same time, the Board recognizes that shareholders have been affected by the combination of external forces and the short-term impact of several long-term investments that were made in 2018. Consistent with our practices and in view of the short-term impact to shareholders, we’ve aligned compensation among our executive team with the performance of the firm, the details of which can be viewed in the Compensation Discussion & Analysis section of this document.

Notwithstanding the results of an exceptionally volatile and challenging period in the markets, the Board remains highly confident in the leadership, strategy and direction of the firm. The investments we made in 2018 and will continue to make in 2019 are entirely focused on placing Invesco in the best position to meet client needs, compete in a dynamic operating environment and provide compelling returns for shareholders. We look forward to continuing to help our clients achieve their investment objectives regardless of where the markets take us, which will help us deliver a high level of value to our shareholders over the long term.

Regards,

Ben F. Johnson III	Marty Flanagan
Chairperson and Non-Executive Director	President and CEO

Sourcing

1 Deutsche Bank Research, January 2019.

2 JP Morgan asset managers CEO forum, December 2018.

3 Invesco data as of December 31, 2018.

4 McKinsey research data, 2018.

5  Source: Lipper, Invesco estimates. Calculated on a three-year rolling basis since 2010 and based on US retail mutual funds only.

6 Invesco and Morningstar data as of December 31, 2018.

7 Invesco data as of December 31, 2018.

Notice of 2019 Annual General Meeting of Shareholders

To our Shareholders:

The 2019 Annual General Meeting of Shareholders of Invesco Ltd. will be held at the following location and for the following purpose:

When	Thursday, May 9, 2019, at [12:00] p.m., Central European Summer Time
Where	The Peninsula Paris Le 19 avenue Kleber 75116 Paris, France

Items of business	1	To elect eight (8) directors to the Board of Directors to hold office until the annual general meeting of shareholders in 2020;
	2	To hold an advisory vote to approve the company’s executive compensation;
	3	To amend the Invesco Ltd. Third Amended and Restated Bye-Laws to eliminate certain super majority voting standards;
	4	To amend the Invesco Ltd. 2016 Global Equity Incentive Plan to increase the number of shares authorized for issuance under the plan;
	5	To appoint PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and
	6	To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

During the Annual General Meeting, the audited consolidated financial statements for the fiscal year ended December 31, 2018 of the company will be presented.
Who can vote	Only holders of record of Invesco Ltd. common shares on March 11, 2019 are entitled to notice of, to attend and vote at the Annual General Meeting and any adjournment or postponement thereof.

Review your Proxy Statement and vote in one of four ways:

Via the Internet Visit the web site listed on your Notice	By telephone Call the telephone number listed on your Notice	By mail Sign, date and return a requested proxy card	In person Attend the Annual General Meeting

By order of the Board of Directors,

Kevin M. Carome Company Secretary March [.], 2019

Proxy Statement Summary Our 2018 highlights

Throughout 2018 we made solid progress in several areas of our multi-year strategic objectives that will help us better meet client needs, further strengthen our global business and increase shareholder value over the long term. The most significant achievement during the year was our announced acquisition of MassMutual’s asset management affiliate, OppenheimerFunds, which is anticipated to close in the second quarter of 2019. The combination with OppenheimerFunds will help accelerate Invesco’s growth initiatives, increase our scale and client relevance, and expand our comprehensive suite of differentiated investment capabilities.

At the same time, 2018 was a challenging year for the asset management industry and for Invesco. We saw volatile markets throughout the year and particularly during the fourth quarter. The volatility in the markets impacted financial performance across the industry, particularly for global investment managers like Invesco. Shareholder returns for traditional asset managers as a group were down 26%,[1] while Invesco was down 54% for the year[2]. We believe the underperformance of Invesco’s stock price relative to our peer group reflects the following factors:

∎  Key investment capabilities that had helped produce nine consecutive years of positive net flows for the firm through 2017 underperformed materially in 2018, contributing to significant negative net flows in 2018. Net flows, positive or negative, are a key driver of short-term shareholder returns for traditional asset managers.

∎  For much of 2018, we opted to use our cash and credit resources to fund long-term investments to strengthen our business instead of conducting stock buybacks that may have provided greater near-term support for the firm’s stock price.

∎  Invesco has a larger global presence in key markets than most of our peers. As one of the leading investment managers in the UK and Europe, we were more impacted by continuing uncertainties surrounding Brexit. Additionally, our strong position in Asia Pacific meant that Invesco was more affected than others by market uncertainties over the trade issues between China and the US. We believe these factors led to additional negative sentiment on Invesco among investors in our shares.

After reviewing the substantial progress of the firm in respect of our multi-year strategic objectives as discussed below and having considered the company’s challenging 2018 financial performance (including the underperformance of Invesco’s stock relative to our peers), the compensation committee decided, and Mr. Flanagan agreed, that his total incentive compensation should be lowered to $10.2 million, which is 78.5% of his 2018 incentive target of $13 million. Mr. Flanagan’s total 2018 compensation was down 20.1% from 2017.

2018 Financial performance (year-over-year change)
Annual adjusted operating income[a]	Annual adjusted operating margin[a]	Annual adjusted diluted EPS[a]	Long-Term Organic Growth Rate[b]

$1.4 billion	36.5%	$2.43	-5%
(-6%)	(-3 percentage points)	(-10%)	(-6.7 percentage points)

a  The adjusted financial measures are all non-GAAP financial measures. See the information in Appendix B of this Proxy Statement regarding Non-GAAP financial measures.

b  Annualized long-term organic growth rate is calculated using long-term net flows divided by opening long-term AUM for the period. Long-term AUM excludes institutional money market and non-management fee earning AUM.

                                                                        1 JP Morgan asset managers CEO forum, December 2018

1                                                                     2 Invesco data as of December 31, 2018

We continued to successfully execute our strategic objectives for the benefit of clients and shareholders

We focus on four key multi-year strategic objectives set forth in the table below that are designed to maintain our focus on meeting client needs, strengthen our business over time and build shareholder value over the long-term. As described below, in 2018 we made significant progress against our strategic objectives and enhanced our ability to deliver strong outcomes to clients while further positioning the firm for long-term success.

Our strategic objectives	2018 achievements – positioning the firm ahead of where our clients, the markets and our industry are heading

Achieve strong investment performance

Percent of our actively managed assets in the top half of our peer group. See Appendix A for important disclosures regarding AUM ranking.

-  Maintained strong, long-term investment performance, with 54% and 63% of measured actively managed ranked assets in the top half of peer groups on a three- and five-year basis, respectively.

-  Announced the acquisition of OppenheimerFunds, which will bring a highly complementary set of investment capabilities that strengthen investment performance and enable us to provide better outcomes for clients.

-  A number of our investment teams were recognized by leading financial publications and the industry. For example, in Asia Pacific, our China joint venture, Invesco Great Wall, won numerous industry awards sponsored by the Asset Management Association of China.

Be instrumental to our clients’ success

-  Continued to build our comprehensive range of active, passive and alternative capabilities while strengthening our scale and relevance in key capabilities:

-  Completed the acquisition of Guggenheim Investments’ ETF business, further expanding our comprehensive suite of ETFs. Invesco is now the number two provider of smart beta ETFs and has 60 ETFs with greater than $500 million in assets.[1]

-  Launched some of the industry’s first self-indexed, factor-based fixed income ETFs, building on more than 35 years of factor-based investment experience.

-  Invesco Great Wall successfully on-boarded its money market fund onto Ant Financials’ Yu’e Bao Money Market Fund platform. The fund reached over US$11 billion by the end of 2018[2].

-  Further strengthened our market-leading solutions capabilities by further leveraging our solutions team - one of the industry’s strongest and most experienced solutions teams to deliver customized outcomes for clients.

Harness the power of our global platform

-  Further expanded and enhanced our ability to help our advisor clients engage with their clients and improve their investment experience through Jemstep, our advisor-focused technology solution. Expanded our digital wealth platform with the addition of Intelliflo, the number one technology platform for financial advisors in the UK3.

-  Continued to drive savings through our business optimization efforts, which delivered approximately $56 million in annualized run-rate savings as of the end of 2018. The savings are being reinvested in initiatives that strengthen our ability to meet client needs and key growth initiatives for future years.

Perpetuate a high-performance organization

-  Further strengthened our investment, distribution and support teams through new hires and our efforts to attract, develop, motivate and retain the best talent in the industry.

-  Continued to make progress toward our commitment to improve diversity at all levels and in all functions across our global business.

-  Was named one of the best places to work in money management by Pensions and Investments®.

1 Invesco and Morningstar data as of December 31, 2018.

2 Invesco data as of December 31, 2018.

3 Platform - Adviser Market: Fintech and Digital, January 2018 report

2018 Meaningful enhancements to our executive compensation program

In response to our 2018 say-on-pay vote, we expanded our shareholder outreach to include our top 30 shareholders representing approximately 55% of our outstanding shares[1] to engage with us regarding, among other topics, our executive compensation program. In the fall and winter of 2018, we held telephonic meetings with all shareholders who accepted our invitation – 11 of our shareholders representing approximately 19% of our outstanding shares.[1] Based upon these productive discussions:

∎   These shareholders affirmed their support for our compensation philosophy, programs and pay outcomes. They validated the disciplined approach of our compensation programs that utilize multiple performance measures,

∎   While none of these shareholders advocated that we make significant changes to our executive compensation program, they identified opportunities to meaningfully enhance the effectiveness of the pay-for-performance component of our executive compensation program by providing greater rigor with respect to our performance-based awards and adding a second performance measure,

∎   We provided for greater alignment of executive compensation with relative shareholder returns, and

∎   We provided more transparency regarding our compensation program and pay outcomes.

Set forth below are the enhancements to our executive compensation program.

1

Incentive targets for CEO and senior managing directors

–  Established incentive targets for our CEO and senior managing directors, which include our NEOs

–  Incentive compensation payouts (cash bonus + stock deferral + long-term equity) to range from 0% to 130% of target

2

Incentive awards – scorecard of quantitative measures for company performance

–  Established a framework that combines a scorecard of quantitative measures for assessing company performance and a qualitative assessment for determining incentive awards for our CEO and each of our senior managing directors

–  Scorecard of quantitative company performance is based on 3 objective categories: financial performance 50%; delivering to clients 30%; and organizational strength 20%

3

Greater rigor for performance-based awards

–  Adopted two measures for performance-based awards - adjusted operating margin (current) and relative total shareholder return based on the three-year average TSR of the company and the constituents in the S&P 500 asset management sub-index (new)

–  A performance vesting matrix that demonstrates rigorous vesting hurdles. As an example, applying the 2018 performance results on a three-year average basis would result in a vesting percentage of 33% – a meaningful impact on the compensation outcomes for our NEOs.

4

Improved transparency regarding our robust compensation timeline

–  Enhanced disclosure regarding our 4-step timeline of the committee’s year-long compensation responsibilities and decisions that demonstrates the compensation committee’s disciplined approach to aligning pay with performance

3                                                                 1 As of October 31, 2018

Our Directors and their qualifications

The Board believes that all of the directors are highly qualified. As the biographies below show, the directors have the significant leadership and professional experience, knowledge and skills necessary to provide effective oversight and guidance for Invesco’s global strategy and operations. As a group, they represent diverse views, experiences and backgrounds. All the directors possess the characteristics that are essential for the proper functioning of our Board. All the directors are independent with the exception of our chief executive officer.

							Director qualifications
		Director	Other public	Committee memberships
Name	Age	since	boards	A	C	NCG
Sarah E. Beshar	60	2017	–	M	M	M			∎				∎
Former Partner, Davis Polk
Joseph R. Canion	74	1997	–	–	–	Ch	∎	∎	∎	∎		∎		∎
Former CEO, Compaq Computer Corporation
Martin L. Flanagan	58	2005	–	–	–	–	∎	∎	∎	∎	∎
President and CEO, Invesco Ltd.
C. Robert Henrikson	71	2012	–	M	Ch	M	∎	∎	∎	∎				∎
Former President and CEO, MetLife, Inc. and Metropolitan
Life Insurance Company
Denis Kessler	65	2002	2	M	M	M	∎	∎	∎	∎				∎
Chairman and CEO, SCOR SE
Sir Nigel Sheinwald	66	2015	1	M	M	M		∎		∎				∎
Former United Kingdom Senior Diplomat
G. Richard Wagoner, Jr.	66	2013	1	M	M	M	∎	∎		∎	∎			∎
Former Chairman and CEO,
General Motors Corporation
Phoebe A. Wood	65	2010	3	Ch	M	M		∎		∎	∎			∎
Former Vice Chairman and CFO,
Brown-Forman Corporation
Ben F. Johnson III[1]	75	2009	–	M	M	M		∎					∎
Former Managing Partner,
Alston & Bird LLP

Key: A – Audit   C – Compensation   NCG – Nomination and Corporate Governance   M – Member   Ch – Chairperson

1  Mr. Johnson has not been nominated for re-election to the Board because he has reached the mandatory retirement age.

Governance highlights

Board refreshment

∎ Directors may not stand for election after age 75.

∎ Added 3 new directors to the Board since 2013.

∎ Increased Board diversity over the past 6 years.

Independence

∎ 8 of our 9 directors are independent.

∎ Our chief executive officer is the only management director.

∎ All of our Board committees are composed exclusively of independent directors.

Independent Chairperson

∎ We have an independent Chairperson of our Board of Directors, selected by the independent directors.

∎ The Chairperson serves as liaison between management and the other independent directors.

Board oversight of risk management

∎ Our Board has principal responsibility for oversight of the company’s risk management process and understanding of the overall risk profile of the company.

Executive sessions

∎ The independent directors regularly meet in private without management.

∎ The Chairperson presides at these executive sessions.

Accountability

∎ Directors are elected for a one-year term.

∎ A meeting of shareholders may be called by shareholders representing at least 10% of our outstanding shares.

Board practices

∎ Our Board annually reviews its effectiveness as a group with a questionnaire and confidential and private one-on-one interviews coordinated by an independent external advisor specializing in corporate governance that reports results of the annual review in person to the Board.

∎ Nomination criteria are adjusted as needed to ensure that our Board as a whole continues to reflect the appropriate mix of skills and experience.

Share ownership requirements

∎ Require directors and executives to maintain an ownership level of our stock.

Board member highlights

Non-Executive Directors Average tenure 10 years Average age 68

Director tenure

Our directors contribute a wide range of knowledge, skills and experience. We believe the tenure of the members of our Board of Directors provides the appropriate balance of expertise, experience, continuity and perspective to our board to serve the best interests of our shareholders.

We believe providing our Board with new perspectives and ideas is an important component to a well-functioning board. As the Board considers new director nominees, it takes into account a number of factors, including nominees that have skills that will match the needs of the company’s long-term global strategy and will bring diversity of thought, global perspective, experience and background to our Board. For more information on our director nomination process, see Information about Director Nominees – Director Recruitment.

Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Invesco Ltd. (“Board” or “Board of Directors”) for the Annual General Meeting to be held on Thursday, May 9, 2019, at [12:00] p.m. Central European Summer Time. Please review the entire Proxy Statement and the company’s 2018 Annual Report on Form 10-K before voting. In this Proxy Statement, we may refer to Invesco Ltd. as the “company,” “Invesco,” “we,” “us” or “our.”

Election of Directors
Proposal 1

You are being asked to cast votes for eight directors: Sarah E. Beshar, Joseph R. Canion, Martin L. Flanagan, C. Robert Henrikson, Denis Kessler, Sir Nigel Sheinwald, G. Richard Wagoner, Jr. and Phoebe A. Wood. Mr. Johnson has not been nominated for re-election to the Board because he has reached the mandatory retirement age.

A director holds office until such director’s successor has been duly elected and qualified or until such director’s death, resignation or removal from office under our Bye-Laws. Each director is elected for a one-year term ending at the 2020 Annual General Meeting.

All nominees are current directors of the company. Further information regarding the nominees is shown on the following pages. Each nominee has indicated to the company that he or she would serve if elected. We do not anticipate that any director nominee will be unable to stand for election, but if that were to happen, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director nominee will be cast for the substituted candidate.

Under our Bye-Laws, at any general meeting held for the purpose of electing directors at which a quorum is present, each director nominee receiving a majority of the votes cast at the meeting will be elected as a director. If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, the director is required under our Bye-Laws to submit his or her resignation as a director. Our nomination and corporate governance committee would then make a recommendation to the full Board on whether to accept or reject the resignation. If the resignation is not accepted by the Board, the director will continue to serve until the next annual general meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If the director’s resignation is accepted by the Board, then the Board may fill the vacancy. However, if the number of nominees exceeds the number of positions available for the election of directors, the directors so elected shall be those nominees who have received the greatest number of affirmative votes cast in person or by proxy.

Recommendation of the board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE DIRECTOR NOMINEES.

This proposal requires the affirmative vote of a majority of votes cast at the Annual General Meeting.

Information about Director Nominees

Listed below are the names, ages as of March [.], 2019 and principal occupations for the past five years of the director nominees.

Director nominees for 2019

Sarah E. Beshar

Sarah Beshar has served as a non-executive director of our company since 2017 and has been an attorney with Davis Polk & Wardwell LLP for over 30 years. She joined the firm in 1986 and was named a partner in the Corporate Department in 1994. During more than three decades as a corporate lawyer, Ms. Beshar has advised Fortune 500 companies on an array of legal issues. She also served in a number of management roles at the firm, including as the lead partner of one of the firm’s largest financial services clients from 2008 to 2015. She presently serves as Senior Counsel at the firm.

Ms. Beshar is a member of the corporate board of Lincoln Center, a conservation fellow of the Whitney Museum and a trustee of the Episcopal Charities and of the US board of the University of Western Australia. In 2018, she was appointed a Director of the Board of the US Asia Center, Australia’s preeminent foreign policy and trade think tank. Ms. Beshar graduated from the University of Western Australia with a B.A. in Law and Jurisprudence in 1981. Ms. Beshar also graduated from Oxford University in 1984 with a Bachelor of Civil Law degree from Magdalen College. She was awarded an Honorary Doctorate in Law from the University of Western Australia in 2015.

Sarah E. Beshar Non-executive director Age Tenure 60 2 Years Committees: - Audit - Compensation - Nominating and Governance Qualifications: - Industry expertise - Legal expertise

Director qualifications

∎ Relevant industry experience: As a member of her firm’s capital markets practice, as an advisor to some of the largest global companies, and with significant experience in the development of new financial products, Ms. Beshar has broad exposure and experience to the issues in our industry.

∎ Legal and regulatory expertise: Ms. Beshar has over three decades of experience as a corporate lawyer and strategic advisor on the legal issues facing large financial services companies such as Invesco. Ms. Beshar has significant experience in U.S. and global capital markets transactions, as well as securities, compliance, and corporate governance issues. In addition, Ms. Beshar led large teams at Davis Polk advising financial institutions on complex investment products for both retail and institutional investors. The breadth of Ms. Beshar’s background is particularly helpful to the Board of Directors of Invesco as it assesses the legal and strategic ramifications of key business priorities and initiatives.

Joseph R. Canion

Joseph Canion has served as a non-executive director of our company since 1997 and was a director of a predecessor constituent company (AIM Investments) from 1993 to 1997, when Invesco acquired that entity. Mr. Canion co-founded Compaq Computer Corporation in 1982 and served as its chief executive officer from 1982 to 1991. He also founded Insource Technology Group in 1992 and served as its Chairman until September 2006 and is a current director of Azevtec, Inc. He is on the board of directors of Houston Methodist Research Institute. Mr. Canion received a B.S. and M.S. in electrical engineering from the University of Houston.

Director qualifications

∎ Former public company CEO, global business experience: Mr. Canion has notable experience as an entrepreneur, having co-founded a business that grew into a major international technology company. We believe that his experience guiding a company throughout its business lifecycle has given him a wide-ranging understanding of the types of issues faced by public companies.

∎ Relevant industry experience: Mr. Canion has extensive service as a board member within the investment management industry, having also served as a director of AIM Investments, a leading U.S. mutual fund manager, from 1993 through 1997 when Invesco acquired AIM.

∎ Information technology industry experience: Mr. Canion has been involved in the technology industry since co-founding Compaq Computer Corporation and founding Insource Technology Group.

Joseph R. Canion

Non-executive director

Age            Tenure

74                22 Years

Committees:

-  Nomination and Corporate Governance (Chair)

Qualifications:

-  Public company CEO

-  Executive leadership

-  Industry experience

-  Global business experience

-  IT industry experience

-  Public company board experience

Martin L. Flanagan, CFA & CPA

Martin Flanagan has been a director and President and Chief Executive Officer of Invesco since 2005. He is also a trustee and vice-chairperson of the Invesco Funds (the company’s U.S. open- and closed-end funds). Mr. Flanagan joined Invesco from Franklin Resources, Inc., where he was president and co-chief executive officer from 2004 to 2005. Previously, he held numerous positions of increasing responsibility at Franklin – co-president, chief operating officer, chief financial officer and senior vice president from 1993 - 2003. Mr. Flanagan served as director, executive vice president and chief operating officer of Templeton, Galbraith & Hansberger, Ltd. before its acquisition by Franklin in 1992. Before joining Templeton in 1983, he worked with Arthur Andersen & Co. He serves on the Board of Governors and as a member of the Executive Committee for the Investment Company Institute, and is a former Chairperson of the association. He also serves as a member of the executive board at the SMU Cox School of Business and is involved in a number of civic activities in Atlanta. Mr. Flanagan is a CFA charterholder and a certified public accountant. Mr. Flanagan earned a B.A. and B.B.A. from Southern Methodist University (SMU).

Director qualifications

∎  Public company CEO, relevant industry experience: Mr. Flanagan has spent over 30 years in the investment management industry, including roles as an

Martin L. Flanagan

President and CEO

Age            Tenure

58               14 Years

Qualifications:

-  Public company CEO

-  Executive leadership

-  Industry experience

-  Global business experience

-  Financial and accounting experience

   investment professional and a series of executive management positions in business integration, strategic planning, investment operations, shareholder services and finance. Through his decades of involvement, including as former Chairperson of our industry’s principal trade association, the Investment Company Institute, he has amassed a broad understanding of the larger context of investment management.

∎ Financial and accounting expertise: Mr. Flanagan obtained extensive financial accounting experience with a major international accounting firm and serving as chief financial officer of Franklin Resources. He is a chartered financial analyst and certified public accountant.

C. Robert Henrikson

Robert Henrikson has served as a non-executive director of our company since 2012. Mr. Henrikson was president and chief executive officer of MetLife, Inc. and Metropolitan Life Insurance Company from 2006 through 2011, and he served as a director of MetLife, Inc. from 2005, and as Chairman from 2006 through 2011. During his more than 39-year career with MetLife, Inc., Mr. Henrikson held a number of senior positions in that company’s individual, group and pension businesses. He currently serves on the Bipartisan Policy Center’s Commission on Retirement Security and Personal Savings and the Board of Directors of the Bipartisan Center. Mr. Henrikson is a former Chairman of the American Council of Life Insurers, a former Chairman of the Financial Services Forum and a director emeritus of the American Benefits Council. Mr. Henrikson also serves as Chairman of the board of the S.S. Huebner Foundation for Insurance Education, as a trustee emeritus of Emory University and a member of the board of directors of Americares. Mr. Henrikson earned a bachelor’s degree from the University of Pennsylvania and a J.D. degree from Emory University School of Law. In addition, he is a graduate of the Wharton School’s Advanced Management Program.

Director qualifications

∎ Former public company CEO, relevant industry experience: Mr. Henrikson’s more than 39 years of experience in the financial services industry, which includes diverse positions of increasing responsibility leading to his role as chief executive officer of MetLife, Inc., have provided him with an in-depth understanding of our industry.

∎ Public company board experience: Mr. Henrikson served on the Board of Directors of Swiss Re from 2012 to 2018. Until 2011, Mr. Henrikson served as the chairperson of the board of MetLife, Inc.

C. Robert Henrikson

Non-executive director

Age            Tenure

71               7 Years

Committees:

- Audit

- Compensation (Chair)

- Nomination and Corporate

  Governance

Qualifications:

-  Public company CEO

-  Executive leadership

-  Industry experience

-  Global business experience

-  Public company board experience

Denis Kessler

Denis Kessler has served as a non-executive director of our company since 2002. Mr. Kessler is Chairman and chief executive officer of SCOR SE. Prior to joining SCOR, Mr. Kessler was Chairman of the French Insurance Federation, senior executive vice president and member of the executive committee of the AXA Group and executive vice chairman of the French Business Confederation. Mr. Kessler previously served as a member of the supervisory board of Yam Invest N.V. from 2008 until 2014, a privately-held company. Mr. Kessler is a professor with advanced degrees in economics and social sciences, and a Fellow of the French Institute of Actuaries. He holds a PhD in economics and is a graduate of Ecole des Hautes Etudes Commerciales (HEC Paris). He holds honorary degrees from the Moscow Academy of Finance and the University of Montreal.

While Mr. Kessler is currently the CEO and Chairperson of a public company and serves as an outside director of two public companies (Invesco and BNP Paribas), he has demonstrated a continued commitment to Invesco, which is reflected, in part, by his attendance at all but one of Invesco’s Board of Director’s meetings and all but one of the Board’s Committees’ meetings during 2018. Mr. Kessler’s unique perspective, fueled by his experience as an economist, his diverse international business experience and current position with a major global reinsurance company, significantly enhances the skill set of our Board of Directors by providing, among other things, valuable insight into both the investment management industry’s macro-economic positioning over the long term across multi-geographies as well as our company’s particular challenges within that industry. The fact that his current position and experience is in a similar industry as the company,

Denis Kessler

Non-executive director

Age            Tenure

66               17 Years

Committees:

-  Audit

-  Compensation

-  Nomination and Corporate Governance

Qualifications:

-  Public company CEO

-  Executive leadership

-  Industry experience

-  Global business experience

-  Public company board experience

combined with his 17 years of service on our Board, allows Mr. Kessler to quickly achieve a sophisticated understanding of the issues to be addressed by the company and its industry.

Director qualifications

∎ Public company CEO, relevant industry experience: Mr. Kessler’s experience as an economist and chief executive of a major global reinsurance company have combined to give him valuable insight into both the investment management industry’s macro-economic positioning over the long term as well as our company’s particular challenges within that industry.

∎ Global business experience: Mr. Kessler’s experience as a director of a variety of international public companies in several industries over the years enables him to provide effective counsel to our Board on many issues of concern to our management.

∎ Public company board experience: Mr. Kessler currently serves on the boards of SCOR SE and BNP Paribas SA (accounts committee (president)). He previously served on the boards of directors of Bollore from 1999 until 2013, Fonds Strategique d’Investissement from 2008 until 2013 and Dassault Aviation from 2003 until 2014.

Sir Nigel Sheinwald

Sir Nigel Sheinwald has served as a non-executive director of our company since 2015. Sir Nigel was a senior British diplomat who served as British Ambassador to the United States from 2007 to 2012, before retiring from Her Majesty’s Diplomatic Service. Previously, he served as Foreign Policy and Defence Adviser to the Prime Minister from 2003 to 2007 and as British Ambassador and Permanent Representative to the European Union in Brussels from 2000 to 2003. Sir Nigel joined the Diplomatic Service in 1976 and served in Brussels, Washington, Moscow, and in a wide range of policy roles in London. From 2014 to 2015, Sir Nigel served as the Prime Minister’s Special Envoy on intelligence and law enforcement data sharing. Sir Nigel also serves as a non-executive director of Raytheon UK and a senior advisor to the Universal Music Group and Tanium, Inc. He is also a visiting professor and member of the Council at King’s College, London. In addition, Sir Nigel is the Chairperson of the U.S.-U.K. Fulbright Education Commission and serves on the Advisory Boards of the Ditchley Foundation, BritishAmerican Business and the Centre for European Reform. He is an Honorary Bencher of the Middle Temple, one of London’s legal inns of court. Sir Nigel received his M.A. degree from Balliol College, University of Oxford, where he is now an Honorary Fellow.

Director qualifications

∎ Global and governmental experience, executive leadership: Sir Nigel brings unique global and governmental perspectives to the Board’s deliberations through his more than 35 years of service in Her Majesty’s Diplomatic Service. His extensive experience leading key international negotiations and policy initiatives, advising senior members of government and working closely with international businesses positions him well to counsel our Board and senior management on a wide range of issues facing Invesco. In particular, Sir Nigel’s experience in the British government is a valuable resource for advising the Board with respect to the challenges and opportunities relating to regulatory affairs and government relations.

∎ Public company board experience: Sir Nigel currently serves on the Board of Directors of Royal Dutch Shell plc (Chair of the Corporate and Social Responsibility Committee and member of the Remuneration Committee).

Sir Nigel Sheinwald

Non-executive director

Age            Tenure

65               4 Years

Committees:

-  Audit

-  Compensation

-  Nomination and Corporate Governance

Qualifications:

-  Executive leadership

-  Government experience

-  Public company board experience

G. Richard Wagoner, Jr.

G. Richard (“Rick”) Wagoner, Jr. has served as a non-executive director of our company since 2013. Upon Mr. Johnson’s retirement from the Board in May 2019, Mr. Wagoner will serve as Chairperson of the Board. Mr. Wagoner served as Chairman and chief executive officer of General Motors Corporation (“GM”) from 2003 through March 2009, and had been president and chief executive officer since 2000. Prior positions held at GM during his 32-year career with that company include president and chief operating officer, executive vice president and president of North American operations, executive vice president, chief financial officer and head of worldwide purchasing, and president and managing director of General Motors do Brasil. On June 1, 2009, GM and its affiliates filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York, seeking relief under Chapter 11 of the U.S. Bankruptcy Code. Mr. Wagoner was not an executive officer or director of GM at the time of that filing. Mr. Wagoner is a member of the board of directors of several privately-held companies. In addition, he advises several financial firms, start-ups and early-stage ventures. Mr. Wagoner is a member of the Virginia Commonwealth University Board of Visitors, the Duke Kunshan University Advisory Board and the Duke University’s Health System Board of Directors. He is also a member of the Leapfrog Group Board of Directors, a nonprofit organization. In addition, he is a honorary member of the mayor of Shanghai, China’s International Business Leaders Advisory Council. Mr. Wagoner received his B.A. from Duke University and his M.B.A. from Harvard University.

Director qualifications

∎ Former public company CEO, global business experience: Mr. Wagoner brings to the Board valuable business, leadership and management insights into strategic direction and international operations gained from his 32-year career with GM.

∎ Financial and accounting expertise: Mr. Wagoner also brings significant experience in public company financial reporting and corporate governance matters gained through his service with other public companies. He has been designated as one of our audit committee’s financial experts, as defined under rules of the Securities and Exchange Commission (“SEC”).

∎ Public company board experience: Mr. Wagoner has served on the Board of Graham Holdings Company (audit committee) since 2010.

G. Richard Wagoner, Jr.

Non-executive director and Chairperson Elect

Age            Tenure

66               6 Years

Committees:

-  Audit

-  Compensation

-  Nomination and Corporate Governance

Qualifications:

-  Public company CEO

-  Executive leadership

-  Global business experience

-  Financial and accounting experience

-  Public company board experience

Phoebe A. Wood

Phoebe Wood has served as a non-executive director of our company since 2010. She is currently a principal at CompaniesWood and served as vice chairman, chief financial officer and in other capacities at Brown-Forman Corporation from 2001 until her retirement in 2008. Prior to Brown-Forman, Ms. Wood was vice president, chief financial officer and a director of Propel Corporation (a subsidiary of Motorola) from 2000 to 2001. Previously, Ms. Wood served in various capacities during her tenure at Atlantic Richfield Company (ARCO) from 1976 to 2000. Ms. Wood currently serves on the boards of trustees for the Gheens Foundation, the American Printing House for the Blind, and Pitzer College. Ms. Wood received her A.B. degree from Smith College and her M.B.A. from University of California Los Angeles.

Director qualifications

∎ Executive leadership, global business experience: Ms. Wood has extensive experience as both a director and a member of senior financial management of public companies in a variety of industries.

∎ Financial and accounting expertise: Ms. Wood has significant accounting, financial and business expertise, which is valuable to our directors’ mix of skills, and she has been designated as one of our audit committee’s financial experts, as defined under rules of the SEC.

∎ Public company board experience: Ms. Wood serves on the following boards: Leggett & Platt, Incorporated (compensation (Chair)), Pioneer Natural Resources Company (audit, nominating and corporate governance committees (Chair)) and PPL Corporation (compensation, governance and nominating committees).

Phoebe A. Wood

Non-executive director

Age            Tenure

65               9 Years

Committees:

-  Audit (Chair)

-  Compensation

-  Nomination and Corporate Governance

Qualifications:

-  Executive leadership

-  Global business experience

-  Financial and accounting expertise

-  Public company board experience

Retiring director

Ben F. Johnson III

Ben Johnson has served as Chairperson of our company since 2014 and as a non-executive director of our company since 2009. Mr. Johnson served as the managing partner at Alston & Bird LLP from 1997 to 2008. He was named a partner at Alston & Bird in 1976, having joined the firm in 1971. He earned his B.A. degree from Emory University and his J.D. degree from Harvard Law School.

Director qualifications

∎ Executive leadership, legal expertise: Mr. Johnson possesses more than a decade of experience leading one of the largest law firms in Atlanta, Georgia, where Invesco was founded and grew to prominence. His more than 30-year career as one of the region’s leading business litigators has given Mr. Johnson deep experience of the types of business and legal issues that are regularly faced by large public companies such as Invesco.

∎ Civic and private company board leadership: Mr. Johnson serves on the Executive Committee of the Atlanta Symphony Orchestra and as a Trustee of The Carter Center and the Charles Loridans Foundation. Mr. Johnson is Chair Emeritus of Atlanta’s Woodward Academy, having served as Chair from 1983 to 2018, and served as Chair of the Board of Trustees of Emory University from 2000-2013.

Ben F. Johnson III Chairperson of the Board Age Tenure 75 10 Years Committees: - Audit - Compensation - Nomination and Corporate Governance Qualifications: - Executive leadership - Legal expertise

Director independence
For a director to be considered independent, the Board must affirmatively determine that the director does not have any material relationship with the company either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. Such determinations are made and disclosed according to applicable rules established by the New York Stock Exchange (“NYSE”) or other applicable rules. As part of its independence determinations, the Board considers any direct or indirect relationship between a director (or an immediate family member of such director) and the company or any third party involved with the company. As part of its independence determinations with respect to director Sarah E. Beshar, the Board considered (i) a real estate lease by the company of certain office space located in New York, New York from Marsh & McLennan (“MMC”) which employs Ms. Beshar’s spouse as an executive officer (Executive Vice President and General Counsel); and (ii) various human resources-related transactional and administration services (e.g., third-party benefits administration and benchmarking market data) which are non-professional and nonadvisory in nature provided by subsidiaries of MMC. The total amount paid to MMC in 2018 for all such items was less than one percent (1%) of MMC’s 2018 publicly reported revenue. In accordance with the rules of the NYSE, the Board has affirmatively determined that it is currently composed of a majority of independent directors, and that the following current directors are independent and do not have a material relationship with the company: Sarah E. Beshar, Joseph R. Canion, C. Robert Henrikson, Ben F. Johnson III, Denis Kessler, Sir Nigel Sheinwald, G. Richard Wagoner, Jr. and Phoebe A. Wood.

Board evaluation process

1 Annual board and committee evaluations	The Board engages an independent external advisor specializing in corporate governance to coordinate the Board’s self assessment by its members. The advisor has each director review a questionnaire and then performs one-on-one confidential interviews with directors. In addition to the questionnaires and interviews of each director, interviews are also conducted with those members of executive management who attend Board meetings on a regular basis.

2 Report to board	The advisor prepares and presents in person a report to the Board, which discusses the findings of the advisor based upon its reviews. The report also discusses governance trends which the Board may want to take into consideration.

3 Board and committee review	The Board then discusses the evaluation to determine what action, if any, could further enhance the operations of the Board and its committees.

Director recruitment
The nomination and corporate governance committee identifies and adds new directors using the following process:

1 Determine candidate pool

The nomination and corporate governance committee reviews and updates its criteria for prospective directors based on succession planning for directors, to fill gaps in skill sets among current directors and to address new or evolving needs of the company. The company utilizes each of the following recommendations to aid in this process:

- Directors

- Independent search firms

2 Review recommendations	Candidates meet with members of the nomination and corporate governance committee, the Board Chair and the other Board members who assess candidates based on several factors, including whether the nominee has skills that will meet the needs of the company’s long-term strategic objectives and will bring diversity of thought, global perspective, experience and background to our Board. While the Committee routinely considers diversity as a part of its deliberations, it has no formal policy regarding diversity.

3 Make recommendations to the board	Due diligence is conducted, including soliciting feedback on potential candidates from persons outside the Company. Qualified candidates are presented to the Board of Directors.

4 Outcome	Three new directors since 2013 adding the following skills and traits to our Board:
	- Gender Diversity - Public Company CEO - Global business leadership - Government experience - Financial and accounting expertise	- Industry experience - Non-U.S. Directors - Legal Experience - Executive leadership

The nomination and corporate governance committee believes there are certain minimum qualifications that each director nominee must satisfy in order to be suitable for a position on the Board, including that such nominee:

∎ be an individual of the highest integrity and have an inquiring mind, a willingness to ask hard questions and the ability to work well with others;

∎ be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

∎ be willing and able to devote sufficient time to the affairs of the company and be diligent in fulfilling the responsibilities of a director and Board committee member; and

∎ have the capacity and desire to represent the best interests of the shareholders as a whole.

Shareholder Engagement

Why we engage One of our key priorities is ensuring robust outreach and engagement with our shareholders in order to:

∎ Provide transparency into our business, governance practices and compensation programs	∎ Determine which issues are important to our shareholders and share our views on those issues	∎ Identify emerging trends or issues that may impact our business and influence our practices

How we engage

1 Investor relations and senior management	We provide institutional investors with many opportunities to provide feedback to senior management by participating in conferences, one-on-one and group meetings throughout the year.

2 Shareholders

Consistently for many years, we have engaged with representatives of our major shareholders through conference calls that occur outside of proxy season. These exchanges cover our executive compensation program, risk management, ESG, strategic planning processes and current and emerging governance practices generally and specifically with respect to Invesco.

In the fall of 2018, we invited our top 30 shareholders representing approximately 55% of our outstanding shares[1] to engage with us as part of our annual shareholder outreach program. In the fall and winter of 2018, we held telephonic meetings with all shareholders who accepted our invitation – 11 of our shareholders representing approximately 19% of our outstanding shares.[1] During the meetings, these shareholders provided feedback on our executive compensation programs, governance topics in general and specific to the company and thoughts on ESG topics.

Our management team provides candid and fulsome feedback to our full Board of these meetings.

[1]  As of October 31, 2018

3 Board involvement

Our Chairperson of the Board and the Chairperson of our compensation committee have participated in certain shareholder and proxy advisor meetings to provide board perspective and gain insights. Both the participating directors and management provide feedback to our full Board based on such meetings.

4 Outcomes from investor feedback

Based upon our outreach to shareholders consistently each year for many years, we have instituted numerous changes, including:

-  Adopted proxy access

-  Declassified our Board

-  Established incentive targets for our CEO and each of our senior managing directors

-  Established quantitative measures for company performance

-  Added relative total shareholder return as a second measure for performance-based awards

-  Added a“robust” compensation timeline that highlights our compensation committee’s responsibilities and the alignment between pay and performance to enhance transparency

-  Enhanced our proxy disclosures regarding risk management, ESG and strategic planning

-  Highlighted our Corporate Social Responsibility Report, which is posted on our website

Communications with the Chairperson and other non-executive directors
Any interested party may communicate with the Chairperson of our Board or to our non-executive directors as a group at the following address:

Invesco Ltd. 1555 Peachtree Street N.E.
Atlanta, Georgia 30309
Attn: Office of the Secretary

Communications will be distributed to the Board, or to any of the Board’s committees or individual directors as appropriate, depending on the facts and circumstances of the communication. In that regard, the Invesco Board does not receive certain items which are unrelated to the duties and responsibilities of the Board.

In addition, the company maintains the Invesco Compliance Reporting Line for its employees or individuals outside the company to report complaints or concerns on an anonymous and confidential basis regarding questionable accounting, internal accounting controls or auditing matters and possible violations of the company’s Code of Conduct or law. Further information about the Invesco Compliance Reporting Line is available at www.invesco.com (the “company’s website”).

Non-employees may submit any complaint regarding accounting, internal accounting controls or auditing matters directly to the audit committee of the Board of Directors by sending a written communication to the address given below:

Audit Committee
Invesco Ltd. 1555 Peachtree Street N.E.
Atlanta, Georgia 30309
Attn: Office of the Secretary

Corporate Governance

Corporate governance guidelines
The Board has adopted Corporate Governance Guidelines (“Guidelines”) and Terms of Reference for our Chairperson and for our Chief Executive Officer, each of which is available in the corporate governance section of the company’s website. The Guidelines set forth the practices the Board follows with respect to, among other matters, the composition of the Board, director responsibilities, Board committees, director access to officers, employees and independent advisors, director compensation and performance evaluation of the Board.

Board leadership structure
As described in the Guidelines, the company’s business is conducted day-to-day by its officers, managers and employees, under the direction of the Chief Executive Officer and the oversight of the Board, to serve the interest of our clients and enhance the long-term value of the company for its shareholders. The Board is elected by the shareholders to oversee our management team and to seek to assure that the long-term interests of the shareholders are being served. In light of these differences in the fundamental roles of the Board and management, the company has chosen to separate the Chief Executive Officer and Board Chairperson positions. The Board believes separation of these roles: (i) allows the Board to more effectively monitor and evaluate objectively the performance of the Chief Executive Officer, such that the Chief Executive Officer is more likely to be held accountable for his performance; (ii) allows the non-executive Chairperson to control the Board’s agenda and information flow; and (iii) creates an atmosphere in which other directors are more likely to challenge the Chief Executive Officer and other members of our senior management team. For these reasons, the company believes that this board leadership structure is currently the most appropriate structure for the company. Nevertheless, the Board may reassess the appropriateness of the existing structure at any time, including following changes in board composition, in management or in the character of the company’s business and operations.

Code of conduct and directors’ code of conduct
As part of our ethics and compliance program, our Board has approved a code of ethics (the “Code of Conduct”) that applies to our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions, as well as to our other officers and employees. The Code of Conduct is posted on the company’s website. In addition, we have adopted a separate Directors’ Code of Conduct that applies to all members of the Board. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Conduct for our directors and executive officers by posting such information on the company’s website. The company maintains a compliance reporting line, where employees and individuals outside the company can anonymously submit a complaint or concern regarding compliance with applicable laws, rules or regulations, the Code of Conduct, as well as accounting, auditing, ethical or other concerns.

Board’s role in risk oversight
The Board has principal responsibility for oversight of the company’s risk management processes and for understanding the overall risk profile of the company. Though Board committees routinely address specific risks and risk processes within their purview, the Board has not delegated primary risk oversight responsibility to a committee.

We are committed to continually strengthening and refining our risk management approach and process. We believe a key factor in our ability to manage through all market cycles is our integrated approach to risk management. Risk management is embedded in our daily operating activities, our day-to-day decision making as well as our strategic planning and decision making process. Our risk management framework provides the basis for consistent and meaningful risk dialogue up, down and across the company. Broadly, our approach includes two governance structures: (i) our Global Performance and Risk Committee assesses core investment risks; and (ii) our Corporate Risk Management Committee assesses strategic, operational and all other business risks. A network of business unit, geographic and specific risk management committees, under the auspices of the Corporate Risk Management Committee, maintains an ongoing risk assessment, management and monitoring process that provides a bottom-up perspective on the specific risks existing in various domains of our business.

At each Board meeting, the Board reviews and discusses with senior management information pertaining to risk provided by the Global Performance and Risk Committee and the Corporate Risk Management Committee. In these sessions senior management reviews and discusses with the Board the most significant risks facing the company. The Board also reviews and approves the company’s risk appetite statement and crisis management framework. By receiving these regular reports, the Board maintains a practical understanding of the risk philosophy, culture and risk appetite of the company. In addition, Board and committee agenda items on various topics regarding our business include discussion on risks inherent in our business as well as those introduced by new business developments. Through this regular and consistent risk communication, the Board has reasonable assurance that all material risks of the company are being addressed and that the company is propagating a risk-aware culture in which effective risk management is built into the fabric of the business.

In addition, the compensation committee annually assesses the risks of our compensation policies and practices for all employees. The compensation committee has concluded our policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. In reaching this conclusion, the compensation committee considered the input of a working group comprised of representatives from our human resources and finance departments that reviewed each of Invesco’s compensation plans.

Invesco’s compensation programs are designed to reward success over the long-term, promote a longer term view of risk and return in decision making and protect against incentives for inappropriate risk taking. Examples of risk mitigation in our compensation program design include:

∎  The compensation committee considers multiple performance metrics in establishing the company-wide annual incentive pool each year, so no one metric creates an undue reward that might encourage excessive risk taking. The Committee does not attempt to rank or assign relative weight to any factor, but instead applies its judgment in considering them in their entirety;

∎  The vast majority of investment professional bonus plans have multi-year measurement periods, caps on earnings and discretionary components;

∎  Sales and commission plans generally contain multiple performance measures and discretionary elements; and

∎  Executives receive a substantial portion of compensation in the form of long-term equity that vests over multi-year periods. Time-based equity awards vest ratably over a four-year period. Performance-based equity awards are subject to a three-year performance period and three-year cliff vesting. As in the past, the achievement of financial performance for the performance-based equity awards must be certified by the compensation committee and the awards are subject to a clawback. Executives are also subject to our stock ownership policy.

The audit committee routinely receives reports from the control functions of finance, legal, compliance and internal audit. The Global Head of Internal Audit reports to the Chairperson of the audit committee. The audit committee oversees the internal audit function’s planning and resource allocation in a manner designed to ensure testing of controls and other internal audit activities are appropriately prioritized in a risk-based manner. The audit committee also seeks to assure that appropriate risk-based inputs from management and internal audit are communicated to the company’s independent public auditors.

Investment and corporate stewardship - environmental, social and governance (“ESG”) responsibility

Invesco’s distinct and differentiated approach to investment and corporate stewardship is guided by our purpose - to deliver an investment experience that helps people get more out of life. We are rooted in the belief that our role as one of the world’s leading independent investment management organizations is to serve as a trusted partner to our clients, shareholders and communities. Our progress in strengthening our stewardship across both investment and corporate lines continues to underscore Invesco’s commitment to responsible investing. Invesco is committed to fostering greater transparency and continuous improvement with regard to responsible investment and corporate stewardship within our business. Below are some of the actions Invesco is taking to meet these commitments.

Invesco’s Investment Stewardship

∎  In June 2013, Invesco became a signatory to the United Nations Principles for Responsible Investment (“PRI”), which is the leading global responsible investment network of investment managers. Invesco has received an annual rating from PRI on Strategy and Governance of an “A+”, representing a score of 95% or higher, for two consecutive years. In all eight categories tracked by PRI, Invesco matched or outperformed its peer group, reflecting our commitment and success in this area. Invesco’s PRI transparency report is publicly available at www.unpri.org. Invesco is also a signatory to the UK Stewardship Code and Japan Stewardship Code, which, like PRI, promote active engagement in corporate governance. Additional information about Invesco’s commitment to Principles for Responsible Investment is available under the About Us tab on the company’s website.

∎  Invesco believes the voting of proxies should be managed with the same care as all other elements of the investment process. The proxy voting process at Invesco, which is driven by investment professionals, focuses on maximizing long-term value for our clients, protecting clients’ rights and promoting governance structures and practices that reinforce the accountability of corporate management and boards of directors to shareholders. Invesco’s Investment Stewardship and Proxy Voting Annual Report is also available under the About Us tab on the company’s website.

∎  Our company is a constituent of the FTSE4Good Index Series, which seeks to help investors identify organizations with good track records of corporate social responsibility.

Invesco’s Corporate Stewardship

∎  The Invesco Corporate Responsibility Committee (“CRC”), which includes executive management sponsorship and representation, oversees and drives the company’s global corporate and investment stewardship programs and policy. The committee, working in coordination with global workstreams, drives the strategy, oversight and governance of our internal programs and demonstrates Invesco’s broad executive leadership commitment to responsible investment. The CRC provides direction to Invesco’s investment and corporate stewardship leaders on core ESG topics, participation in industry advocacy and policy efforts and participation in charitable and community organizations to enhance our impact in sustainable global efforts.

∎   Invesco has also made significant progress in reducing our impact on the environment at a number of our global locations. Our Atlanta, Dublin, Frankfurt, Henley, Houston, Hyderabad, London, New York, Prince Edward Island and Toronto locations, which comprise approximately 80% of Invesco’s employees around the world, are ISO 14001 registered – a certification that Invesco has the framework in place to effectively manage its environmental responsibilities.

∎   Invesco has received certification in the Leadership in Energy and Environmental Design (LEED) program. Our Hyderabad office achieved the highest platinum standard, while our New York office achieved the gold standard and our Atlanta headquarters and Houston office achieved the silver standard. LEED certification is globally recognized as the premier mark of achievement in green building.

∎   Invesco participates in the Carbon Disclosure Project, reporting on carbon emissions and reduction management processes and our commitment to sound environmental practices is summarized in our Global Carbon Emissions and Environmental Corporate Policy Statement found under the About Us tab on the company’s website.

∎   We are a member of the Clean Seas campaign and removed 4.05 tons of single use plastic across our corporate properties and participate in the PRI Plastics Advisory Committee committed to raising investor awareness and to develop and support engagement on plastics.

∎   We achieved the quadruple rating for the Carbon Trust Standard in the UK reducing carbon by 36%, waste by 11% and water by 29.6%. Invesco is the only asset manager to achieve the quadruple rating in the UK.

∎   In 2018, our company was named one of the best places to work in money management by Pensions and Investments®.

∎   Our company provides equal opportunity in its employment and promotion practices and encourages employees to play active roles in the growth and development of the communities in which they live and work. Invesco conducts regular employee surveys to monitor employee satisfaction with results showing consistently high levels of employee engagement driven by many positive factors including employees’ perspectives regarding ethics and values at the company, the company’s strategy and direction, and opportunity for personal development.

∎   Invesco has also demonstrated its commitment to improving diversity across our global business as discussed in greater detail below.

∎   Employees are provided with a variety of elements to enable them to stay healthy, maintain a work-life balance and plan for retirement. These rewards include:

–   Comprehensive health and wellness programs

–   Retirement savings plans

–   Life insurance and income-protection benefits

–   Holiday and time-off benefits

–   Flexibility to help balance work and family responsibilities

–   Opportunities to develop professional skills and knowledge

–   Opportunities to contribute to their community

–   Opportunities to become an Invesco shareholder through our employee stock purchase plan

A+ PRI rating for Strategy and Governance and Fixed Income for two consecutive years[1]	$67 Billion in sustainability offerings[2]	32% Of all of Invesco’s listed funds rated High/Above Average for Sustainability[3]	2018 Global ESG Innovation Asset Manager of the Year[4]

1 2018 Assessment Report for Invesco Ltd., PRI

2 As of December 31, 2018

3 Morningstar Sustainability ratings 280 of 882 as of October 31, 2018

4 Strategic Insights Chief Investment Officer Industry Innovation Awards

We believe in the power of diversity

Fundamentally, we believe that in order to best help our clients and employees get more out of life, our workforce should reflect the diversity of people and perspectives of today’s evolving society.

Our business success relies on engaging a highly diverse team of people across the globe who are client-focused, innovative and draw on a range of backgrounds and experiences to contribute their unique perspective. Ensuring a broad range of different experiences and backgrounds helps us create the diversity of thought needed to deliver a compelling investment experience for clients and ensure an engaging work environment for our people. This approach is a core attribute of our firm’s culture, which actively encourages our people to collaborate to find the best ideas and solutions for clients, leveraging the tremendous diversity of thought that exists across our global organization.

At Invesco, we’re committed to improving diversity at all levels and in all functions across our global business. Although diversity is very country and culturally specific, the need for greater gender diversity is a constant across the globe, which is why we are focusing on gender at the enterprise level. Today we have a diverse, talented pool of women across our global firm, but we aspire to have more women at senior levels and across all functions within our firm.

The CEO and senior managing directors of Invesco – the most senior leaders for key parts of our business – have adopted several principles for achieving our gender diversity targets. To demonstrate our commitment to senior-level accountability globally, the firm has adopted a four-point pledge (modelled on the UK Women in Finance charter). Specifically, the CEO and senior managing directors have pledged that:

∎   We are supportive of this initiative and will apply the initiative to Invesco globally with the CEO and each senior managing director responsible and accountable for gender diversity and inclusion;

∎   Globally, we have set a target for female representation of senior managers to be between 30% - 40% by 2020 (27% as of December 31, 2018);

∎   We will share high-level diversity and inclusion activities that will aid our achievement of the target and support having greater diversity across the globe; and

∎   Goals on gender diversity will be included for our CEO and the senior managing directors, as part of their overall performance goals, and to be in support of gender diversity and inclusion activities.

In support of our wider diversity and inclusion aspirations beyond gender, we have a variety of activities focused on engaging and developing the many talented people who work for Invesco, while also ensuring that we attract new talent from a broad range of backgrounds. These initiatives include programs focused on developing the next generation of leaders, training efforts intended to strengthen our inclusive culture and more robust recruitment practices to attract diverse talent into the firm.

All of these efforts are sponsored by the senior managing directors, supported by our senior leaders across the business, cascaded to our employees and captured in the firm’s business plans and leadership objectives.

Across the globe, we continue to build our partnerships and networks to optimize our diversity and inclusion activity. We are leveraging the efforts and success of our Invesco Women’s Network, which provides development and mentorship opportunities, creates networking events for women and men and partners with the business on its broader diversity and inclusion efforts.

Additionally, we work with a variety of external partners with the goal of improving diversity and inclusion within Invesco and across our industry, for example, we are active members in a number of local or regional public or industry initiatives such as the UK and North America Asset Management Diversity Project.

Invesco named one of the best places to work in asset management in 2018 by Pensions and Investments®
Invesco values our employees and their diverse perspectives. Our company provides equal opportunities in its employment and promotion practices, and encourages employees to play an active role in the growth and development of the communities in which they live and work.

To measure our progress in a number of areas and provide input that helps us further strengthen our culture, Invesco conducts regular internal surveys to measure and monitor employee engagement. The most recent results in 2017 showed continued high levels of employee engagement exceeding the “global high performing organizations” norm, a relevant benchmark provided by our employee survey provider, Willis Towers Watson. In 2017, the drivers of engagement included employees’ perspectives regarding ethics and values at the company, the company’s strategy and direction, and the degree to which employees feel empowered and involved in decisions.

Cyber Security
At a time when cyber threats are considered one of the most significant risks facing financial institutions, we continue to invest in our security capabilities to keep clients, employees, and critical assets safe, while enabling a secure and resilient business. We have designated a Chief Global Security Officer and have a global security program that combines information (including cyber) security, physical security, privacy, business security and recovery, and strategy and reporting under a single umbrella supported by an intelligence function that provides timely threat information.

Our information security program, led by our Chief Information Security Officer, is designed to oversee and maintain all aspects of information security risk to seek to ensure the confidentiality, integrity and availability of information assets. This includes the implementation of controls aligned with industry guidelines and applicable statutes and regulations to identify threats, detect attacks and protect these information assets. We have an incident response program that includes periodic testing and is designed to restore business operations as quickly and as orderly as possible in the event of a breach.

Our Board is responsible for overseeing the global security and information security programs and holding senior management accountable for its actions. This includes understanding our business needs and associated risks, providing management direction, reviewing periodic reports on program effectiveness and discussing management’s strategy and recommendations for managing risk.

Information About the Board and Its Committees

Board meetings and annual general meeting of shareholders
During the calendar year ended December 31, 2018, the Board held ten meetings (not including committee meetings). Each director attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by the Board and all committees of the Board on which he or she served during 2018. The Board does not have a formal policy regarding Board member attendance at shareholder meetings. All of our directors attended the 2018 Annual General Meeting. The non-executive directors (those directors who are not officers or employees of the company and who are classified as independent directors under applicable NYSE standards) meet in executive session generally at each of the Board’s in-person meetings each year. Ben F. Johnson III, our Chairperson and a non-executive director, presides at the executive sessions of the non-executive directors. Following Mr. Johnson’s retirement from the Board in May 2019, G. Richard Wagoner, Jr. will be assuming the role as Chairperson of the Board.

Committee membership and meetings
The current committees of the Board are the audit committee, the compensation committee and the nomination and corporate governance committee.

Below is a description of each committee of the Board. The Board has affirmatively determined that each committee consists entirely of independent directors according to applicable NYSE rules and rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Members:

Sarah E. Beshar

C. Robert Henrikson

Ben F. Johnson III

Denis Kessler

Sir Nigel Sheinwald

G. Richard Wagoner, Jr.

Phoebe A. Wood (Chair)

Independence:

Each member of the

committee is independent

and financially literate

Audit Committee

Financial Experts:

Ms. Wood and Mr.

Wagoner qualify

as defined by

SEC rules

Meetings in 2018:

12

The Audit Committee

Under its charter, the committee:

∎   is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and rules of the SEC and is also “financially literate,” as defined under NYSE rules;

∎   members are appointed and removed by the Board;

∎   is required to meet at least quarterly;

∎   periodically meets with the head of Internal Audit and the independent auditor in separate executive sessions without members of senior management present;

∎   has the authority to retain independent advisors, at the company’s expense, whenever it deems appropriate to fulfill its duties; and

∎   reports to the Board regularly.

The committee’s charter sets forth its responsibilities, including assisting the Board in fulfilling its responsibility to oversee:

∎   the company’s financial reporting, auditing and internal control activities, including the integrity of the company’s financial statements;

∎   the independent auditor’s qualifications and independence;

∎   the performance of the company’s internal audit function and independent auditor; and

∎   the company’s compliance with legal and regulatory requirements.

The committee’s charter is available on the company’s website.

Members:

Sarah E. Beshar

C. Robert Henrikson

(Chair)

Ben F. Johnson III

Denis Kessler

Sir Nigel Sheinwald

G. Richard Wagoner, Jr.

Phoebe A. Wood

Independence:

Each member of the

committee is independent

Meetings in 2018:

6

The Compensation Committee

Under its charter, the committee:

∎ is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules;

∎ members are appointed and removed by the Board;

∎ is required to meet at least four times annually; and

∎ has the authority to retain independent advisors, at the company’s expense, whenever it deems appropriate to fulfill its duties, including any compensation consulting firm.

The committee’s charter sets forth its responsibilities, including:

∎ annually approving the compensation structure for, and reviewing and approving the compensation of, senior officers and non-executive directors;

∎ overseeing the annual process for evaluating senior officer performance;

∎ overseeing the administration of the company’s equity-based and other incentive compensation plans; and
∎ assisting the Board with executive succession planning.

The committee’s charter is available on the company’s website.

Each year the committee engages a third-party compensation consultant to provide an analysis of, and counsel on, the company’s executive compensation program and practices. For a detailed discussion of executive compensation and the role of the third-party compensation consultant, please see Compensation Determination Process - Role of the independent compensation consultant below.

In addition, the committee meets at least annually to review and determine the compensation of the company’s non-executive directors. No executive officer of the company is involved in recommending or determining non-executive director compensation levels. See Director compensation below for a more detailed discussion of compensation paid to the company’s directors during 2018.

Members:

Sarah E. Beshar

Joseph R. Canion (Chair)

C. Robert Henrikson

Ben F. Johnson III

Denis Kessler

Sir Nigel Sheinwald

G. Richard Wagoner, Jr.

Phoebe A. Wood

Independence:

Each member of the

committee is independent

Meetings in 2018:

6

The Nomination and Corporate Governance Committee

Under its charter, the committee:

∎ is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules;

∎ members are appointed and removed by the Board;

∎ is required to meet at least four times annually; and

∎ has the authority to retain independent advisors, at the company’s expense, whenever it deems appropriate to fulfill its duties.

The committee’s charter sets forth its responsibilities, including:

∎ establishing procedures for identifying and evaluating potential nominees for director;

∎ recommending to the Board potential nominees for election; and

∎ periodically reviewing and reassessing the adequacy of the Corporate Governance Guidelines to determine whether any changes are appropriate and recommending any such changes to the Board for its approval.

The committee’s charter is available on the company’s website. For more information regarding the director recruitment process, see Information about Director Nominees - Director recruitment.

Director compensation
Directors who are Invesco employees do not receive compensation for their services as directors. The compensation committee annually reviews and determines the compensation paid to non-executive directors. The committee considers, among other things, the following policies and principles:

∎ that compensation should fairly pay the non-executive directors for the work, time commitment and efforts required by directors of an organization of the company’s size and scope of business activities, including service on Board committees;

∎ that a component of the compensation should be designed to align the non- executive directors’ interests with the long-term interests of the company’s shareholders; and
∎ that non-executive directors’ independence may be compromised or impaired if director compensation exceeds customary levels.

As a part of its annual review, the committee engaged Johnson Associates, Inc. (“Johnson Associates”) as a third-party consultant to report on comparable non- executive director compensation practices and levels. This report includes a review of director compensation at the same peer companies the committee considers for executive compensation practices. See page 47 for a list of our peers. Following the review of current market practices for directors of peer public companies, the compensation committee determined in December 2017 that the compensation for non-executives directors would remain the same for 2018. The compensation for non-executive directors for 2018 was as follows, with each fee component paid in quarterly installments in arrears:

Basic cash fee	Non-executive directors (other than the Chairperson of the Board) received an annual basic fee paid in cash in the amount of $120,000.
Chairperson fee	In lieu of the above basic cash fee, the Chairperson of the Board received an annual cash fee of $400,000.
Basic shares fee	Non-executive directors also received an annual award of shares in the aggregate amount of $145,000.
Audit Committee Chairperson fee	The Chairperson of the audit committee received an additional annual cash fee of $50,000.
Compensation and Nomination and Corporate Governance Committee Chairperson’s fee	The Chairperson of the compensation committee and the Chairperson of the nomination and corporate governance committee each received an additional annual cash fee of $15,000.

We also reimburse each of our non-executive directors for their travel expenses incurred in connection with attendance at Board of Directors and committee meetings. Directors do not receive any meeting or attendance fees. Following its annual review of current market practices for directors of peer public companies in December 2018, the compensation committee determined that the compensation for non-executive directors will remain the same for 2019.

Stock ownership policy for non-executive directors – All shares granted to our non-executive directors are subject to the Non-Executive Director Stock Ownership Policy. The policy generally requires each non-executive director to achieve and thereafter maintain an ownership level of at least 18,000 shares within seven years of such director’s first appointment as a non-executive director. Until such ownership level is achieved, each non-executive director is generally required to continue to retain at least 50% of all shares received as compensation from the company.

The following table shows the status of our non-executive directors meeting the requirements of the policy as of December 31, 2018.

1  Based on current compensation levels, it is anticipated that Ms. Beshar and Sir Nigel will each attain the share ownership goal within the period required by the policy.

2  Includes deferred shares awarded under our legacy Deferred Fees Share Plan.

Director compensation table for 2018 The following table sets forth the compensation paid to our non-executive directors for services during 2018.

Name	Fees earned or paid in cash ($)[1]	Share awards ($)[2]	Total ($)
Sarah E. Beshar	120,000	144,967	264,967
Joseph R. Canion	135,000	144,967	279,967
C. Robert Henrikson	135,000	144,967	279,967
Ben F. Johnson, III	400,000	144,967	544,967
Denis Kessler	120,000	144,967	264,967
Sir Nigel Sheinwald	120,000	144,967	264,967
G. Richard Wagoner, Jr.	120,000	144,967	264,967
Phoebe A. Wood	170,000	144,967	314,967

1	Includes the annual basic cash fee and, as applicable, Chairperson of the Board fee and committee Chairperson fees.
2	Reflects the grant date fair value for each share award. Share awards are 100% vested as of the date of grant.

The following table presents the grant date fair value for each share award made to each non-executive director during 2018.

2018 Director grant date fair value
Name	Date of grant 2/1/18 ($)	Date of grant 4/27/18 ($)	Date of grant 7/27/18 ($)	Date of grant 10/19/18 ($)	Total grant date fair value ($)
Sarah E. Beshar	36,246	36,248	36,228	36,245	144,967
Joseph R. Canion	36,246	36,248	36,228	36,245	144,967
C. Robert Henrikson	36,246	36,248	36,228	36,245	144,967
Ben F. Johnson III	36,246	36,248	36,228	36,245	144,967
Denis Kessler	36,246	36,248	36,228	36,245	144,967
Sir Nigel Sheinwald	36,246	36,248	36,228	36,245	144,967
G. Richard Wagoner, Jr.	36,246	36,248	36,228	36,245	144,967
Phoebe A. Wood	36,246	36,248	36,228	36,245	144,967

Information About the Executive Officers of the Company

In addition to Martin L. Flanagan, whose information is set forth above under Information about Director Nominees, the following is a list of individuals serving as executive officers of the company as of the date of this Proxy Statement. All company executive officers are elected annually by the Board and serve at the discretion of the Board or our Chief Executive Officer.

Kevin M. Carome

Kevin Carome has served as general counsel of our company since 2006. Previously, he was senior vice president and general counsel of Invesco’s U.S. retail business from 2003 to 2005. Prior to joining Invesco, Mr. Carome worked with Liberty Financial Companies, Inc. (LFC) where he was senior vice president and general counsel from 2000 through 2001. He joined LFC in 1993 as associate general counsel and, from 1998 through 2000, was general counsel of certain of its investment management subsidiaries. Mr. Carome began his career at Ropes & Gray. He is a trustee of the U.S. Powershares ETFs and a director of ICI Mutual Insurance Company, the U.S. investment management industry captive insurer. He earned two degrees, a B.S. in political science and a J.D., from Boston College.

Kevin M. Carome Senior Managing Director and General Counsel Age Tenure 62 16 Years

Andrew T.S. Lo

Andrew T. S. Lo has served as head of Invesco Asia Pacific since 2001. He joined our company as managing director for Invesco Asia in 1994. Mr. Lo began his career as a credit analyst at Chase Manhattan Bank in 1984. He became vice president of the investment management group at Citicorp in 1988 and was managing director of Capital House Asia from 1990 to 1994. Mr. Lo was Chairperson of the Hong Kong Investment Funds Association from 1996 to 1997 and a member of the Council to the Stock Exchange of Hong Kong and the Advisory Committee to the Securities and Futures Commission in Hong Kong from 1997 to 2001. He earned a B.S. and an MBA from Babson College in Wellesley, Massachusetts.

Andrew T.S. Lo Senior Managing Director and Head of Invesco Asia Pacific Age Tenure 57 25 Years

Gregory G. McGreevey

Gregory G. McGreevey has served as senior managing director, Investments, since March 2017, with responsibility for certain of Invesco’s global equity investment teams, equity trading, fixed income, Global Performance and Risk Group and investment administration. Previously, he was chief executive officer of Invesco Fixed Income from 2011 to March 2017. Prior to joining Invesco, Mr. McGreevey was president of Hartford Investment Management Co. and executive vice president and chief investment officer of The Hartford Financial Services Group, Inc. from 2008 to 2011. From 1997 to 2008, Mr. McGreevey served as vice chairman and executive vice president of ING Investment Management – Americas Region, as well as business head and chief investment officer for ING’s North American proprietary investments and chief executive officer of ING Institutional Markets. Before joining ING, Mr. McGreevey was president and chief investment officer of Laughlin Asset Management and president

Gregory G. McGreevey Senior Managing Director, Investments Age Tenure 56 8 Years

and chief operating officer of both Laughlin Educational Services and Laughlin Analytics, Inc. He is a Chartered Financial Analyst. Mr. McGreevey earned a B.B.A. from the University of Portland and an M.B.A. from Portland State University.

Colin D. Meadows

Colin Meadows has served as senior managing director and head of Private Markets and Global Institutional platforms since 2015. Mr. Meadows is also responsible for our digital wealth efforts, including Jemstep and Intelliflo and directs the firms corporate development strategy. Previously, he also served as chief administrative officer of Invesco from 2006 to November 2018. In September 2008, he expanded his role with responsibilities for operations and technology. In April 2014, his role further expanded to head alternative investments for the company. Mr. Meadows came to Invesco from GE Consumer Finance where he was senior vice president of business development and mergers and acquisitions. Prior to that role, he served as senior vice president of strategic planning and technology at Wells Fargo Bank. From 1996 to 2003, Mr. Meadows was an associate principal with McKinsey & Company, focusing on the financial services and venture capital industries, with an emphasis in the banking and asset management sectors. Mr. Meadows earned a B.A. in economics and English literature from Andrews University and a J.D. from Harvard Law School.

Colin D. Meadows Senior Managing Director and Head of Private Markets and Global Institutional Age Tenure 48 13 Years

Andrew R. Schlossberg

Andrew Schlossberg has served as senior managing director and head of the Americas since March 2019. In addition, Mr. Schlossberg has responsibility for the firm’s exchange-traded funds capabilities globally and for human resources. Previously, he was senior managing director and head of EMEA (which includes the UK, continental Europe and the Middle East) from 2016 to March 2019. Mr. Schlossberg joined Invesco in 2001 and has served in multiple leadership roles across the company, including his previous position as Head of US Retail Distribution and global exchange-traded funds for Invesco. He has also served as U.S. chief marketing officer, head of Global Corporate Development (overseeing business strategy and mergers and acquisitions), and in leadership roles in strategy and product development in the company’s North American Institutional and Retirement divisions. Prior to joining Invesco, Mr. Schlossberg worked with Citigroup Asset Management and its predecessors from 1996 to 2000. He earned a B.S. in finance and international business from the University of Delaware and an M.B.A. from the Kellogg School of Management at Northwestern University.

Andrew R. Schlossberg Senior Managing Director and Head of the Americas Age Tenure 45 18 Years

Doug J. Sharp

Doug Sharp has served as senior managing director and head of EMEA since March 2019 and is the Chair of the Board of Invesco UK (Invesco’s European Subsidiary Board). He has 14 years’ experience in the asset management industry. Mr. Sharp joined Invesco in 2008 and has served in multiple leadership roles across the company, including his previous role as the Head of EMEA Retail. Prior to that, he ran Invesco’s Cross Border retail business, as well as serving as the Head of Strategy and Business Planning and as Chief Administrative Officer for Invesco’s US institutional business. Mr. Sharp joined Invesco from the strategy consulting firm McKinsey & Company, where he served clients in the financial services, energy and logistics sectors. Mr. Sharp earned an M.B.A. from the Tuck School of Business at Dartmouth College, a master’s degree in accounting from Georgia State University and a B.A. in economics from McGill University.

Doug J. Sharp Senior Managing Director and Head of EMEA Age Tenure 44 11 Years

Loren M. Starr

Loren Starr has served as senior managing director and chief financial officer of our company since 2005. His current responsibilities include finance, accounting, tax, investor relations, corporate strategy and Invesco’s private markets platform. Prior to joining Invesco, he served from 2001 to 2005 as senior vice president and chief financial officer of Janus Capital Group Inc., after working as head of corporate finance from 1998 to 2001 at Putnam Investments. Prior to these positions, Mr. Starr held senior corporate finance roles with Lehman Brothers and Morgan Stanley & Co. He served as a past Chairperson of the Association for Financial Professionals and is the Chairman of the Georgia Leadership Institute for School Improvement. Mr. Starr also serves on the boards of the Atlanta Track Club and the Woodruff Arts Center. Mr. Starr was named one of the best US CFOs by Institutional Investor magazine. He earned a B.A. in chemistry and B.S. in industrial engineering from Columbia University, as well as an M.B.A. from Columbia and an M.S. in operations research from Carnegie Mellon University.

Loren M. Starr Senior Managing Director and Chief Financial Officer Age Tenure 57 14 Years

Mark Giuliano

Mark Giuliano has served as chief administrative officer since November 2018 and has served as Invesco’s Chief Security Officer since 2016. He was previously Managing Director and Global Head of Security, Technology and Operations. His responsibilities include overseeing Technology, Investment Operations, North America Transfer Agency, Global Security, Global Corporate Services and Invesco Trust Company Departments. Mr. Giuliano joined Invesco in 2016 after serving over 28 years with the Federal Bureau of Investigation (FBI). While at the FBI, Mr. Giuliano served in a number of leadership roles, including Special Agent in charge of the Atlanta division and executive assistant director of the National Security Branch, before retiring as the Deputy Director and Chief Operating Officer. Mr. Giuliano earned a degree in business economics from the College of Wooster.

Mark Giuliano Chief Administrative Officer Age Tenure 57 3 Years

Departing Executive Officer

Philip A. Taylor

Philip Taylor has served as vice chair since March 2019. In his role as vice chair, Mr. Taylor continues to oversee activities in connection with the planned acquisition of Oppenheimer Funds and the succession of Mr. Schlossberg into Mr. Taylor’s former role with the company. Previously, he served as senior managing director and head of Invesco’s Americas business from 2012 to March 2019 and had responsibility for the firm’s exchange-traded funds capabilities globally and for human resources. Prior to becoming Head of Americas, Mr. Taylor served as Head of Invesco’s North American Retail business since 2006. He joined Invesco Canada in 1999 as senior vice president of operations and client services and later became executive vice president and chief operating officer. He was named chief executive officer of Invesco Canada in 2002. Mr. Taylor is a member of the dean’s advisory council of the Schulich School of Business and is involved in a number of music, arts and cultural activities in Canada. Mr. Taylor received a Bachelor of Commerce degree from Carleton University and an M.B.A. from the Schulich School of Business at York University.

Philip A. Taylor Vice Chair (formerly Senior Managing Director and Head of the Americas) Age Tenure 64 20 Years

Executive Compensation

Compensation discussion and analysis
This Compensation Discussion and Analysis (“CD&A”) provides information about Invesco’s business, 2018 financial performance, our disciplined approach to compensation and 2018 compensation decisions for our Named Executive Officers (“NEOs”) listed below.

Martin L. Flanagan	Loren M. Starr	Andrew T.S. Lo
President and Chief	Senior Managing Director	Senior Managing Director
Executive Officer (“CEO”)	and Chief Financial Officer	and Head of Asia Pacific

Gregory G. McGreevey	Philip A. Taylor
Senior Managing Director,	Senior Managing Director
Investments	and Head of the Americas

1	Introduction

Invesco shareholder value framework

Invesco is committed to creating long-term shareholder value. While our financial results are affected by global capital market conditions that are beyond our control, our executives are able to directly influence key drivers that create long-term shareholder value.

Invesco’s framework for long-term shareholder value creation is based on:

Invesco’s commitment to delivering shareholder value is aligned with the Purpose-driven way we manage our business. To meet the needs of our clients, we focus on delivering strong, long-term investment performance, providing a comprehensive range of investment capabilities, seeking to ensure deep and stable investment teams, and running a disciplined global business. Our focus on delivering the outcomes our clients seek enables us to grow our business by attracting new assets under management (“AUM”) and retain the AUM of our existing clients, resulting in positive organic revenue growth over the longer term.

Investing for the long-term is an important element of our strategy. Our diversified investment capabilities – in terms of investment objectives, styles, client types, and geographies – enable us to meet client needs through differing market cycles across the globe. We also strive to give clients greater value for their money, which, first and foremost, means competitively priced products, as well as investor education, thought leadership, digital platforms and other “value adds” that create an enhanced client experience.

Our strong global operating platform allows us to operate effectively and efficiently and is an important driver of our operating leverage that benefits clients and shareholders. We take advantage of our operating leverage in numerous areas of our business and most notably in our client, operational and technology focused support areas. By doing so we are able to meet current client demands, invest for future growth and consistently create value for our shareholders over the long-term.

Invesco strives to maintain our financial strength through disciplined capital management and return capital to shareholders on a consistent and predictable basis.

All of this – and the combined efforts of our highly collaborative teams across Invesco – put us in a strong competitive position to help us continue to deliver value to our clients and our shareholders.

Shareholder engagement on executive compensation
The Annual General Meeting of Shareholders provides our shareholders with the opportunity to:
∎ evaluate our executive compensation philosophy, policies and practices;
∎ assess the alignment of executive compensation with Invesco’s results; and
∎ cast an advisory vote to approve the company’s executive compensation.

At the 2018 Annual General Meeting of Shareholders, the say-on-pay advisory vote received shareholder support with 62% of the votes cast in favor of our executives’ compensation.

Invesco’s Board recognizes the importance of executive compensation decisions to our shareholders and encourages open and constructive dialogue. Each year, Invesco engages with key shareholders to solicit insights on executive compensation.

In response to our 2018 say-on-pay vote, we expanded our shareholder outreach to include our top 30 shareholders representing approximately 55% of our outstanding shares[1] to engage with us regarding, among other topics, our executive compensation program. In the fall and winter of 2018, we held telephonic meetings with all shareholders who accepted our invitation – 11 of our shareholders representing approximately 19% of our outstanding shares.[1] Based upon these discussions

∎   These shareholders affirmed their support for our compensation philosophy, programs and pay outcomes. They validated the disciplined approach of our compensation programs that utilize performance measures,

∎   While none of these shareholders advocated that we make significant changes to our executive compensation program, they identified opportunities to meaningfully enhance the effectiveness of the pay-for-performance component of our executive compensation program by providing greater rigor with respect to our performance-based awards and adding a second performance measure,

∎   We have provided for greater alignment of executive compensation with relative shareholder returns, and

∎   We have provided more transparency regarding our compensation programs and pay outcomes.

2018 Executive compensation program enhancements

In response to the most recent shareholder outreach described above, the committee, in conjunction with its independent consultant and senior management, engaged in an extensive dialogue about the effectiveness of our executive compensation program. The committee affirmed our compensation philosophy and made the following meaningful program enhancements:

1

Incentive targets for CEO and senior managing directors

–  Established in the fall of 2018 incentive targets for 2018 pay decisions for our CEO and senior managing directors, which include our NEOs. (For subsequent years incentive targets are established in February of each year.)

–  Incentive compensation payouts (cash bonus + stock deferral + long-term equity) to range from 0% to 130% of target

2

 Incentive awards – scorecard of quantitative measures for company performance

–  Established a framework that combines a scorecard of quantitative measures for assessing company performance and a qualitative assessment for determining incentive awards for our CEO and each of our senior managing directors

–  Scorecard of quantitative company performance is based on 3 objective categories: financial performance 50%; delivering to clients 30%; and organizational strength 20%

Our scorecard shown below provides further detail on each category.

3

 Greater rigor for performance-based awards

–  Adopted two measures for performance-based awards - adjusted operating margin (current) and relative total shareholder return based on the three-year average TSR of the company and the constituents in the S&P 500 asset management sub-index (new)

–  A performance vesting matrix that demonstrates rigorous vesting hurdles. For example, applying the 2018 performance results on a three-year average basis would result in a vesting percentage of 33% with respect to the performance based awards granted in respect to 2018 – a meaningful impact on our NEOs compensation outcomes.

4

 Improved transparency regarding our robust compensation timeline

–  Enhanced disclosure regarding our 4-step timeline of the committee’s year-long compensation responsibilities and decisions that demonstrates the compensation committee’s disciplined approach to aligning pay with performance

35                                                                 1 As of October 31, 2018

Scorecoard for assessing company performance
			Weighting
Category	Objective	Quantitative measures	(%)
Financial performance Alignment with long-term shareholder interests	– Deliver strong operating results and financial outcomes – Cash management – Drive efficiency and effectiveness – Increase shareholder returns	– Adjusted diluted earnings per share[1] – Adjusted operating income[1] – Credit ratings (Moody’s, S&P and Fitch) – Leverage ratio (adjusted debt/EBITDA) – Adjusted operating margin[1] – Net revenue yield[1] – Dividend growth; stock repurchasses – Cumulative capital returned to shareholders (5 year period) – Total shareholder return vs. total returns of S&P 500 and our peer group over various time frames	50
Delivering to clients Alignment with long-term client interests	– Achieve strong investment performance and advocate responsible investment practices	– Quality and breadth of investment capabilities on a 3- and 5-year basis – Sustainable responsible investment and corporate stewardship commitment (Principles for Responsible Investment (PRI) rating)	30
Organizational strength Ensuring sustainability of shareholder and client outcomes and creating alignment with employee interests	– Ensure organizational health and high performance culture – Promote sound risk management practices	– Thoroughness of talent management and development – Foster and build a diverse and inclusive culture – Succession planning – Sustainable employee engagement scores – Employee retention (employee turnover rate) – Leadership and management practices – Diligence and mitigation of risks, including cyber-risk	20

1	The adjusted financial measures are all non-GAAP financial measures. See the information in Appendix B of this Proxy Statement regarding Non-GAAP financial measures.

These enhancements to our executive compensation program further align executive compensation outcomes with our shareholder interests. We continue to support our purpose-driven commitment to deliver an investment experience that helps people get more out of life and our multi-year strategic objectives to drive meaningful growth.

The committee applies its qualitative assessment in setting final compensation in order to ensure that outcomes are sound and align with shareholder interests.

We do not rely heavily on measures of return on equity (“ROE”) or return on assets (“ROA”), which are not as relevant in the success of a pure asset manager like Invesco. Our business relies on client assets under management (or AUM), which are held in custody by third parties and are not owned by the company, to generate revenue. We believe that AUM along with adjusted operating income, adjusted operating margin, adjusted diluted earnings-per-share and long-term organic growth are more reflective of our performance. Furthermore, US GAAP rules on consolidation requires us to consolidate certain investment product assets and liabilities which significantly distort our balance sheet and the associated financial metrics of ROE and ROA. As a result, several of the key indicators of our performance are non-GAAP measures. See Appendix B for additional information regarding Non-GAAP financial measures.

Aligning compensation with shareholder value

Our compensation program for NEOs continues to include base salary, annual incentive awards (cash bonus and deferred stock) and long-term equity awards. Our focus on total compensation supports how we manage the business and aligns our employees with the overall outcomes of the firm (for definitions of each pay element and their purpose see pages 42-43).

Incentive targets for CEO and senior managing directors

New for 2018, we have established incentive targets for our CEO and senior managing directors which apply to cash bonus + annual deferral + long-term equity. Actual incentive awards range from 0% up to a maximum of 130% of the target amount based on company and individual performance. See the table below for the 2018 incentive target for each NEO.

Name	Current title	2018 Incentive target
Martin L. Flanagan	President and CEO	$13,000,000
Loren M. Starr	Senior Managing Director and Chief Financial Officer	$3,100,000
Andrew T. S. Lo	Senior Managing Director and Head of Invesco Asia Pacific	$4,000,000
Gregory G. McGreevey	Senior Managing Director, Investments	$4,600,000
Philip A. Taylor	Vice Chair	$6,700,000

Invesco 2018 performance

Throughout 2018 we made solid progress in several areas of our multi-year strategic objectives that will help us better meet client needs, further strengthen our global business and increase shareholder value over the long term. The most significant achievement during the year was our announced acquisition of MassMutual’s asset management affiliate, OppenheimerFunds, which is anticipated to close in the second quarter of 2019. The combination with OppenheimerFunds will help accelerate Invesco’s growth initiatives, increase our scale and client relevance, and expand our comprehensive suite of differentiated investment capabilities.

At the same time, 2018 was a challenging year for the asset management industry and for Invesco. We saw volatile markets throughout the year and particularly during the fourth quarter. The volatility in the markets impacted financial performance across the industry, particularly for global investment managers like Invesco. Shareholder returns for traditional asset managers as a group were down 26%,[1] while Invesco was down 54% for the year.[2] We believe the underperformance of Invesco’s stock price relative to our peer group reflects the following factors:

∎  Key investment capabilities that had helped produce nine consecutive years of positive net flows for the firm through 2017 underperformed materially in 2018, contributing to significant negative net flows in 2018. Net flows, positive or negative, are a key driver of short-term shareholder returns for traditional asset managers.

∎  For much of 2018, we opted to use our cash and credit resources to fund long-term investments to strengthen our business instead of conducting stock buybacks that may have provided greater near-term support for the firm’s stock price.

∎  Invesco has a larger global presence in key markets than most of our peers. As one of the leading investment managers in the UK and Europe, we were more impacted by continuing uncertainties surrounding Brexit. Additionally, our strong position in Asia Pacific meant that Invesco was more affected than others by market uncertainties over the trade issues between China and the US. We believe these factors led to additional negative sentiment on Invesco among investors in our shares.

1 JP Morgan asset managers CEO forum, December 2018 2 Invesco data as of December 31, 2018 38

Organic growth	Earnings growth

Assets under management declined by 5% in 2018 due to net outflows and market declines

-  Total net outflows were -$29.0B

-  Total net revenue[1] increased 2% from 2017 due to higher average assets under management throughout the year

Adjusted diluted earnings[1] per share of $2.43 declined 10% from 2017 - Despite the decline from a record high in 2017, adjusted diluted earnings per share[1] in 2018 was 8% higher than in 2016

Operating leverage	Capital management
Adjusted operating income[1] and adjusted operating margin[1] declined from 2017 as growth in operating expenses of 7% outpaced a 2% increase in net revenue	Cash dividends increased 3% versus 2017 to $1.19 per share

1 The adjusted financial measures are all non-GAAP financial measures. See the information in Appendix B of this Proxy Statement regarding Non-GAAP financial measures.

NEO total annual compensation summary

The committee conducted its quantitative assessment of company performance using the scorecard on page 36. The committee discussed the substantial progress of the firm in respect of our multi-year strategic objectives as discussed on page 2 under the heading 2018 achievements and considered the company’s challenging 2018 financial performance (as well as short-term financial impacts to shareholders as evidenced by the underperformance of Invesco’s stock relative to our peers).

Based on 2018 performance in each of the three quantitative categories, the committee measured company performance as “effective.”

Category	Weighting (%)	Outcome
Financial performance	50	Effective
Delivering to clients	30	Effective
Organizational strength	20	Effective
Overall Score	100	Effective

In determining Mr. Flanagan’s compensation, the committee took into consideration

∎  the positive achievements with respect to the company’s multi-year strategic objectives as discussed on page 2 (including the CEO’s leadership of the successful integration of Guggenheim and Intelliflo and the announced Oppenheimer transaction) and the “effective” rating of the company’s quantitative measures as discussed on page 36 and immediately above,

∎  the company’s disappointing 2018 financial performance and short-term financial impact to shareholders (including the underperformance of Invesco’s stock relative to our peers) as discussed in the letter from the Chairperson and CEO and further on page 1, and

∎  overall market dynamics.

The committee decided, and Mr. Flanagan agreed, that his total incentive compensation should be lowered to $10.2 million, which is 78.5% of his 2018 incentive target of $13 million. Mr. Flanagan’s total 2018 compensation was down 20.1% from 2017.

Compensation for the other NEOs follows the same disciplined approach as applied to the CEO and considered individual achievements and new responsibilities. (For more information regarding the compensation outcomes for our CEO and other NEOs, please refer to pages 48 through 53.)

2018 NEO total compensation
Name	Base salary ($)	Cash bonus ($)	Stock deferral ($)	Long-term equity ($)	Total compensation ($)	YOY % change	Performance- based ($)

Martin L. Flanagan	790,000	3,300,000	1,350,000	5,560,000	11,000,000	-20.1%	3,455,000

Loren M. Starr	450,000	911,976	396,879	1,641,000	3,399,855	-3.3%	1,018,940

Andrew T. S. Lo	457,978	1,337,213	529,197	2,200,000	4,524,387	1.4%	1,364,598

Gregory G. McGreevey	450,000	1,800,610	674,390	2,075,000	5,000,000	0.0%	1,374,695

Philip A. Taylor	492,444	2,234,856	945,516	3,337,960	7,010,776	-2.3%	2,141,738

As shown below, incentive compensation for the CEO and the other NEOs is within the range of 0% to 130% of each executive’s incentive target.

Name	2018 Incentive target (in millions $)	2018 Final incentive compensation (in millions $)[1]	Outcome
Martin L. Flanagan	13.00	10.21	Below target

Loren M. Starr	3.10	2.95	Below target

Andrew T.S. Lo	4.00	4.07	Above target

Gregory M. McGreevey	4.60	4.55	Below target

Philip A. Taylor	6.70	6.52	Below target

1 Incentive compensation includes bonus + short-term deferral + long-term equity.

Caps

For the CEO, the annual cash bonus is capped at $10.0M and annual total compensation is capped at $25.0M.

Performance-based incentives

Fifty percent of the combined value of the annual stock deferral and long-term incentive awards is performance-based. New for performance-based equity awards granted in February 2019, vesting is tied to adjusted operating margin over a three-year period and three-year average of TSR of the company and the constituents of the S&P 500 asset management sub-index (“Relative TSR”). See page 47 for a current listing of Relative TSR peers.

Pay for performance compensation structure for NEOs

Our annual compensation structure reflects our commitment to pay for performance. As noted below, 87% - 93% of our NEO compensation is variable. Compensation mix percentages shown below are based on compensation decisions by the committee with respect to 2018.

Cash bonus, stock deferral and long-term equity awards were earned in 2018 and paid/granted in 2019. In accordance with SEC requirements, the Summary Compensation Table on page 58 reports equity in the year granted, but cash in the year earned. The Summary Compensation Table reports “All Other Compensation,” which is not part of the committee’s compensation determinations.

2	Our Compensation Program

Compensation philosophy

Invesco’s compensation program is designed to support our multi-year strategic objectives and desire to reward the behaviors and discipline that generate strong, investment performance for our clients and shareholders over the long-term by:

∎ aligning the interests of our senior-level employees and NEOs with those of clients and shareholders through long-term awards and accumulation of meaningful share ownership positions;

∎ balancing pay-for-performance with economic outcomes such that compensation is affordable to Invesco and its shareholders while fair to employees;

∎ reinforcing our commercial viability by closely linking rewards to Invesco, business unit and individual results and performance;

∎ attracting, recognizing and retaining the best talent in the industry by ensuring a meaningful mix of cash and deferred compensation; and

∎ discouraging excessive risk-taking that would have a material adverse impact on our clients, shareholders or company.

Compensation components

We utilize the following compensation components in our executive compensation program to achieve our objectives:

Component	Purpose	Description
Base salary Cash	Provides fixed pay for the performance of day-to-day job duties

Based on knowledge, skills, experience and scope of responsibility

Relatively small portion of total annual compensation

Evaluated on an annual basis; generally, remains static unless there is a promotion or adjustment needed due to economic trends in the industry

Annual incentive award Cash bonus and stock deferral

Recognizes current year achievement of goals and objectives

Aligns with company, business unit and individual performance

Deferral portion aligns executive with client and shareholder interests and encourages retention by vesting over time

Based upon assessment of company performance and individual performance

When mandated by local regulatory requirements, we grant awards denominated in our product fund offerings in lieu of annual stock deferral awards

Our annual deferral awards generally vest over four years in equal annual increments of 25% per year

Long-term incentive award Equity	Recognizes potential for future contributions to the company’s long-term strategic objectives Aligns executive with client and shareholder interests and encourages retention by vesting over time	Based upon assessment of company performance and individual performance Time-based and generally vest over four years in equal annual increments of 25% per year

Component	Purpose	Description
Performance shares Equity	Aligns executive with client and shareholder interests Encourages retention by vesting based on time and performance measures

Fifty percent of the combined value of the annual stock deferral and long-term incentive awards is performance-based. For 2018 awards granted in February 2019, vesting is tied to adjusted operating margin and Relative TSR

Our performance-based equity awards have a three-year performance period and three-year cliff vesting

Emphasis on deferrals

The committee has designed our executive compensation program so a significant portion of an executive’s compensation is in the form of deferred incentives. The committee believes this appropriately aligns our executive’s interests with our shareholders as it focuses on long-term shareholder value creation.

Approximately, 60% - 69% of incentive compensation of our CEO and each of our senior managing directors is deferred. The committee has no pre-established policy or target on the compensation mix between pay elements.

Performance-based equity awards

Fifty percent of the combined value of the annual deferral award and the long-term equity award is performance-based. New for 2018 awards to be granted in February 2019, the committee approved the following two performance measures – adjusted operating margin (current) and Relative TSR (new) over a three-year period.

The committee believes tying vesting to adjusted operating margin and relative TSR over a multi-year period aligns with shareholder interests and the following goals with respect to performance-based awards:

Relative TSR

∎ tracks value created for shareholders as a quantitative measure

∎ aligns with shareholder interests

Adjusted operating margin (AOM)

∎ focuses discipline in corporate investments, initiatives and capital allocation

∎ is consistent with the way the business is managed

∎ is an important measure of overall strength of an asset manager

∎ aligns with Invesco’s shareholder value framework

∎ is a primary measure of focus of industry analysts

∎ is improved through effective management over the long term

∎ more effectively avoids conflicts of interest with clients

Performance award vesting matrix

In response to shareholder feedback, the committee added a second performance measure for performance-based equity awards. The number of shares that vest will equal the target amount multiplied by the vesting percentage associated with the Average AOM and Relative TSR ranking on the chart below. Vesting to range from 0% to 150%. We believe that the linked vesting performance thresholds adds to the significant rigor of our incentive program as payouts are not a range of outcomes but represent specific performance levels.

The company’s adjusted operating margin for 2018 was 36.5% and its Relative TSR was in the bottom quartile. Applying the 2018 performance results on a three-year average basis would result in a vesting percentage of 33% in respect to the 2018 performance-based awards – a meaningful impact on the compensation outcomes for our NEOs.

	Relative TSR
Average AOM (%)	≤ 25th%ile	> 25th%ile and < 55th%ile	55th%ile	> 55th%ile and < 75th%ile	≥ 75th%ile
< 44.5	100	113	125	138	150
42.5	83	101	117	129	142
40.5	67	88	108	121	133
38.5	50	75	100	113	125
36.5	33	58	83	101	117
34.5	17	42	68	88	108
≤ 28.0	0	25	50	75	100

As noted above, if Invesco’s Relative TSR is equal to or below the 25th percentile and average adjusted operating margin is 28.0% or less, then our CEO and each of our senior managing directors will not be entitled to a distribution of any shares or accrued dividends.

The rigor of the thresholds, as well as the partial vesting of awards for failure to meet the target range and an upside opportunity for performance beyond the target range, align with the committee’s belief that the company’s performance-based awards demonstrate our pay-for-performance philosophy.

Below is a summary of the features of our performance awards:

Performance-based award features
Performance period		Three years
Performance metrics		Adjusted operating margin and Relative TSR
Performance vesting range		0% - 150%; straight line interpolation used for actual result
Vesting		3-year cliff
Dividends		Deferred and paid only to the extent an award vests
Settlement		Shares
Clawback		Subject to clawback policy in the event of fraudulent or willful misconduct

3	Compensation Determination Process

Determining NEO compensation

Below is our “4-step” timeline that describes the committee’s year-long compensation responsibilities and process for determining executive compensation, including individual NEO compensation. In making compensation decisions, the committee makes a quantitative assessment of company performance (as described on pages 35-36) and a qualitative assessment of individual performance. As noted, the committee reviews firm and peer financial data as well as progress against our annual operating plan. The committee’s philosophy demonstrates alignment with our executive compensation outcomes and our annual financial performance and multi-year strategic objectives. See NEO Compensation and Performance Summaries starting on page 48 for a description of NEO achievements in the context of quantitative company performance.

1	Step one | January - February Confirm strategic objectives and establish operating plan

Review annual plan and set CEO goals and objectives

The Board reviews and affirms the firm’s multi-year strategic objectives. The Board establishes an annual operating plan, including financial planning and operational performance based upon the multi-year-strategic objectives. The committee approves the CEO’s performance goals, which are the firm’s annual operating plan. The Board and the committee are regularly updated on progress against our strategic objectives and operating plan which provides the context for performance evaluations at year-end.

2	Step two | March – January of the following year Review financials and other firm data

Review company performance (financial performance, delivery to clients and organizational strength) and other firm data

The committee and executives review the firm’s performance against the annual operating plan within the context of the multi-year strategic objectives and projected financial information. Throughout the year, the Board reviews strategic plans, financial and business results, talent development and succession planning, as well as other areas relevant to the firm’s performance.

3	Step three | October – January of the following year Assess preliminary performance

Review firm and peer market data
Management reports to the Board and the committee on absolute and relative performance metrics compared to its peers, including financial performance, delivering to clients and organizational strength.

Review consultant’s reports on compensation
During an executive session, the committee’s independent consultant reports on publicly disclosed financial and compensation information for the firm’s peers and provides general market trends and recommendations regarding the firm’s approach to compensation.

Discuss preliminary NEO performance and pay
During an executive session, the CEO and Head of Human Resources meet with the committee to discuss a preliminary assessment of the performance of each NEO (other than the CEO) against company performance. During a later part of this executive session that excludes the CEO, the committee and Head of Human Resources engage in a preliminary assessment of the performance of the CEO against the firm’s annual operating plan. Company performance is assessed on a scorecard of three quantitative measures (financial performance, delivery to clients and organizational strength).

4	Step four I December – February of the following year Establish annual incentive pool; assess final performance; and determine compensation

Establish annual incentive pool
The committee establishes a company-wide annual incentive pool using a range of 34-48% of pre-tax bonus operating income (“PCBOI”). The committee may go outside the range in circumstances it deems exceptional. Linking the aggregate incentive compensation pool to a defined range of PCBOI ensures incentive compensation is paid only when the company is generating operating income. The final pool is based on a review of full year financial information as well as peer compensation data and input from the committee’s independent consultant.

Determine executive compensation
During an executive session attended by the committee’s independent consultant, the committee reviews each NEO’s performance against individual goals and company performance and determines compensation based upon each NEO’s compensation target. Company performance is assessed based on a scorecard of three quantitative measures (financial performance, delivery to clients and organizational strength).

The committee reviews and confirms compensation targets for each NEO for the upcoming year as well as setting the terms of the time-based and performance-based equity awards. See pages 42-43 for information about each of Invesco’s elements of pay and their purpose.

Role of the compensation committee
The committee’s responsibilities include:
∎ reviewing and making recommendations to the Board about the company’s overall compensation philosophy;
∎ approving the aggregate compensation pool;
∎ evaluating the performance of, and setting the compensation for, the CEO; and
∎ overseeing management’s annual process for evaluating the performance of, and approving the compensation for, all other executive officers.

Role of the independent compensation consultant
The committee has engaged Johnson Associates, an independent consulting firm, to advise it on director and executive compensation matters. Johnson Associates assists the committee throughout the year by:
∎ providing analysis and evaluation of our overall executive compensation program, including compensation paid to our directors and NEOs;
∎ attending certain meetings of the committee and periodically meeting with the committee without members of management present;

∎ providing the committee with market data and analysis that compares executive compensation paid by the company with that paid by other firms in the financial services industry, which we consider generally comparable to us; and

∎ providing commentary regarding market conditions, market impressions and compensation trends.

Under the terms of its engagement with the committee, Johnson Associates does not provide any other services to the company unless the committee has approved such services. No such other services were provided in 2018. The committee has considered various factors as required by NYSE rules as to whether the work of Johnson Associates with respect to director and executive compensation-related matters raised any conflict of interest. The committee has determined no conflict of interest was raised by the engagement of Johnson Associates.

Role of the executive officers
Our chief executive officer meets with the non-executive directors throughout the year to discuss executive performance and compensation matters, including proposals on compensation for individual executive officers (other than himself). Our chief executive officer and head of human resources work with the committee to implement our compensation philosophy. They also provide to the committee information regarding financial and investment performance of the company as well as our progress toward our long-term strategic objectives. Our chief financial officer assists as needed in explaining specific aspects of the company’s financial performance.

Market data
The market data provided by the committee’s independent consultant includes performance and pay practices of firms in the financial services industry, which we consider generally comparable to us. This group, as described below, includes a mix of publicly traded US and global asset management firms and banks.

The reference material provided by the committee’s independent consultant assists the committee in gaining an awareness of industry compensation standards, practices and trends and informs the committee’s compensation determinations for our executive officers, including our NEOs.

The committee does not target a percentile of market or the peer group with respect to total pay packages or any individual components. Individual NEO compensation decisions are primarily based on the committee’s assessment of company and individual performance.

Peer group composition – compensation
In determining executive compensation, the committee reviews the executive compensation practices and levels of our industry peer companies, which consists of:

US focused (7 peers)
- Affiliated Managers Group	- Eaton Vance	- TD Ameritrade
- Ameriprise Financial	- Federated Investors	- T. Rowe Price
- Charles Schwab

Global (6 peers)
- AB	- Franklin Resources	- Lazard
- BlackRock	- Legg Mason	- Principal Financial Group

Custody and trust banks (3 peers)
- Bank of New York Mellon	- Northern Trust	- State Street

Peer group composition – performance-based awards
In determining vesting for 2018 performance-based awards granted in February 2019, Relative TSR will be calculated based on the TSR of the company and the constituents of the S&P 500 asset management sub-index for the performance measurement period. The committee believes that the S&P 500 asset management sub-index, although small, reflects the company’s core business activities. The committee will evaluate, from time to time, the appropriateness of this peer group. The current firms (other than Invesco) that comprise the S&P 500 asset management sub-index are:

US focused (3 firms)
- Affiliated Managers Group	- Ameriprise Financial	- T. Rowe Price

Global (2 firms)
- BlackRock	- Franklin Resources

Custody and trust banks (1 firm)
- Bank of New York Mellon

4	NEO Compensation and Performance Summaries

	Linking pay and performance Below is a summary of 2018 NEO compensation and material accomplishments the committee considered when determining compensation for 2018.
Martin L. Flanagan President and CEO	2018 Compensation (in 000s)

Responsibilities

Mr. Flanagan is President and CEO. He develops, guides and oversees execution of Invesco’s long-term strategic priorities to deliver value for clients and shareholders over the long-term.

Mr. Flanagan is responsible for senior leadership development and succession planning, defining and reinforcing Invesco’s purpose and engaging with key clients, industry leaders, regulators and policy makers.

	Base salary	$790

	Annual incentive award - Cash	$3,300

	Annual incentive award - Stock deferral	$1,350

	Long-term equity award	$5,560

	Total annual compensation	$11,000

In determining Mr. Flanagan’s compensation, the committee took into consideration (i) the positive achievements with respect to the company’s multi-year strategic objectives as discussed on page 2 and the “effective” rating of the company’s quantitative measures as discussed on pages 36 and 40, (ii) the company’s disappointing 2018 financial performance and short-term financial impact to shareholders (including the underperformance of Invesco’s stock relative to our peers) as discussed in the letter from the Chairperson and CEO and further on page 1, and (iii) overall market dynamics.

The committee decided, and Mr. Flanagan agreed, that his total incentive compensation should be lowered to $10.2 million, which is 78.5% of his 2018 incentive target of $13 million. Mr. Flanagan’s total 2018 compensation was down 20.1% from 2017.

2018 Key achievements

-  Mr. Flanagan led the planned acquisition of MassMutual’s asset management affiliate, OppenheimerFunds, which is expected to close in the second quarter of 2019. The combination with OppenheimerFunds will help accelerate Invesco’s growth initiatives, increase our scale and client relevance, and expand our comprehensive suite of differentiated investment products. This strategic transaction is expected to bring Invesco’s total AUM to more than $1.1 trillion.

-  Further strengthened our market-leading solutions capability, leveraging one of the industry’s strongest, most experienced solutions teams to deliver customized outcomes for clients.

-  Under Mr. Flanagan’s leadership, the firm completed the acquisition of Guggenheim Investments’ exchange-traded funds (ETF) and Intelliflo, the No. 1 technology platform1 for financial advisors in the UK. The Guggenheim acquisition strengthened Invesco’s market-leading ETF capabilities as well as the firm’s efforts to meet the needs of institutional and retail clients in the U.S. and across the globe. Intelliflo builds on the 2016 acquisition of Jemstep to enable an advisor-focused digital platform that enhances the firm’s ability to meet evolving client needs.

-  Invesco launched a fixed income fund for investors to invest in China’s “Belt and Road” (B&R) initiative.

-  Invesco Great Wall experienced strong growth. In June, Invesco Great Wall’s Jingyi Money Market Fund was selected as one of seven money market funds to be included in the money market program, Yu’E Bao, administered by Ant Financial, an affiliate of Alibaba. In addition, Invesco Great Wall won numerous industry awards sponsored by the Asset Management Association of China.

-  Invesco won the 2018 Multi Asset Manager of the year award sponsored by the LAPF Investment Awards and was named best-performing ETF in the U.S. Small Cap Healthcare and Software categories.

-  Invesco earned an A+ rating in PRI (Principles for Responsible Investment) for its overall approach to responsible investment for the second consecutive year.

-  Mr. Flanagan continued to champion our corporate culture and provide development opportunities for our talented professionals across the globe. We continued to make progress toward our commitment to improve diversity across our global business.

-  In 2018, Invesco was named one of the best places to work in money management by Pensions and Investments®.

1  Platform - Adviser Market: Fintech and Digital, January 2018 report

CEO pay and financial performance

The below charts demonstrate that over the last five years the committee has ensured that the CEO’s compensation has aligned closely with the financial outcomes of the firm.

1  Consists of salary, annual cash bonus, annual stock deferral award and long-term equity award (50% of the combined value of the annual stock deferral and long-term equity awards is performance based for 2017 and 2018). See note on page 41 regarding differences from the summary compensation table.

2  The adjusted financial measures are all non-GAAP financial measures. See the information in Appendix B of this Proxy Statement regarding Non-GAAP financial measures.

The table below shows the year-over-year change in adjusted operating income, adjusted operating margin and CEO compensation:

	2014	2015	2016	2017	2018

Adjusted operating income[1]	+16%	-0.5%	-13%	+14%	-6%

Adjusted operating margin[1]	+4	-1	-6	+3	-8%

CEO total incentive compensation[2]	+7%	-6%	-11%	+3%	-21%

1  The adjusted financial measures are all non-GAAP financial measures. See the information in Appendix B of this Proxy Statement regarding Non-GAAP financial measures.

2  Consists of annual cash bonuses, annual stock deferral awards and long-term equity awards.

	Other NEO pay and performance
Loren M. Starr Senior Managing Director and Chief Financial Officer	2018 Compensation (in 000s)

Responsibilities

Mr. Starr serves as Senior Managing Director and Chief Financial Officer.

Mr. Starr is responsible for planning, implementing, managing and controlling all corporate financial-related activities of the firm,

including forecasting, strategic planning, capital allocations and expense management. He also oversees corporate finance, accounting, investor relations and corporate strategy.

	Base salary	$450
	Annual incentive award - Cash	$912
	Annual incentive award - Stock deferral	$397
	Long-term equity award	$1,641
	Total annual compensation	$3,400

	Based on the quantitative outcome of Invesco’s performance and a qualitative review of Mr. Starr’s individual performance, our committee determined that Mr. Starr’s total incentive compensation should be $2.95 million, which is 95.2% of his incentive target of $3.1 million. Mr. Starr’s total 2018 compensation was down 3.3% from 2017.

2018 Key achievements

-  Mr. Starr was responsible for identifying funding to support investments in long-term, strategic initiatives (the “growth initiatives”), which include ETFs, factor-based investing, solutions capabilities, expansion in China and our digital platforms.

-  Mr. Starr assisted in the planning and execution of the Guggenheim and Intelliflo acquisitions. Mr. Starr was responsible for obtaining the funding, managing the synergies and delivering positive shareholder impacts for these transactions. Mr. Starr played a critical role in the planned acquisition of OppenheimerFunds, which is expected to close the second quarter of 2019.

-  Under Mr. Starr’s leadership, the firm saved approximately $35 million through the elective application of the US Tax Reform opportunities and VAT refunds.

-  In 2018, Mr. Starr took on the responsibility of client reporting for the Private Markets Investment Services Platform thereby creating a centralized approach to reporting and servicing clients across the private markets, including direct real estate, Invesco private capital and collateralized loan obligations.

-  Mr. Starr continued to drive savings through our business optimization efforts, which delivered approximately $56 million in annualized run-rate savings as of the end of 2018. The savings are being reinvested in initiatives that strengthen our ability to meet client needs and key growth initiatives for future years.

Andrew T. S. Lo Senior Managing Director and Head of Asia Pacific	2018 Compensation (in 000s)

Responsibilities

Mr. Lo is Senior Managing Director and Head of Asia Pacific.

Mr. Lo is responsible for the firm’s operation in the Asia Pacific region where he endeavors to address the large and growing needs of our investors in the region. He works with clients to understand their issues and objectives and finding solutions for them.

	Base salary	$458
	Annual incentive award – Cash	$1,337
	Annual incentive award – Stock deferral	$529
	Long-term equity award	$2,200
	Total annual compensation	$4,524

Based on the quantitative outcome of Invesco’s performance and a qualitative review of Mr. Lo’s individual performance, our committee determined that Mr. Lo’s total incentive compensation should be $4.1 million, which is 101.7% of his incentive target of $4.0 million. Mr. Lo’s total 2018 compensation was up 1.4% from 2017.

2018 Key achievements

-  Under Mr. Lo’s leadership, the Asia-Pacific region experienced strong investment results with 66%, 79% and 78% of assets above peers on a 1-, 3- and 5-year basis, respectively. AUM exceeded $104.5 billion, a record high for the region, representing a year-over-year growth of 17.4%, with 2018 net inflows of $13.4 billion.

-  Mr. Lo led the initiative to accelerate our China growth opportunities. China-sourced AUM grew from $28 billion to $36.8 billion and net inflows increased by $14.0 billion. Growth of Invesco Great Wall’s e-commerce business accelerated in 2018, with a 2014 - 2018 compound annual growth rate of 548% in money market funds, 48% in equity and 133% in fixed income. The e-commerce business has transformed the digital distribution engagement with key online platforms in China, accounting for 44% of total Invesco Great Wall AUM as of the end of 2018. Invesco Great Wall is ranked amongst the top fund management firms on Ant Financials E-commerce platform, in terms of growth and number of clients, with AUM of $11.1 billion. Additionally, Invesco’s investment performance in China was recognized by numerous awards, including Excellent FMC & Management Leadership and Excellent Portfolio Management & Team by Asset Management Association of China.

-  Mr. Lo assisted with expanding the firm’s relevance in Australia by creating and launching specialized and differentiating strategies; AUM grew over 60% in 2018.

-  Mr. Lo’s continued success in delivering Invesco’s global capabilities to meet clients’ needs grew gross sales in the region by $29.6 billion.

-  Under Mr. Lo’s leadership, the firm has seen success with Invesco’s growth initiatives - winning the first factor mandate and assisting with positioning Invesco as the number one fixed maturity products provider in Taiwan.

-  Mr. Lo received the Lifetime Achievement Award in 2018 by Asia Asset Management.

Gregory G. McGreevey Senior Managing Director, Investments	2018 Compensation (in 000s)

Responsibilities

Mr. McGreevey serves as Senior Managing Director, Investments. He has responsibility for certain of Invesco’s global investment teams, trading, Global Performance and Risk Group and investment administration.

	Base salary	$450
	Annual incentive award – Cash	$1,801
	Annual incentive award – Stock deferral	$674
	Long-term equity award	$2,075
	Total annual compensation	$5,000

Based on the quantitative outcome of Invesco’s performance and a qualitative review of Mr. McGreevey’s individual performance, our committee determined that Mr. McGreevey’s total incentive compensation should be $4.55 million, which is 98.9% of his incentive target of $4.6 million. Mr. McGreevey’s total 2018 compensation was unchanged from 2017.

2018 Key achievements

-  The fixed income teams under his direction maintained strong investment performance with 64%, 72%, and 74% of assets in the top quartile of peer groups on a 1-, 3-, and 5-year basis, respectively.

-  Mr. McGreevey advanced the firm’s global leadership in factor investing by creating the Office of Global Factor Investing. He reinitiated the Factor Research Forum to ensure Invesco maintains the highest quality factor research within the organization. He also grew the Invesco Solutions team globally, adding expertise in Advisory, Analytics, and Portfolio Management. He led the establishment of the Solutions client engagement model, developing capabilities to reach retail and institutional clients in all regions.

-  Mr. McGreevey advanced our global ESG presence. He played a key role in accepting the CIO Industry Innovation Award by advancing Invesco’s global ESG presence. The award recognizes Invesco as a global advocate for sustainability and leadership in sustainability reporting.

-  Mr. McGreevey played a key role in driving diversity of thought among investors by forming the Global Investments Council and holding Invesco’s first annual Global Investors’ Forum Summit to foster strong relationships among the various investment teams through collaboration. The council encourages greater connectivity and improved access to team research. In addition, Mr. McGreevey is leading the effort to innovate across investment teams by creating two investment-led innovation focus groups (Research and Implementation) to facilitate innovative capabilities that generate alpha and close technology gaps among current investment processes.

Philip A. Taylor Vice Chair (formerly Senior Managing Director and Head of the Americas)	2018 Compensation (in 000s)

Responsibilities

Mr. Taylor has served as Vice Chair since March 2019. In his role as Vice Chair, Mr. Taylor continues to oversee activities in connection with the planned acquisition of Oppenheimer Funds and the succession of Mr. Schlossberg as senior managing director and head of the Americas.

Previously, Mr. Taylor served as senior managing director and head of Invesco’s Americas business and had responsibility for the firm’s exchange-traded funds capabilities globally, corporate communications and for human resources.

	Base salary	$492
	Annual incentive award - Cash	$2,235
	Annual incentive award - Stock deferral	$946
	Long-term equity award	$3,338
	Total annual compensation	$7,011

Mr. Taylor’s compensation is based on his separation agreement entered into with the company in 2018. See page 56 for further details regarding 2019 payments required pursuant to Canadian employment law.

2018 Key achievements in prior role as Senior Managing Director and Head of the Americas

-  Under Mr. Taylor’s leadership, the BulletShares ETFs line-up, acquired through the Guggenheim acquisition, saw $2.1 billion net inflows during 2018.

-  Mr. Taylor played a key role in the expected acquisition of OppenheimerFunds, anticipated to close in second quarter 2019, which is expected to increase AUM by $213 billion and strengthen Invesco’s distribution capabilities.

-  Mr. Taylor’s leadership increased distribution excellence in the Americas by creating a “Distribution Lab” to test and explore a variety of strategies utilizing data from the data analytics team created in 2017. The marketing team onboarded new automation capabilities to help increase recommendation lists, model placements and deepen platform intelligence.

5	Compensation Policies and Practices

Summary of executive compensation practices

Our executive compensation program reflects our commitment to responsible financial and risk management and is demonstrated by the following policies and practices:

What we do	What we don’t do

✓  Align pay with performance

✓  Link incentive compensation to the firm’s performance

✓  Emphasize deferred compensation with long vesting periods in order to align executives with client and shareholder interests

✓  Require 50% of equity awards to be performance based

✓  Maintain a clawback policy allowing for the recoupment of performance-based compensation in the event of a material restatement of our financial results

✓  Engage in frequent outreach in order to provide shareholders with opportunities to provide feedback and insights on our executive compensation program

✓  Ensure executives meet our significant stock ownership guidelines

✓  Maintain a cap on CEO cash bonus and total compensation

✓  Utilize “double triggers” for vesting of equity awards in the event of a change in control

✓  Retain an independent compensation consultant to assess our executive compensation program

✓  Limit perquisites

✓  Monitor risk by regularly reviewing incentive compensation program and practices

×  Pay dividends or dividend equivalents on unvested performance-based awards

×  Provide tax gross ups

×  Allow short selling, hedging or pledging of company stock by insiders

×  Permit share recycling on stock options and stock appreciation rights

×  Provide supplemental retirement benefits or retirement arrangements

Stock ownership policy

Our Executive Officer Stock Ownership Policy requires the CEO to hold at least 250,000 shares of Invesco common stock. All other NEOs must hold at least 100,000 shares of Invesco common stock.

All of our NEOs have exceeded the stock ownership requirements.

Clawback policy

All performance-based equity awards of our executives are subject to forfeiture or “clawback” provisions, which provide that any vested or unvested shares, any dividends and the proceeds from any sale of such shares, are subject to recovery by the company in the event that:

∎  the company issues a restatement of financial results to correct a material error;

∎  the committee determines that fraud or willful misconduct on the part of the employee was a significant contributing factor; and

∎  some or all of the shares granted or received prior to such restatement would not have been granted or received based upon the restated financial results.

Benefits
All NEOs are entitled to receive medical, life and disability insurance coverage and other corporate benefits available to most of the company’s employees working in the same country. NEOs are also eligible to participate in the Employee Stock Purchase Plan on the same terms as the company’s other employees. In addition, the NEOs may participate in the 401(k) plan or similar plans in the NEO’s home country.

Perquisites
The company provides limited perquisites to its NEOs to aid the executives in their execution of company business. The committee believes the value of perquisites are reasonable in amount and consistent with its overall compensation plan.

Mr. Flanagan has personal use of company-provided aircraft. The company leases an airplane for which it pays direct operating expenses, monthly lease payments and management fees.

The compensation attributed to our NEOs for 2018 perquisites is included in the All Other Compensation Table for 2018 on page 59.

Tax reimbursements
Invesco did not provide tax reimbursements for any perquisites or other compensation paid to our NEOs.

Tax deductibility of compensation
With respect to tax years prior to 2018, Section 162(m) of the Internal Revenue Code generally limited the deductibility of annual compensation paid in any tax year to covered employees of publicly held corporations to $1 million per executive, unless such compensation qualified as performance-based. Covered employees include the chief executive officer and chief financial officer and the next three highest paid executive officers.

The Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, substantially modified Section 162(m) and eliminated the performance-based exception to the $1 million deduction limit effective January 1, 2018. As a result, equity awards granted, or other compensation provided under arrangements entered into or materially modified after November 2, 2017 generally will not be deductible to the extent they result in compensation to certain executives that exceeds $1 million in any one year for such executive, whether or not it is performance-based. In addition, covered employees will include any individual who served as chief executive officer or chief financial officer at any time during the tax year and the three other most highly compensated officers (other than the chief executive officer and chief financial officer) for the tax year. Once an individual becomes a covered employee during any tax year beginning after December 31, 2016, that individual will remain a covered employee for all future tax years, including following any termination of employment.

The Tax Cuts and Jobs Act includes a transition relief rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. However, because of uncertainties as to the application and interpretation of the transition relief rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition relief rule.

Employment agreements
Martin L. Flanagan – Our CEO has an employment agreement with the company. Under the employment agreement, Mr. Flanagan is employed as President and Chief Executive Officer of the company. The agreement terminates upon the earlier of December 31, 2025 (the year in which Mr. Flanagan reaches age 65) or the occurrence of certain events, including death, disability, termination by the company for “cause” or termination by Mr. Flanagan for “good reason.”

The terms of Mr. Flanagan’s amended employment agreement provide:
∎ an annual base salary of not less than $790,000;
∎ the opportunity to receive an annual cash bonus award based on the achievement of performance criteria;
∎ the opportunity to receive share awards based on the achievement of performance criteria;

∎ eligibility to participate in incentive, savings and retirement plans, deferred compensation programs, benefit plans, fringe benefits and perquisites and paid vacation, all as provided generally to other U.S.-based senior executives of the company;

∎ post-employment compensation of one times the sum of base, bonus and share awards, subject to certain agreed minimums described below; and
∎ certain stipulations regarding termination of employment that are described in Potential Payments Upon Termination or Change in Control.

In the event of his termination without “cause” or resignation for “good reason” he is entitled to receive the following payments and benefits (provided he has not breached certain restrictive covenants):
∎ his then-effective base salary through the date of termination;
∎ a prorated portion of the greater of $4,750,000 or his most recent annual cash bonus;
∎ immediate vesting and exercisability of all outstanding share-based awards;
∎ any compensation previously deferred under a deferred compensation plan (unless a later payout date is stipulated in his deferral arrangements);

∎ a cash severance payment generally equal to the sum of (i) his base salary; (ii) the greater of $4,750,000 or his most recent annual cash bonus; and (iii) his most recently made annual equity grant (unless the value thereof is less than 50% of the next previously-made grant, in which case the value of the next previously-made grant will be used);

∎ continuation of medical benefits for him, his spouse and his covered dependents for a period of up to 36 months following termination;
∎ any accrued vacation; and
∎ any other vested amounts or benefits under any other plan or program.

Philip Taylor - On November 20, 2018, the company announced the planned departure of Mr. Taylor at the end of 2019. Mr. Taylor and the company entered into a separation agreement, which provides for certain payments as outlined below:
∎ Continuation of current monthly salary until Mr. Taylor’s departure date;
∎ For 2018, a cash bonus of $2,117,232, annual deferral award of $895,752 and long-term equity of $3,337,960;[1]

∎ For 2019, a cash bonus of $1,459,090 as compensation for continuing to oversee activities in connection with the planned acquisition of Oppenheimer Funds and the succession of Mr. Schlossberg as senior managing director and head of the Americas;

∎ Pursuant to applicable Canadian employment laws, required termination payments equal to (i) two years of salary and cash bonuses in the amount of $5,463,983; (ii) a cash payment of $1,058,428 equal to the amount of annual stock deferred awards and long-term restricted stock awards that would vest during a two-year term; and (iii) two years of group retirement savings plan benefits in the amount of $20,576; and

∎ Acceleration of vesting of all unvested annual stock deferral awards and long-term equity awards given Mr. Taylor’s 20 years of valuable service to the company.

1  For 2018, Mr. Taylor’s actual cash bonus, annual deferred award and long-term equity were nominally larger to reflect the size of the final incentive pool. See page 53 for Mr. Taylor’s 2018 compensation outcomes.

Other NEOs – Our other NEOs are parties to employment arrangements that create salary continuation periods of six or twelve months in the event of voluntary termination of service or involuntary termination of service without cause or unsatisfactory performance. See Potential Payments Upon Termination or Change in Control below.

Potential payments upon termination or change in control
Generally, all participants who hold equity awards, including our NEOs, are eligible, under certain circumstances, for accelerated vesting in the event of a change of control of the company that is followed by involuntary termination of employment other than for cause or unsatisfactory performance or by voluntary termination for “good reason”. Philip Taylor has entered into an agreement with the company regarding his departure from the company at the end of 2019. This agreement is described in detail above.

Compensation Committee report
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the compensation committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018.

Respectfully submitted by the compensation committee:

C. Robert Henrikson (Chairperson)
Sarah E. Beshar
Ben F. Johnson III
Denis Kessler
Sir Nigel Sheinwald
G. Richard Wagoner, Jr.
Phoebe A. Wood

Summary compensation table for 2018

The following table sets forth information about compensation earned by our named executive officers during 2016, 2017 and 2018 in accordance with SEC rules. The information presented below may be different from compensation information presented in this Proxy Statement under the caption Executive compensation – Compensation discussion and analysis, as such section describes compensation decisions made in respect of the indicated fiscal year, regardless of when such compensation was actually paid or granted. For an explanation of the principal differences between the presentation in the Compensation discussion and analysis and the table below, please see the note on page 41.

				Non-equity	All other
				incentive plan	compensation
Name and Principal Position	Year	Salary ($)[1]	Share awards ($)[2]	compensation ($)[3]	($)[4]	Total ($)

Martin L. Flanagan	2018	790,000	8,714,708	3,300,000	116,901	12,921,609
President and Chief	2017	790,000	8,622,702	4,268,003	124,490	13,805,195
Executive Officer	2016	790,000	9,644,970	4,045,500	126,585	14,607,055

Loren M. Starr	2018	450,000	2,072,928	911,976	30,830	3,465,734
Senior Managing Director	2017	450,000	2,050,470	991,278	29,709	3,521,457
and Chief Financial Officer	2016	450,000	2,293,987	939,600	28,374	3,711,961

Andrew T.S. Lo	2018	457,978	2,628,842	1,337,213	63,570	4,487,603
Senior Managing Director	2017	460,419	2,549,447	1,371,500	66,011	4,447,377
and Head of Invesco Asia Pacific	2016	462,062	2,782,980	1,300,000	68,656	4,613,698

Gregory G. McGreevey[5]	2018	450,000	2,632,942	1,800,610	29,349	4,912,901
Senior Managing Director,	2017	450,000	3,274,988	1,917,000	27,861	5,669,849
Investments

Philip A. Taylor	2018	492,444	4,333,222	2,234,856	18,617	7,079,139
Vice Chair	2017	491,458	4,034,918	2,352,480	16,579	6,895,435
	2016	481,346	4,519,953	2,262,000	17,494	7,280,793

1

For each of the named executive officers, includes salary that was eligible for deferral, at the election of the named executive officer, under our 401(k) plan or similar plan in the named executive officer’s country. For each of the named executive officers, salary is unchanged from 2017.

For Messrs. Lo and Taylor, base salary is converted to U.S. dollars using an average annual exchange rate, which accounts for the different salary amounts shown despite the fact neither has experienced a salary change during the period shown.

2

For share awards granted in 2018, includes (i) time-based equity awards that generally vest in four equal annual installments on each anniversary of the date of grant; and (ii) performance-based awards, which are subject to a three-year performance period (2018-2020) and vest on February 28, 2021; except that, with respect to Mr. Taylor, the performance-based equity award is subject to a 33-month performance period (January 1, 2018 - September 30, 2020) and vests on December 15, 2020. The value of performance-based awards is based on the grant date value and reflects the probable outcome of such conditions and represents the target level (100%) of achievement. See Grants of plan-based share awards for 2018 below for information about the number of shares underlying each of the time-based equity awards.

Grant date fair values were calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 “Compensation – Stock Compensation” (“ACS 718”). The grant date fair value was calculated by multiplying the target number of shares granted by the closing price of the company’s common shares on the date of grant. The amounts disclosed do not reflect the value actually realized by the named executive officers. For additional information, please see Note 11 – “Share-Based Compensation” to the financial statements in our 2018 Annual Report on Form 10-K.

3	Reflects annual cash bonus award earned for the fiscal year by the named executive officers and paid in February of the following year.
4	The table below reflects the items that are included in the All Other Compensation column for 2018.
5	Mr. McGreevey became an executive officer in 2017.

All other compensation table for 2018

		Company
		contributions to	Tax		Total all other
	Insurance	retirement and	consultation	Perquisites	compensation
Name	premiums ($)	401(k) plans ($)[1]	($)	($)[2]	($)

Martin L. Flanagan	7,698	23,625	–	85,578	116,901

Loren M. Starr	7,205	23,625	–	–	30,830

Andrew T.S. Lo	6,323	52,872	4,375	–	63,570

Gregory G. McGreevey	5,724	23,625	–	–	29,349

Philip A. Taylor	3,518	10,419	4,680	–	18,617

1   Amounts of matching contributions paid by the company to our retirement plans are calculated on the same basis for all plan participants, including the named executive officers.

2   Perquisites include the following:

   With respect to Mr. Flanagan, includes $85,578 for his personal use of company-provided aircraft. The company leases an airplane for which it pays direct operating expenses and monthly lease payments and management fees. We calculate the aggregate incremental cost to the company for personal use based on the average variable costs of operating the airplanes. Variable costs include fuel, repairs, travel expenses for the flight crews and other miscellaneous expenses. This methodology excludes fixed costs that do not change based on usage, such as depreciation, maintenance, taxes and insurance. Mr. Flanagan’s total also includes certain amounts for technology support and fees paid by the company for his and his spouse’s recreational activities in conjunction with a company-sponsored off-site business meeting.

Grants of plan-based share awards for 2018

The compensation committee granted equity awards to each of the named executive officers during 2018. Equity awards are subject to transfer restrictions and are generally subject to forfeiture prior to vesting upon a recipient’s termination of employment. All equity awards immediately become vested upon the recipient’s termination of employment during the 24-month period following a change in control (i) by the company other than for cause or unsatisfactory performance, or (ii) by the recipient for good reason.

The following table presents information concerning plan-based awards granted to each of the named executive officers during 2018.

					Estimated future payout under
					equity incentive plan awards
									Closing
								All	market
								other	price on	Grant date
								share	date of	fair value
		Committee	Type of		Threshold	Target	Maximum	awards	grant	of share
Name	Grant date	action date	award[1]	Vesting[2]	(#)[3]	(#)[3]	(#)[3]	(#)[4]	($/Share)	awards ($)[5]

Martin L.	02/28/18	02/08/18	Time	4-year ratable	–	–	–	133,909	32.54	4,357,399
Flanagan	02/28/18	02/08/18	Performance	36-month cliff	–	133,909	200,864	–	32.54	4,357,399

Loren M. Starr	02/28/18	02/08/18	Time	4-year ratable	–	–	–	31,852	32.54	1,036,464
	02/28/18	02/08/18	Performance	36-month cliff	–	31,852	47,778	–	32.54	1,036,464

Andrew T.S. Lo	02/28/18	02/08/18	Time	4-year ratable	–	–	–	40,394	32.54	1,314,421
	02/28/18	02/08/18	Performance	36-month cliff	–	40,394	60,591	–	32.54	1,314,421

Gregory G.	02/28/18	02/08/18	Time	4-year ratable	–	–	–	40,457	32.54	1,316,471
McGreevey	02/28/18	02/08/18	Performance	36-month cliff	–	40,457	60,686	–	32.54	1,316,471

Philip A. Taylor	02/28/18	02/08/18	Time	3-year ratable	–	–	–	49,937	32.54	1,624,950
	02/28/18	02/08/18	Time	4-year cliff	–	–	–	16,646	32.54	541,661
	02/28/18	02/08/18	Performance	33-month cliff	–	66,583	99,875	–	32.54	2,166,611

1	Time-based equity awards and performance-based awards were granted under the 2016 Global Equity Incentive Plan.
2

Time-based equity awards. For each of the named executive officers other than Mr. Taylor, time-based equity awards are four-year awards that vest 25% each year on the anniversary of the date of grant. With respect to Mr. Taylor, time-based equity awards are comprised of (i) a 3-year award that vests ratably on the first and second anniversary of the grant date and on December 15 of the second calendar year after the grant date and (ii) a 4-year award that vests 100% on the fourth anniversary of the date of grant.

Performance-based equity awards. For each of the named executive officers other than Mr. Taylor, performance-based equity awards are subject to a three-year performance period (2018-2020) and vest on February 28, 2021. With respect to Mr. Taylor, the performance-based equity award is subject to a 33-month performance period (January 1, 2018 - September 30, 2020) and vests on December 15, 2020.

3

Performance-based equity awards are tied to the achievement of specified levels of adjusted operating margin. Vesting ranges from 0 to 150%; straight line interpolation to be used for actual results. Dividend equivalents are deferred for such performance-based equity awards and will be paid at the same rate as on our shares if and to the extent an award vests. The threshold, target and maximum financial measures for the performance-based equity awards granted in 2018 are illustrated below.

Adjusted operating margin	Vesting Name	Vesting%

Equal to or less than 28%	Threshold	0%

Between 36-44%	Target	100%

Equal to or greater than 54%	Maximum	150%

It should be noted that beginning in 2019, performance-based awards will have the following two performance measures: adjusted operating margin and relative TSR. See Performance-based awards above.
4	Dividends and dividend equivalents on unvested time-based equity awards are paid at the same time and rate as on our shares.
5

The grant date fair value is the total amount that the company will recognize as expense under applicable accounting requirements if the share awards fully vest.This amount is included in our Summary Compensation Table each year. Grant date fair values were calculated in accordance with ASC 718. The grant date fair value is calculated by multiplying the number of shares granted by the closing price of our common shares on the day the award was granted. With respect to the performance-based equity awards, the grant date fair value also represents the probable outcome of such performance conditions and represents the target (100%) level of achievement.

Outstanding share awards at fiscal year-end for 2018 The following table provides information as of December 31, 2018 about the outstanding equity awards held by our named executive officers.

			Number of shares or	Market value of	Equity incentive plan	Equity incentive plan
			units that have not	shares or units that	awards that have	awards that have
Name	Footnotes	Date of grant	vested (#)	have not vested ($)	not vested (#)	not vested ($)
Martin L. Flanagan	1	02/28/15	38,227	639,920	–	–
	2	02/28/15	–	–	25,624	428,946
	3	02/28/16	106,734	1,786,727	–	–
	4	02/28/16	–	–	71,218	1,192,189
	5	02/28/17	119,961	2,008,147	–	–
	6	02/28/17	–	–	107,921	1,806,598
	7	02/28/18	133,909	2,241,637	–	–
	8	02/28/18	–	–	133,909	2,241,637

Loren M. Starr	1	02/28/15	9,033	151,212	–	–
	2	02/28/15	–	–	5,960	99,770
	3	02/28/16	25,498	426,837	–	–
	4	02/28/16	–	–	16,827	281,684
	5	02/28/17	28,651	479,618	–	–
	6	02/28/17	–	–	25,498	426,837
	7	02/28/18	31,852	533,202	–	–
	8	02/28/18	–	–	31,852	533,202

Andrew T.S. Lo	1	02/28/15	10,448	174,900	–	–
	2	02/28/15	–	–	6,829	114,317
	3	02/28/16	31,052	519,810	–	–
	4	02/28/16	–	–	20,295	339,738
	5	02/28/17	35,694	597,518	–	–
	6	02/28/17	–	–	31,609	529,135
	7	02/28/18	40,394	676,196	–	–
	8	02/28/18	–	–	40,394	676,196

Gregory G.	1	02/28/15	9,623	161,089	–	–
McGreevey	9	12/15/15	7,977	133,535	–	–
	3	02/28/16	47,048	787,584	–	–
	5	02/28/17	53,006	887,320	–	–
	10	03/15/17	–	–	30,769	515,073
	7	02/28/18	40,457	677,250	–	–
	8	02/28/18	–	–	40,457	677,250

Philip A. Taylor	1	02/28/15	18,186	304,434	–	–
	2	02/28/15	–	–	11,050	184,977
	11	02/28/16	25,922	433,934	–	–
	5	02/28/17	58,154	973,498	–	–
	6	02/28/17	–	–	47,809	800,323
	7	02/28/18	66,583	1,114,599	–	–
	8	02/28/18	–	–	66,583	1,114,599

1	February 28, 2015. Share award vests in four equal installments. As of December 31, 2018, the unvested share award represents 25% of the original grant.
2	February 28, 2015. Performance-based share award vests in four equal installments. As of December 31, 2018, the unvested share award represents 25% of the target award.
3	February 28, 2016. Share award vests in four equal installments. As of December 31, 2018, the unvested share award represents 50% of the original grant.
4	February 28, 2016. Performance-based share award vests in one installment. As of December 31, 2018, the unvested share award represents 100% of the target award.
5	February 28, 2017. Share award vests in four equal installments. As of December 31, 2018, the unvested share award represents 75% of the original grant.
6	February 28, 2017. Performance-based share award vests in one installment. As of December 31, 2018, the unvested share award represents 100% of the target award.
7	February 28, 2018. Share award vests in four equal installments. As of December 31, 2018, the unvested share award represents 100% of the original grant.
8	February 28, 2018. Performance-based share award vests in one installment. As of December 31, 2018, the unvested share award represents 100% of the target award.
9	December 15, 2015. Share award vests in four equal installments. As of December 31, 2018, the unvested share award represents 25% of the original grant.
10	March 15, 2017. Performance-based share award vests in one installment. As of December 31, 2018, the unvested share award represents 100% of the target award.
11	February 28, 2016. Share award vests in four equal installments. As of December 31, 2018, the unvested share award represents 25% of the original grant.

Shares vested for 2018 The following table provides information about equity awards held by our named executive officers that vested in 2018.

	Share awards
	Number of shares	Value realized
Name	acquired on vesting	on vesting ($)

Martin L. Flanagan	299,376	9,451,379

Loren M. Starr	70,518	2,294,656

Andrew T.S. Lo	84,165	2,738,729

Gregory G. McGreevey	70,089	2,156,335

Philip A. Taylor	166,951	4,536,266

Potential payments upon termination or change in control for 2018

The following tables summarize the estimated payments to be made under each agreement, plan or arrangement in effect as of December 31, 2018 which provides for payments to a named executive officer at, following or in connection with a termination of employment or a change in control. However, in accordance with SEC regulations, we do not report any amount to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms or operation in favor of our named executive officers and which is available generally to all salaried employees. In accordance with SEC regulations, this analysis assumes that the named executive officer’s date of termination is December 31, 2018, and the price per share of our common shares on the date of termination is the closing price of our common shares on the NYSE on that date, which was $16.74.

Potential payments upon termination or change in control of the company
		Termination
		by executive
		for good reason
		or involuntary
		termination
	Voluntary termination	by the company			Qualified termination
Benefit and payments	without good reason	without	Death	Change	following change in
upon termination[1]	($)	cause ($)	or disability ($)	in control ($)[2]	control ($)[3]
Martin L. Flanagan
Annual cash bonus[4]	4,750,000	4,750,000	4,750,000	4,750,000	4,750,000
Cash severance[5]	–	14,254,798	–	–	14,254,798
Value of equity acceleration	–	12,345,800	12,345,800	12,345,800	12,345,800
Value of benefits[6]	–	66,415	–	–	66,415
Loren M. Starr
Value of equity acceleration	–	2,932,363	2,932,363	2,932,363	2,932,363
Andrew T.S. Lo
Value of equity acceleration	–	3,627,809	3,627,809	3,627,809	3,627,809
Gregory G. McGreevey
Value of equity acceleration	–	3,839,101	3,839,101	3,839,101	3,839,101
Philip A. Taylor
Value of equity acceleration	–	4,926,364	4,926,364	4,926,364	4,926,364

1

Under the terms of the employment agreement with Mr. Flanagan (the “Flanagan Agreement”), Mr. Flanagan is entitled to certain benefits upon termination of employment. Following any notice of termination, Mr. Flanagan would continue to receive salary and benefits compensation, and the vesting periods with respect to any outstanding share awards would continue to run, in the normal course until the date of termination. See Employment agreements and Potential payments upon termination or a change in control above.

Under the terms of an agreement with Mr. Taylor, Mr. Taylor is entitled to certain benefits to be paid in 2019 or 2020 in connection with his termination of employment. See Employment agreements and Potential payments upon termination or a change in control above.

Each of Messrs. Starr, Lo, McGreevey and Taylor is a party to an agreement that provides for a termination notice period of either six or twelve months. Following any notice of termination, the employee would continue to receive salary and benefits compensation, and the vesting periods with respect to any outstanding share awards would continue to run, in the normal course until the date of termination.

In accordance with SEC rules, the information presented in this table assumes a termination date of December 31, 2018 and that the applicable notice had been given prior to such date.

2	Payment would only be made in the event that the share award was not assumed, converted or replaced in connection with a change in control. We do not provide excise tax “gross up.”
3	Assumes termination for “good reason” or a termination by the company other than for cause or unsatisfactory performance following a change in control. We do not provide excise tax “gross up.”
4	Under the Flanagan Agreement, Mr. Flanagan is entitled to an annual cash bonus that is equal to the greater of $4,750,000 or his most recent annual cash bonus upon certain terminations of employment.
5

Under the Flanagan Agreement, Mr. Flanagan’s severance payment is equal to the sum of (i) his base salary; (ii) the greater of $4,750,000 or his most recent annual cash bonus; and (iii) the fair market value at grant of his most recent equity award.

6

Under the Flanagan Agreement, Mr. Flanagan and his covered dependents are entitled to medical benefits for a period of 36 months following termination. Represents cost to the company for reimbursement of such medical benefits.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of Mr. Martin L. Flanagan, our Chief Executive Officer (our “CEO”), and our employees (other than our CEO):

For 2018, our last completed fiscal year:
∎ the annual total compensation of our median employee (other than our CEO), was $119,367; and
∎ the annual total compensation of our CEO was $12,921,609.

For 2018, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (other than our CEO) was 108 to 1.

Our CEO to median employee pay ratio is calculated in accordance with the SEC requirements. As of October 1, 2018, we identified a new median employee since the median employee identified in 2017 based on 2016 total compensation is no longer with the company. The 2016 compensation for this employee was substantially similar in value to the median employee identified in 2017. We examined 2016 total compensation for all individuals, excluding our CEO. We included all employees who were employed by us during all of 2016 (our base fiscal year) and included base salary, cash bonus, commissions, overtime, performance fees and deferred incentive compensation. We did not make any assumptions, adjustments or estimates with respect to compensation, and we did not annualize the compensation for any employees.

After identifying the median employee, we calculated 2018 annual total compensation for such employee and the CEO using the same methodology we use for our named executive officers as set forth in the 2018 Summary Compensation table in this proxy statement.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2018, the following directors served as members of the compensation committee: C. Robert Henrikson (Chairperson), Sarah E. Beshar, Ben F. Johnson III, Denis Kessler, Sir Nigel Sheinwald, G. Richard Wagoner, Jr. and Phoebe A. Wood. No member of the compensation committee was an officer or employee of the company or any of its subsidiaries during 2018, and no member of the compensation committee was formerly an officer of the company or any of its subsidiaries or was a party to any disclosable related person transaction involving the company. During 2018, none of the executive officers of the company has served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or compensation committee of the company.

Certain Relationships and Related Transactions

Share repurchases

In order to pay withholding or other similar taxes due in connection with the vesting of equity awards granted under our incentive plans, employee participants, including our executive officers, may elect the “net shares” method whereby the company purchases from the participant shares equal in value to an approximation of the tax withholding liability in connection with vesting equity awards. Under the “net shares” method, the price per share paid by the company for repurchases is the closing price of the company’s common shares on the NYSE on the vesting date. During 2018, the company repurchased common shares from the executive officers for the aggregate consideration shown in the following table.

	Number of shares	Aggregate
Name and current title	repurchased (#)	consideration ($)

Kevin M. Carome	24,431	794,985
Senior Managing Director and General Counsel

Gregory M. McGreevey	31,788	977,977
Senior Managing Director, Investments

Colin D. Meadows	34,526	1,123,476
Senior Managing Director and Head of Private Markets and Global Institutional

Andrew R. Schlossberg	15,386	451,931
Senior Managing Director and Head of the Americas

Loren M. Starr	31,948	1,039,588
Senior Managing Director and Chief Financial Officer

Philip A. Taylor	89,374	2,428,419
Vice Chair

Interests in or alongside certain Invesco-sponsored private funds

Some of our employees, including our executive officers, their spouses, related charitable foundations or entities they own or control are provided the opportunity to invest in or alongside certain Invesco-sponsored private funds that we offer to independent investors. We generally limit such investments to employees that meet certain accreditation requirements. Employees who make such investments usually do not pay management or performance fees charged to independent investors. In addition, certain of our employees, including some of our executive officers, receive the right to share in performance fees earned by Invesco in connection with our management of Invesco-sponsored private funds. Messrs. Flanagan, Carome, Schlossberg and Starr have made investments in or alongside Invesco-sponsored private funds. Messrs. Flanagan and Starr received distributions (consisting of profits, other income, return of capital and performance fees) exceeding $120,000 from Invesco-sponsored private funds during the fiscal year ended December 31, 2018.

Other

A relative of Mr. Flanagan was an employee in our US business during part of 2018 and earned $238,184 in total compensation during the fiscal year ended December 31, 2018. His compensation was established in accordance with the company’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions.

Related Person Transaction Policy

Management is required to present for the approval or ratification of the audit committee all material information regarding an actual or potential related person transaction.	The Board of Directors has adopted written Policies and Procedures with Respect to Related Person Transactions to address the review, approval, disapproval or ratification of related person transactions. “Related persons” include the company’s executive officers, directors, director nominees, holders of more than five percent (5%) of the company’s voting securities, immediate family members of the foregoing persons and any entity in which any of the foregoing persons is employed, is a partner or is in a similar position, or in which such person has a 5% or greater ownership interest. A “related person transaction” means a transaction or series of transactions in which the company participates, the amount involved exceeds $120,000 and a related person has a direct or indirect interest (with certain exceptions permitted by SEC rules).

Management is required to present for the approval or ratification of the audit committee all material information regarding an actual or potential related person transaction. The policy requires that, after reviewing such information, the disinterested members of the audit committee will approve or disapprove the transaction. Approval will be given only if the audit committee determines that such transaction is in, or is not inconsistent with, the best interests of the company and its shareholders. The policy further requires that in the event management becomes aware of a related person transaction that has not been previously approved or ratified, it must be submitted to the audit committee promptly.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires certain officers, directors and persons who beneficially own more than 10% of the company’s common shares to file reports of ownership and reports of changes in ownership with the SEC. The reporting officers, directors and 10% shareholders are also required by SEC rules to furnish the company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports, the company believes that all Section 16(a) filing requirements applicable to its directors, reporting officers and 10% shareholders were complied with during 2018 with the exception of a late amendment to a Form 4 filing on behalf of Annette Lege due to an administrative error initially under reporting the number of shares granted in March 2018. This amendment was filed as soon as the error was identified.

Security Ownership of Principal Shareholders

The following table sets forth the common shares beneficially owned as of February 15, 2019 by each shareholder known to us to beneficially own more than five percent of the company’s outstanding common shares. The percentage of ownership indicated in the following table is based on 396,981,176 common shares outstanding as of February 15, 2019.

	Amount and
	nature of beneficial	Percent
Name and address of beneficial owner	ownership[1]	of class (%)

The Vanguard Group	44,448,872[2]	11.2
100 Vanguard Boulevard, Malvern, Pennsylvania 19355

BlackRock, Inc.	34,987,872[3]	8.8
55 East 52nd Street, New York, NY 10055

1   Except as described otherwise in the footnotes to this table, each beneficial owner in the table has sole voting and investment power with regard to the shares beneficially owned by such owner.

2   On February 11, 2019, The Vanguard Group, on behalf of itself and certain of its affiliates (collectively, “Vanguard”) filed a Schedule 13G/A with the SEC indicating that Vanguard had sole voting power with respect to 480,791 common shares, shared voting power with respect to 109,169 common shares, sole dispositive power with respect to 43,880,369 common shares and shared dispositive power with respect to 568,503 common shares, of Invesco.

3   On February 4, 2019, BlackRock, Inc., on behalf of itself and certain of its affiliates (collectively, “BlackRock”) filed a Schedule 13G/A with the SEC indicating that BlackRock had sole voting power with respect to 31,186,040 common shares and sole dispositive power with respect to 34,987,298 common shares, of Invesco.

Security Ownership of Management

The following table lists the common shares beneficially owned as of February 15, 2019 by (i) each director; (ii) each executive officer named in the Summary Compensation Table above; and (iii) all current directors and executive officers as a group. The percentage of ownership indicated below is based on 396,981,176 of the company’s common shares outstanding on February 15, 2019.

Beneficial ownership reported in the below table has been determined according to SEC regulations and includes common shares that may be acquired within 60 days after February 15, 2019, but excludes deferred shares which are disclosed in a separate column. Unless otherwise indicated, all directors and executive officers have sole voting and investment power with respect to the shares shown. No shares are pledged as security. As of February 15, 2019, no individual director or named executive officer owned beneficially 1% or more of our common shares, and our directors and executive officers as a group owned approximately 1.9% of our outstanding common shares.

	Common shares	Deferred share
Name	beneficially owned	awards[1]	Total

Sarah E. Beshar	15,331	–	15,331

Joseph R. Canion	64,451	5,925	70,376

Martin L. Flanagan[2]	3,614,959	313,048	3,928,007

C. Robert Henrikson	30,332	–	30,332

Ben F. Johnson III	42,953	–	42,953

Denis Kessler	54,598	–	54,598

Sir Nigel Sheinwald	18,081	–	18,081

G. Richard Wagoner, Jr.[3]	33,983	–	33,983

Phoebe A. Wood	35,108	–	35,108

Andrew T. S. Lo	408,192	216,715	624,907

Gregorgy G. McGreevey	390,717	71,226	461,943

Loren M. Starr	545,640	74,177	619,817

Philip A. Taylor	237,385	294,287	531,672

All Directors and Executive	6,358,666	1,198,721	7,557,387
Officers as a Group (17 persons)[4]

1  For Mr. Canion, represents deferred shares awarded under our legacy Deferred Fees Share Plan. For the named executive officers, represents restricted stock units under the 2011 Global Equity Incentive Plan and 2016 Global Equity Incentive Plan. None of the shares subject to such awards may be voted or transferred by the participant.

2  For Mr. Flanagan, includes an aggregate of 3,190,004 shares held in trust and 400 shares held by Mr. Flanagan’s spouse. Mr. Flanagan has shared voting and investment power with respect to these shares.

3  For Mr. Wagoner, includes 5,000 shares held in trust via a defined benefit account. Mr. Wagoner has sole voting and investment power with respect to these shares.

4  For one of the executive officers of the group, the executive officer has shared voting and investment power with respect to 68,758 shares.

Proposal	Advisory Vote to Approve the Company’s Executive Compensation
2
General
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”) enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

We are asking our shareholders to vote “FOR” the following resolution at the Annual General Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual General Meeting of Shareholders pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”

Invesco’s compensation programs, particularly our annual incentive pools, are tied to the achievement of our multi-year strategic objectives and financial results and our success in serving our clients’ and shareholders’ interests, as further described in Executive Compensation above. In considering their vote, we urge shareholders to review the information included in this proxy statement in Executive Compensation. The extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns, and the compensation committee will evaluate whether any actions are necessary to address those concerns. Under the Board’s current policy, shareholders are given an opportunity to cast an advisory vote on this topic annually.

Recommendation of the board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC. This proposal requires the affirmative vote of a majority of votes cast at the Annual General Meeting.

Proposal 3	Amendment of Company’s Third Amended and Restated Bye-Laws to Eliminate Certain Super Majority Voting Standards
General
Our Board of Directors is committed to good corporate governance and has carefully considered the advantages and disadvantages of the various voting standards contained in our Bye-Laws. In general, our Bye-Laws require matters submitted for a shareholder vote to receive affirmative approval of a majority of the shares voting on the matter. However, certain provisions include a higher voting standard, as follows:

∎ Modification of Rights. Our Bye-Laws currently provide that modifying the rights of a class of shares requires the approval of not less than three-quarters of the issued shares of the applicable class.

∎ Certain Business Combinations. Our Bye-Laws currently provide that certain business combinations with “interested shareholders” require, among other things, the approval of two-thirds of the outstanding voting shares not beneficially owned by the interested shareholder.

∎ Bye-Law Amendments. Our Bye-Laws currently require the approval of not less than three-quarters of the outstanding voting power to amend certain provisions of the Bye-Laws, including with respect to the size of the board, board tenure, shareholder proposals, proxy access, removal of directors, board vacancies, written resolutions, rights of shares, certain business combinations and Bye-Law amendments.

∎ Actions with Respect to Directors. Our Bye-Laws currently require that a majority of our outstanding voting shares approve the removal of directors for cause and approve the filling of vacancies resulting from such removal.

Supermajority voting requirements are intended to facilitate corporate governance stability by requiring broad shareholder consensus to effect certain changes. However, evolving corporate governance practices have come to view supermajority voting provisions as conflicting with principles of good corporate governance. After careful deliberation, and after discussions held with a number of our largest shareholders in the fall and winter of 2018 representing approximately 19% of our outstanding shares as of October 31, 2018 who are supportive of the following proposed changes, the Board has determined that the elimination of certain of the supermajority voting provisions from our Bylaws is in the best interests of Invesco and its shareholders. The Board has determined that it is in the best interests of Invesco and its shareholders to revise the voting standards under the Bye-Laws to require:

∎ Modification of Rights. The proposed amended Bye-Laws would provide that modification of the rights of (1) common shares requires approval by a majority of the votes cast by the holders of common shares and (2) preference shares requires approval by two-thirds of the outstanding shares of the applicable class of preference shares (or such lower threshold as may be set forth in the instrument defining the rights of the applicable class of preference shares).

∎ Certain Business Combinations. The proposed amended Bye-Laws would require a majority of the votes cast by holders of shares not beneficially owned by the interested shareholder for approving certain business combinations with interested shareholders.

∎ Bye-Law Amendments and Actions with Respect to Directors. The proposed amended Bye-Laws would require a majority of the votes cast to approve Bye-Law amendments (other than certain amendments relating to the preference share provisions addressed above, which would utilize the same standard applicable to modifying the rights of preference shares), removal of directors for cause and filling vacancies resulting from the removal of such directors.

Appendix A shows the proposed changes to the relevant Bye-Laws implementing the above revisions to our voting standards and other clean up revisions regarding the list of defined terms, with deletions indicated by strikeouts and additions indicated by underlining. You are urged to read the revised Bye-Laws provisions in their entirety.

The affirmative vote of at least three-fourths of the issued and outstanding shares of stock is required to approve this Proposal. This means that if you abstain from voting on this Proposal, your vote will count against this Proposal. If approved by the requisite shareholder vote, the proposed changes to the Bye-Laws will become effective and will be set forth in amended and restated Bye-Laws. If this Proposal is not approved, the proposed amendments to our Bye-Laws will not be made and the existing provisions will remain in effect.

Recommendation of the board THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE BYE-LAWS.

Proposal 4	To amend the Invesco Ltd. 2016 Global Equity Incentive Plan (the “2016 Equity Plan”) to increase the number of shares authorized for issuance under the plan
General
We are asking our shareholders to approve an amendment to the 2016 Equity Plan (the “2016 Equity Plan Amendment”) to approve an additional 9.8 million shares for issuance under the 2016 Equity Plan. As of March 1, 2019, 4.5 million shares remained available for grant. The 2016 Equity Plan is our primary equity compensation plan for our employees and non-executive directors.

The Board and the compensation committee are mindful of their responsibility to our shareholders to exercise judgment in granting equity-based awards. Upon recommendation of the compensation committee, the Board adopted the 2016 Equity Plan Amendment on February 7, 2019, subject to shareholder approval. The Board recommends that shareholders approve the 2016 Equity Plan Amendment to permit the Company’s continued use of equity-based compensation awards. The material terms of the 2016 Equity Plan, as amended, are described below. The complete text of the 2016 Equity Plan Amendment is attached as Annex D to this Proxy Statement.

Why should you vote FOR approval of the 2016 Equity Plan Amendment?
Under NYSE rules, listed companies such as Invesco are generally not permitted to grant shares of common stock as compensation except under a plan that is approved by shareholders. Equity awards are an important part of our pay-for-performance compensation program. The Board recommends a vote “FOR” the approval of the 2016 Equity Plan Amendment because it will continue to allow Invesco to achieve important business objectives in ways that are consistent with our shareholders’ interests.

∎ Equity compensation facilitates alignment of employee and shareholder interests. Consistent with industry practice and accepted good governance standards, a significant portion of compensation for our executive officers is delivered in the form of company equity. Further, our compensation philosophy reflects our belief that equity compensation is a critical means of aligning the interests of employees with those of our shareholders. In recent years, all equity awards have been made in the form of restricted stock and restricted stock units that generally vest over a four-year period. We believe that this is the best and simplest way to align the interests of our employees with the interests of our shareholders, giving our employees a significant incentive to appropriately increase shareholder value.

∎ Equity compensation is an important tool to recruit and retain talent. Our competitors in the industry routinely use equity awards to compensate employees, and we believe that employees place a high value on equity compensation. Our equity compensation awards are an important component of our compensation program and play a significant role in our ability to attract and retain talented employees and senior management. Approximately 28% of our employee population hold equity awards.

∎ Use of “full-value” awards. Our equity compensation program favors the use of “full-value” awards (as opposed to “appreciation” awards, such as stock options or stock appreciation rights). This can mitigate the potential dilutive effect of equity compensation, because the same value can be delivered in the form of a stock award using fewer shares than would be needed if delivered in the form of a stock option. Invesco has not granted employee stock options since 2005 and has never granted stock appreciation rights.

∎ The 2016 Equity Plan has key features that serve shareholder interests. The 2016 Equity Plan includes best practices with respect to governance and administration of equity compensation programs described in more detail below in below Key Features.

Following our annual grant of equity awards in February 2019, approximately 4.5 million shares were available for grant under the 2016 Equity Plan. If this proposal is not approved, the 2016 Equity Plan will remain in effect although the remaining shares will be insufficient to maintain our current approach to employee compensation. We believe that this change would adversely affect shareholders and shareholder value and negatively impact the alignment between employee and shareholder interests. Without an equity plan under which Invesco can issue additional shares, we would need to reduce significantly, or eliminate entirely, compensation that is paid in a form other than cash. In addition, if our shareholders do not approve the 2016 Equity Plan Amendment, we believe such action will impair our ability to compete for and retain our most talented employees.

Key features of the 2016 Equity Plan, as amended
The 2016 Equity Plan, as amended, includes a number of features that promote best practices and protect shareholders’ interests, including:

Independent committee	Administered by the compensation committee, which is composed entirely of independent directors who meet the SEC and NYSE standards for independence.
No “evergreen” provision	Fixed number of shares available for grant that will not automatically increase because of an “evergreen” feature.
Double-trigger change- in-control provision

Includes a double-trigger change-in-control provision that provides for the accelerated vesting of awards assumed following a change in control if a participant’s employment is terminated by the company involuntarily (other than for cause or unsatisfactory performance) or by the participant for good reason.

Forfeiture and clawback	All performance-based awards are subject to forfeiture or “clawback” provisions. See Compensation Policies and Practices – Clawback policy above.
No loans against or transferability of awards	Prohibits participants from borrowing against or transferring awards.
No excise tax gross ups	Prohibits tax gross ups on awards.
Minimum vesting requirements

Provides a minimum vesting period of two years for time-based and performance-based restricted stock awards and restricted stock units. Invesco’s time-based equity awards generally vest over a period of four years. Beginning in 2016, our executive officers’ performance-based equity awards are subject to 3-year cliff vesting.

No dividends or dividend equivalents on performance-based awards

Prohibits the payment of dividends or dividend equivalents on unvested performance-based awards unless and until the committee has certified that the applicable performance goals for such awards have been met.

No liberal share recycling	Prohibits share recycling for stock options and stock appreciation rights.
Best practices for stock options and stock appreciation rights	– No grants of discounted options or stock appreciation rights – No use of reload options – No repricing of stock options or stock appreciation rights without shareholder approval.
Material amendments require shareholder approval	Material changes, including a material increase in authorized shares, require shareholder approval.

Key data

The compensation committee regularly reviews “run rate,” “overhang” and dilution impact associated with our equity compensation plans, including the proposed 2016 Equity Plan Amendment. We believe that our historical share usage and proposed 2016 Equity Plan are prudent and in the best interests of our shareholders.

Run rate

“Run rate” provides a measure of our annual share utilization relative to the number of shares outstanding. As shown in the following table, the company’s three-year average run rate was 1.5%.

(share amounts in millions)	2018	2017	2016
Granted during the year[1]	6.1	5.6	6.9
Weighted average shares outstanding	412.4	409.4	414.7
(basic)
Run rate	1.5%	1.4%	1.7%

1  Represents time-based and performance-based awards as reported in Note 12 of our Annual Report on Form 10-K for the year ended December 31, 2018.

Overhang and unvested share awards

“Overhang” refers to potential shareholder dilution represented by outstanding employee equity awards and shares available for future grant. Overhang is equal to the sum of outstanding awards plus shares available for grant, divided by common shares outstanding.

(share amounts in millions)	Outstanding awards[1]	Shares available for grant[2]	Common shares outstanding[3]	Overhang
As of December 31, 2018	13.4	13.7	412.4	6.5%
As of March 1, 2019	19.4	4.5	412.4	5.8%

1  The company has no outstanding stock options or stock appreciation rights. Represents time-based and performance-based awards.

2  Represents shares available for grant under the 2016 Equity Plan.

3  Represents basic weighted average shares oustanding.

Information regarding equity compensation plans

The following table sets forth information about common shares that may be issued under our existing equity compensation plans as of December 31, 2018.

Name of plan	Approved by security holders[1]	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding options)
2016 Global Equity Incentive Plan	✓	N/A	N/A	13,732,511
2012 Employee Stock Purchase Plan	✓	N/A	N/A	1,924,071
2010 Global Equity Incentive Plan (ST)		N/A	N/A	1,474,340
Total		N/A	N/A	17,130,922

1

With respect to the 2010 Global Equity Incentive Plan (ST), shares are issued only as employment inducement awards in connection with a strategic transaction and, as a result, do not require shareholder approval under the rules of the New York Stock Exchange or otherwise.

Impact on dilution

The 2016 Equity Plan currently authorizes the issuance of up to 21.7 million shares. As noted above, the 2016 Equity Plan Amendment will authorize the issuance of up to 9.8 million shares. If the 2016 Equity Plan Amendment is approved by our shareholders, the 2016 Equity Plan will authorize the issuance of up to 31.5 million shares. The Board believes that the potential dilution resulting from these additional shares is reasonable and that the issuance of these additional shares will provide an appropriate incentive for employees to increase the value of the company for shareholders. Based on historical grant levels and the company’s current stock price, the company anticipates that the shares available for grant under the 2016 Equity Plan after the 2016 Equity Plan Amendment becomes effective will be sufficient to provide projected equity incentives to our employees until our 2020 Annual General Meeting.

Summary of terms of 2016 equity plan, as amended

The following summary of the material features of the 2016 Equity Plan, as amended by the 2016 Equity Plan Amendment, does not purport to be complete and is qualified by the specific provisions of the 2016 Equity Plan and the 2016 Equity Plan Amendment, copies of which are available to any shareholder of the company upon written request to the Corporate Secretary of the company at Company’s principal executive offices.

Requests for copies should be addressed to: E-mail: company.secretary@invesco.com Mail: Invesco Ltd. 1555 Peachtree Street N.E. Atlanta, Georgia 30309 Attn: Office of the Secretary

The 2016 Equity Plan was originally approved by our shareholders in May 2016. A copy of the 2016 Equity Plan also is included as Appendix A to the Company’s Proxy Statement filed with the SEC on March 24, 2016. Please also see Annex D to this proxy statement for a copy of the 2016 Equity Plan Amendment.

General. Under the terms of the 2016 Equity Plan, the compensation committee will have the authority to grant restricted stock, restricted stock units, stock options, stock appreciation rights (“SARs”) and other stock-based awards. We anticipate that we will continue our current equity compensation practice of granting only restricted stock, restricted stock units and other stock-based awards. We have not granted stock options since 2005 and have never granted SARs.

Shares subject to the 2016 Equity Plan. As noted above, an aggregate of 21.7 million common shares currently is authorized for issuance under the 2016 Equity Plan. As noted above, as of March 1, 2019, awards representing 19.4 million common shares were outstanding under the 2016 Equity Plan and 4.5 million common shares remained available for grant. We are asking our shareholders to approve an additional 9.8 million shares under the 2016 Equity Plan.

Shares delivered in connection with awards under the 2016 Equity Plan may be shares that are authorized but unissued shares, shares held by the company as treasury shares or, if required by local law, shares delivered from a trust established pursuant to applicable law.

The number of common shares authorized for issuance under the 2016 Equity Plan, as well as the number of shares subject to outstanding awards and the annual limitation on grants to any single individual, are subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange or other similar corporate transaction or event.

Share counting. Under the following circumstances, shares that are subject to awards granted under the 2016 Equity Plan shall not be counted for purposes of the limits on the total number of shares that can be issued under the 2016 Equity Plan or the number of shares that can be issued as incentive stock options in the following circumstances:
∎ The award is forfeited, canceled or terminates, expires or lapses without shares having been delivered;
∎ The award is settled in cash; or
∎ The shares are withheld by the company to satisfy all or part of any tax withholding obligation related to an award of restricted stock or restricted stock units.

Shares tendered or withheld by the company in payment of the exercise price of stock options or SARs or to satisfy all or part of any tax withholding obligation related to such stock option or SAR shall be counted as shares that were issued under the 2016 Equity Plan.

Limits on incentive stock options. The total number of shares that can be issued pursuant to incentive stock options cannot exceed six million under the 2016 Equity Plan.

Eligibility. As of December 31, 2018, (i) approximately 7,400 employees of the company were eligible for awards under the 2016 Equity Plan, of which 2,100 had outstanding awards, and (ii) all of our non-executive directors were eligible for awards under the 2016 Equity Plan, all of whom receive quarterly compensation in the form of equity awards granted under the 2016 Equity Plan.

Types of awards. The 2016 Equity Plan authorizes awards in the form of restricted stock, restricted stock units, stock options, SARs and other stock-based awards.

∎ Restricted Stock and Restricted Stock Units. Awards of restricted stock are actual shares of common stock that are issued to a participant. An award of a restricted stock unit represents the right to receive cash or common stock at a future date. In each case, the award is subject to restrictions on transferability and such other restrictions, if any, as the compensation committee may impose at the date of grant. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established performance goals, in such installments, or otherwise, as the compensation committee may determine. Except to the extent provided in the applicable award agreement, a participant granted restricted stock will have all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends. If provided in the applicable award agreement, a holder of restricted stock units will be entitled to dividend equivalents with respect to such restricted stock units.

Upon termination of employment or other service relationship during the applicable restriction period, shares of restricted stock and restricted stock units that are subject to restrictions will be forfeited unless the award agreement provides otherwise.

∎ Other stock-based awards. The 2016 Equity Plan provides for the award of company shares and other awards that are valued by reference to our shares. Other stock-based awards may only be granted in lieu of compensation that would otherwise be payable to the participant. Non-executive director awards are considered a form of other stock-based awards. Each year, the committee establishes the value of such stock-based awards for non-executive directors for the upcoming year. Such awards are subject to the non-executive director stock ownership policy.

∎ Stock options and SARs. A stock option is an award that gives the participant the right, but not the obligation, to purchase a specified number of company shares at a specified price for a stated period of time. Stock options may be granted in the form of incentive stock options, which are intended to qualify for favorable treatment for the recipient under U.S. federal tax law, or as nonqualified stock options, which do not qualify for this favorable tax treatment. SARs represent the right to receive an amount in cash, shares or both equal to the fair market value of the shares subject to the award on the date of exercise minus the exercise price of the award.

As noted above, the 2016 Equity Plan provides for stock options even though the company has not granted stock options since 2005. The 2016 Equity Plan also provides for SARs, although the company has never granted SARs. If stock options or SARs are granted under the 2016 Equity Plan, they will be subject to the following limitations:
∎ No discounted stock options or SARs – All stock options and SARs must have an exercise price that is not less than the fair market value of the underlying shares on the date of grant.

∎ No reloads – The grant of a stock option will not be conditioned on the delivery of shares to the company in payment of an exercise price or satisfaction of a withholding or other payment obligation (i.e., a “reload option”).

∎ No repricing – Repricing of stock options or SARs is not permitted without shareholder approval.
∎ Term – The term of a stock option or SAR cannot exceed 10 years.
∎ No liberal share recycling – Share recycling for stock options and SARs is prohibited.
∎ Minimum vesting requirements – The 2016 Equity Plan provides a minimum vesting period of one year for stock options and SARs.

Minimum vesting requirements

Restricted stock and restricted stock units. Except with respect to the death, disability or involuntary termination (other than for cause or unsatisfactory performance) of a participant or the occurrence of a corporate transaction (including a change of control) or special circumstances determined by the committee, an award of restricted stock or restricted stock units subject solely to continued services shall have a minimum vesting period of not less than two years from the date of grant (permitting pro rata vesting over such time). In recent years, restricted stock awards and restricted stock units generally vest over a four-year period. Our executive officers’ performance-based equity awards are subject to 3-year cliff vesting.

Stock options and SARs. Stock options and SARs are subject to a one year minimum vesting period. The company has not granted stock options since 2005 and has never granted SARs.

Performance-based awards. To the extent the compensation committee grants an award under the 2016 Equity Plan with payment or vesting based on the attainment of one or more performance goals, such payment or vesting is permitted if, and only to the extent that, the performance goals established by the compensation committee are met.

The performance goals may relate to the performance of the company or the performance of the company relative to a pre-established group. The performance goals may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made and a maximum level of performance above which no additional payment will be made. The performance measure or measures and the performance goals established by the compensation committee may be different for different fiscal years. With respect to 2018 performance-based awards that were granted in February 2019, the compensation committee designated the following performance goals: adjusted operating margin and relative TSR.

Termination of employment/services. Except as otherwise provided in an award agreement, all unvested awards under the 2016 Equity Plan are forfeited when a participant terminates employment with, or ceases performing services for, the company.

Effect of a change of control. Awards that are not assumed in connection with a change of control will immediately vest at 100 percent. In the event of a change of control, with respect to awards that are assumed by the acquirer, then upon the participant’s termination of employment during the 24 months following a change in control (i) by the company (other than for cause or unsatisfactory performance) or (ii) by the participant for good reason (as defined in the 2016 Equity Plan), awards will vest at 100 percent unless otherwise provided in an award agreement.

Changes in capitalization and other corporate events. In the case of events affecting the capital structure of the company or certain corporate events such as a merger, the committee shall make adjustments and substitutions to shares reserved for issuance, awards limits, the number of shares subject to outstanding awards and the exercise price of outstanding awards under the 2016 Equity Plan as it deems equitable and appropriate. The committee may also adjust performance goals to reflect unusual or non-recurring events and extraordinary items and for other similar reasons, but only to the extent that such adjustments would not cause awards that are intended to be exempt from Section 162(m) of the Code to lose that exemption.

Non-transferability. Awards under the 2016 Equity Plan cannot be sold, assigned, transferred, pledged or otherwise encumbered, except by will and the laws of descent and distribution.

Tax withholding; no gross ups. The participant is responsible for all taxes legally due from a participant. Except as otherwise provided in an award agreement, withholding obligations under the 2016 Equity Plan may be settled in shares.

Plan amendments and changes. The Board of Directors or the compensation committee may amend, alter or discontinue the 2016 Equity Plan, but no change is permitted without a participant’s consent to the extent that it would materially impair the participant’s rights under an outstanding award unless the change is made to comply with applicable law or stock exchange rules or to prevent adverse tax consequences to the company or a participant. In addition, no amendment will be made without the approval of the company’s shareholders if approval is required by applicable law or the listing standards of an applicable exchange.

Effective date. The 2016 Equity Plan Amendment will be effective on of the date that it is approved by our shareholders, as requested herein, and will terminate on the tenth anniversary of the effective date of the 2016 Equity Plan.

Securities registration. We intend to file with the SEC an amendment to our registration statement of Form S-8 covering the increase in the number of shares of common stock authorized for issuance under the 2016 Equity Plan, as amended.

Certain U.S. federal income tax consequences

The following discussion is intended only as a general summary of the material U.S. federal income tax consequences of awards issued under the 2016 Equity Plan for the purposes of shareholders considering how to vote on this proposal. It is not intended as tax guidance to participants in the 2016 Equity Plan. This summary does not take into account certain circumstances that may change the income tax treatment of awards for individual participants, and it does not describe the state or local income tax consequences of any award or the taxation of awards in jurisdictions outside of the U.S.

Restricted stock awards and restricted stock units. The fair market value of stock granted under a restricted stock award is generally includable by the participant as ordinary income when the award vests. In the case of restricted stock unit awards, any cash and the fair market value of any stock issued as payment under the awards is includible as ordinary income when paid. Any dividends or dividend equivalents paid on unvested restricted stock and restricted stock units are treated as ordinary income when paid.

Stock options and SARs. The grant of a stock option or SAR generally has no tax consequences for a participant or the company. The exercise of an incentive stock option generally does not have tax consequences for a participant or the company, except that it may result in an item of adjustment for alternative minimum tax purposes for the participant. If a participant holds the shares acquired through the exercise of an incentive stock option for the time specified in the Code, any gain or loss arising from a subsequent disposition of the shares will be taxed as long-term capital gain or loss. If the shares are disposed of before the holding period is satisfied, the participant will recognize ordinary income equal to the lesser of (1) the amount realized upon the disposition and (2) the fair market value of such shares on the date of exercise minus the exercise price paid for the shares.

A participant recognizes ordinary income upon the exercise of a nonqualified stock option equal to the fair market value of the shares minus the exercise price for the shares. Upon the exercise of a SAR, the participant recognizes ordinary income equal to the amount paid to the participant, in cash and shares that represents the excess of the fair market value of a SAR over its exercise price. Any subsequent disposition of shares acquired through the exercise of a nonqualified stock option or a SAR will generally result in capital gain or loss, which may be short- or long-term, depending upon the holding period for the shares.

Deductions by the company. Except as explained below, the company generally is entitled to a deduction equal to the amount included in the ordinary income of participants and does not receive a deduction for amounts that are taxable to participants as capital gain.

Section 409A. The grant of certain types of incentive awards under the 2016 Equity Plan, may be subject to the requirements of Section 409A of the Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, a participant may be subject to tax on all or a portion of the award earlier than the times described above, and additional taxes, penalties and interest could apply. Stock options, SARs and restricted stock awards that comply with the terms of the 2016 Equity Plan are intended to be exempt from the requirements of Section 409A. Restricted stock units granted under the 2016 Equity Plan may be subject to the requirements of Section 409A but are intended to comply with those requirements to avoid early taxation, additional taxes, penalties and interest. Notwithstanding the foregoing, the company is not responsible for any taxes, penalties or interest imposed with respect to any awards granted under the 2016 Equity Plan, including taxes, penalties or interest imposed under Section 409A.

New plan benefits. Future grants under the 2016 Equity Plan will be made at the discretion of the compensation committee and, accordingly, are not yet determinable. In addition, benefits under the 2016 Equity Plan will depend on a number of factors, including fair market value of the common shares on future dates. Consequently, it is not possible to determine the benefits that might be received by participants under the 2016 Equity Plan.

For information relating to grants under the 2016 Equity Plan for the last fiscal year to our named executive officers, see Grants of Plan-based Share Awards for 2018 table on page 60.

Recommendation of the board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF 2016 EQUITY PLAN AMENDMENT. This proposal requires the affirmative vote of a majority of votes cast at the Annual General Meeting.

Proposal 5	Appointment of Independent Registered Public Accounting Firm

General
The audit committee of the Board has proposed the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the company’s consolidated financial statements for the fiscal year ending December 31, 2019 and to audit the company’s internal control over financial reporting as of December 31, 2019. During and for the fiscal year ended December 31, 2018, PwC audited and rendered opinions on the financial statements of the company and certain of its subsidiaries. PwC also rendered an opinion on the company’s internal control over financial reporting as of December 31, 2018. In addition, PwC provides the company with tax consulting and compliance services, accounting and financial reporting advice on transactions and regulatory filings and certain other services not prohibited by applicable auditor independence requirements. See Fees Paid to Independent Registered Public Accounting Firm below. Representatives of PwC are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Recommendation of the board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PWC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2019. This proposal requires the affirmative vote of a majority of votes cast at the Annual General Meeting. If the appointment is not approved, the audit committee will reconsider the selection of PwC as the company’s independent registered public accounting firm.

Fees Paid to Independent Registered Public Accounting Firm

The audit committee of the Board, with the approval of the shareholders, engaged PwC to perform an annual audit of the company’s consolidated financial statements for fiscal year 2018. The following table sets forth the approximate aggregate fees billed or expected to be billed to the company by PwC for fiscal year 2018 and 2017, for the audit of the company’s annual consolidated financial statements and for other services rendered by PwC in 2018 and 2017.

	Fiscal year ($ in millions)[5]
	2018	2017
Audit fees[1]	6.1	5.0
Audit-related fees[2]	2.3	1.7
Tax fees[3]	2.3	1.4
All other fees[4]	0.3	1.1
Total fees	11.0	9.2

1  The 2018 audit fees amount includes approximately $4.3 million (2017: $3.2 million) for audits of the company’s consolidated financial statements and $1.8 million (2017: $1.8 million) for statutory audits of subsidiaries.

2  Audit-related fees consist of attest services not required by statute or regulation, audits of employee benefit plans and accounting consultations in connection with new accounting pronouncements and acquisitions.

3  Tax fees consist of compliance and advisory services.

4  In 2017 and 2018, all other fees relate primarily to professional consulting services.

5  These amounts do not include fees paid to PwC associated with audits conducted on certain of our affiliated investment companies, unit trusts and partnerships.

Pre-Approval Process and Policy

All audit and non-audit

services provided to the

company and its subsidiaries

by PwC during fiscal years

2018 and 2017 were either

specifically approved or pre-

approved under the audit

and non-audit services pre-

approval policy.

The audit committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent auditors. The policy is designed to ensure that the auditor’s independence is not impaired. The policy sets forth the audit committee’s views on audit, audit-related, tax and other services. It provides that, before the company engages the independent auditor to render any service, the engagement must either be specifically approved by the audit committee or fall into one of the defined categories that have been pre-approved. The policy defines the services that the committee has pre-approved. The term of any such categorical approval is from the date of pre-approval to the next annual update of such pre-approval, unless the committee specifically provides otherwise. The policy also prohibits the company from engaging the auditors to provide certain defined non-audit services that are prohibited under SEC rules. Under the policy, the audit committee may delegate pre-approval authority to one or more of its members, but may not delegate such authority to the company’s management. Under the policy, our management must inform the audit committee of each service performed by our independent auditor pursuant to the policy. This requirement normally is satisfied by a report issued to the audit committee from the independent auditor. Requests to the audit committee for separate approval must be submitted by both the independent auditor and our chief financial officer and the request must include a joint statement as to whether it is deemed consistent with the SEC’s and Public Company Accounting Oversight Board’s rules on auditor independence.

Report of the Audit Committee

Membership and role of the Audit Committee

The audit committee of the Board consists of Phoebe A. Wood (Chairperson), Sarah E. Beshar, C. Robert Henrikson, Ben F. Johnson III, Denis Kessler, Sir Nigel Sheinwald and G. Richard Wagoner, Jr. Each of the members of the audit committee is independent as such term is defined under the NYSE listing standards and applicable law. The primary purpose of the audit committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the company’s financial reporting, auditing and internal control activities, including the integrity of the company’s financial statements, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the company’s internal audit function and independent auditor, and (iv) the company’s compliance with legal and regulatory requirements. The audit committee’s function is more fully described in its written charter, which is available on the company’s website.

Review of the company’s audited consolidated financial statements for the fiscal year ended December 31, 2018
The audit committee has reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2018 with the company’s management. The audit committee has also performed the other reviews and duties set forth in its charter. The audit committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the company’s independent registered public accounting firm, the matters required to be discussed by professional auditing standards. The audit committee has also received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed the independence of PwC with that firm. Based on the audit committee’s review and discussions noted above, the audit committee recommended to the Board of Directors that the company’s audited consolidated financial statements be included in the company’s Annual Report for filing with the SEC.

Respectfully submitted by the audit committee:

Phoebe A. Wood (Chairperson)
Sarah E. Beshar
C. Robert Henrikson
Ben F. Johnson III
Denis Kessler
Sir Nigel Sheinwald
G. Richard Wagoner, Jr.

General Information Regarding the Annual General Meeting

Questions and answers about voting your common shares

Q. Why did I receive this Proxy Statement?
You have received these proxy materials because Invesco’s Board of Directors is soliciting your proxy to vote your shares at the Annual General Meeting on May 9, 2019. This proxy statement includes information that is designed to assist you in voting your shares and information that we are required to provide to you under SEC rules.

Q. What is a proxy?
A “proxy” is a written authorization from you to another person that allows such person (the “proxy holder”) to vote your shares on your behalf. The Board of Directors is asking you to allow any of the following persons to vote your shares at the Annual General Meeting: Ben F. Johnson III, Chairperson of the Board of Directors; Martin L. Flanagan, President and Chief Executive Officer; Loren M. Starr, Senior Managing Director and Chief Financial Officer; Colin D. Meadows, Senior Managing Director and Chief Administrative Officer and Kevin M. Carome, Senior Managing Director and General Counsel.

Q. Why did I not receive my proxy materials in the mail?
As permitted by rules of the SEC, Invesco is making this Proxy Statement and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (“Annual Report”) available to its shareholders electronically via the Internet. The “e-proxy” process expedites shareholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual General Meeting.

On March [.], 2019, we mailed to shareholders of record as of the close of business on March 11, 2019 (“Record Date”) a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement, our Annual Report and other soliciting materials via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice to request such materials.

Q. Who is entitled to vote?
Each holder of record of Invesco common shares on the Record Date for the Annual General Meeting is entitled to attend and vote at the Annual General Meeting.

Q. What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
∎ Shareholders of record. You are a shareholder of record if at the close of business on the Record Date your shares were registered directly in your name with Computershare, our transfer agent.

∎ Beneficial owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?” below for additional information.

∎ Invesco has requested banks, brokerage firms and other nominees who hold Invesco common shares on behalf of beneficial owners of the common shares as of the close of business on the Record Date to forward the Notice to those beneficial owners. Invesco has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Q. How many votes do I have?
Every holder of a common share on the Record Date will be entitled to one vote per share for each Director to be elected at the Annual General Meeting and to one vote per share on each other matter presented at the Annual General Meeting. On the Record Date there were [.] common shares outstanding and entitled to vote at the Annual General Meeting.

Q. What proposals are being presented at the Annual General Meeting?
Invesco intends to present proposals numbered one through five for shareholder consideration and voting at the Annual General Meeting. These proposals are for:

1 Election of eight (8) members of the Board of Directors;

2 Advisory vote to approve the company’s executive compensation;

3 Amendment of the company’s Third Amended and Restated Bye-Laws to eliminate certain super majority voting standards;

4 Amendment of the Invesco Ltd. 2016 Global Equity Incentive Plan to increase the number of shares authorized for issuance under the plan; and

5 Appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm.

Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual General Meeting, Invesco does not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on such matter in their discretion.

Q. How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote:
∎ FOR the election of the eight (8) directors nominated by our Board and named in this proxy statement;
∎ FOR the approval, on an advisory basis, of the compensation of our named executive officers;
∎ FOR the amendment of the company’s Third Amended and Restated Bye-Laws to eliminate certain super majority voting standards;
∎ FOR the amendment of the Invesco Ltd. 2016 Global Equity Incentive Plan to increase the number of shares authorized for issuance under the plan; and
∎ FOR appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm.

Q. How do I attend the Annual General Meeting?
All shareholders are invited to attend the Annual General Meeting. An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual General Meeting. Only shareholders who own Invesco common shares as of the close of business on the Record Date and invited guests will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership. Registration will begin at [11:00 a.m.] Central European Summer Time and the Annual General Meeting will begin at [12:00 p.m.] Central European Summer Time.

∎ If your Invesco shares are registered in your name and you received or accessed your proxy materials electronically via the Internet, click the appropriate box on the electronic proxy card or follow the telephone instructions when prompted and an admission ticket will be held for you at the check-in area at the Annual General Meeting.

∎ If you received your proxy materials by mail and voted by completing your proxy card and checked the box indicating that you plan to attend the meeting, an admission ticket will be held for you at the check-in area at the Annual General Meeting.

∎ If your Invesco shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual General Meeting if you bring a recent bank or brokerage statement showing that you owned Invesco common shares on March 11, 2019. You should report to the check-in area for admission to the Annual General Meeting.

Q. How do I vote and what are the voting deadlines?
You may vote your shares in person at the Annual General Meeting or by proxy. There are three ways to vote by proxy:

∎ Via the internet: You can submit a proxy via the Internet until 11:59 a.m. eastern time on May 8, 2019, by accessing the web site at http://www. envisonreports.com/IVZ and following the instructions you will find on the web site. Internet proxy submission is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been properly recorded.

∎ By telephone: You can submit a proxy by telephone until 11:59 a.m. eastern time on May 8, 2019, by calling toll-free 1-800-652-VOTE (8683) (from the U.S. and Canada) and following the instructions.

∎ By mail: If you have received your proxy materials by mail, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in an account with a bank or broker (i.e., in “street name”), you can vote by following the instructions on the voting instruction card provided to you by your bank or broker. Proxy cards returned by mail must be received no later than the close of business on May 8, 2019.

Even if you plan to be present at the Annual General Meeting, we encourage you to vote your common shares by proxy using one of the methods described above. Invesco shareholders of record who attend the meeting may vote their common shares in person, even though they have sent in proxies.

Q. What if I hold restricted shares?
For participants in the 2016 Global Equity Incentive Plan and the 2011 Global Equity Incentive Plan who hold restricted share awards through the company’s stock plan administrator, your restricted shares will be voted as you instruct the custodian for such shares, Invesco Ltd. (the “Custodian”). There are three ways to vote: via the Internet, by telephone or by returning your voting instruction card. Please follow the instructions included on your voting instruction card on how to vote using one of the three methods. Your vote will serve as voting instructions to the Custodian for your restricted shares. If you do not provide instructions regarding your restricted shares, the Custodian will not vote them. You cannot vote your restricted shares in person at the meeting. To allow sufficient time for voting by the Custodian, the Custodian must receive your vote by no later than 11:59 p.m. eastern time on May 3, 2019.

Q. May I change or revoke my vote?
Yes. You may change your vote in one of several ways at any time before it is cast prior to the applicable deadline for voting:
∎ Grant a subsequent proxy via the Internet or telephone;
∎ Submit another proxy card (or voting instruction card) with a date later than your previously delivered proxy;

∎ Notify our Company Secretary in writing before the Annual General Meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card; or

∎ If you are a shareholder of record, or a beneficial owner with a proxy from the shareholder of record, vote in person at the Annual General Meeting.

Q. What will happen if I do not vote my shares?

∎ Shareholders of record. If you are the shareholder of record and you do not vote in person at the Annual General Meeting, or by proxy via the Internet, by telephone, or by mail, your shares will not be voted at the Annual General Meeting.

∎ Beneficial owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under NYSE rules, your broker or nominee has discretion to vote your shares on routine matters, such as Proposal No. 5, but does not have discretion to vote your shares on non-routine matters, such as Proposals No. 1, 2, 3 or 4. Therefore, if you do not instruct your broker as to how to vote your shares on Proposals No. 1, 2, 3 or 4, this would be a “broker non-vote,” and your shares would not be counted as having been voted on the applicable proposal. We therefore strongly encourage you to instruct your broker or nominee on how you wish to vote your shares.

Q. What is the effect of a broker non-vote or abstention?
Under NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual General Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive such voting instructions and does not have the discretion to vote the shares. Pursuant to Bermuda law, broker non-votes and abstentions are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.

Q. What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?
∎ Shareholders of record. If you are a shareholder of record and you submit a proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals No. 1, 2, 3, 4 and 5.

∎ Beneficial owners. If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under NYSE rules, brokers and other nominees have the discretion to vote on routine matters, such as Proposal No. 5, but do not have discretion to vote on non-routine matters, such as Proposals No. 1, 2, 3 and 4. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal No. 5 and any other routine matters properly presented for a vote at the Annual General Meeting.

Q. What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?
It means you own Invesco common shares in more than one account, such as individually and jointly with your spouse. Please vote all of your common shares. Please see “Householding of Proxy Materials” below for information on how you may elect to receive only one Notice.

Q. What is a quorum?
A quorum is necessary to hold a valid meeting. The presence, in person, of two or more persons representing, in person or by proxy, more than 50% of the issued and outstanding common shares entitled to vote at the meeting as of the Record Date constitutes a quorum for the conduct of business.

Q. What vote is required in order to approve each proposal?
For Proposals 1, 2 , 4 and 5, the affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting is required. Under our Bye-Laws, a majority of the votes cast means the number of shares voted “for” a proposal must exceed 50% of the votes cast with respect to such proposal. Votes “cast” include only votes cast with respect to shares present in person or represented by proxy and excludes abstentions. For Proposal 3, the affirmative vote for at least 75% of the issued and outstanding shares of the company is required.

Q. How will voting on any other business be conducted?
Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the persons named as proxies will vote on the matter in their discretion.

Q. What happens if the Annual General Meeting is adjourned or postponed?
Your proxy will still be effective and will be voted at the rescheduled Annual General Meeting. You will still be able to change or revoke your proxy until it is voted.

Q. Who will count the votes?
A representative of Computershare, our transfer agent, will act as the inspector of election and will tabulate the votes.

Q. How can I find the results of the Annual General Meeting?
Preliminary results will be announced at the Annual General Meeting. Final results will be published in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual General Meeting.

Important additional information

Costs of solicitation
The cost of solicitation of proxies will be paid by Invesco. We have retained Alliance Advisors LLC to solicit proxies for a fee of approximately $18,000 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Invesco personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and our Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

Presentation of financial statements
In accordance with Section 84 of the Companies Act 1981 of Bermuda, Invesco’s audited consolidated financial statements for the fiscal year ended December 31, 2018 will be presented at the Annual General Meeting. These statements have been approved by the Board. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

Registered and principal executive offices
The registered office of Invesco is located at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda. The principal executive office of Invesco is located at 1555 Peachtree Street N.E., Atlanta, Georgia 30309, and the telephone number there is 1-404-892-0896.

Shareholder proposals for the 2020 annual general meeting
In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the proxy statement for next year’s annual general meeting of shareholders must be received by Invesco no later than 120 days before the anniversary of the date of this proxy statement (e.g., not later than November 23, 2019). Such proposals should be sent to our Company Secretary in writing to Invesco Ltd., Attn: Office of the Company Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309, or by email to company.secretary@invesco.com. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Bye-Laws, and must be a proper subject for shareholder action under Bermuda law.

The company implemented “proxy access” in 2017. Proxy access allows eligible shareholders to include their director nominees in the company’s proxy materials for an annual general meeting of shareholders, along with the candidates nominated by the Board as long as certain criteria are met and such request to include a shareholder-nominated candidate is received not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting (e.g. from January 10, 2020 to February 9, 2020). Subject to the terms and conditions set forth in our Bye-Laws, generally, eligible shareholders who have continuously maintained qualifying ownership of at least 3% of the company’s outstanding shares for at least the previous three years are generally permitted to use the company’s proxy statement to nominate, at the company’s annual general meeting of shareholders, a number of eligible director candidates equal to the greater of two and the largest whole number that does not exceed 20% of the number of directors in office as of the last day on which a proxy access notice may be delivered.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with SEC proxy rules, Bermuda law, our Bye-Laws and other legal requirements, without seeking to have the proposal included in Invesco’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Under our Bye-Laws, notice of such a proposal must generally be provided to our Company Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting. The period under our Bye-Laws for receipt of such proposals for next year’s meeting is thus from January 10, 2020 to February 9, 2020. (However, if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by a shareholder of business or the nomination of directors for election or reelection to be brought before the annual general meeting to be timely must be delivered (i) not earlier than the close of business on the 120th day prior to such annual general meeting; and (ii) not later than the close of business on the later of (A) the 90th day prior to such annual general meeting and (B) the 10th day following the day on which public announcement of the date of such meeting is first made.) SEC rules permit proxy holders to vote proxies in their discretion in certain cases if the shareholder does not comply with these deadlines, and in certain other cases notwithstanding compliance with these deadlines.

In addition, Sections 79-80 of the Bermuda Companies Act allows shareholders holding at least 5% of the total voting rights or totaling 100 record holders (provided that they advance to the company all expenses involved and comply with certain deadlines) to require Invesco (i) to give notice of any resolution that such shareholders can properly propose at the next annual general meeting; and/or (ii) to circulate a statement regarding any proposed resolution or business to be conducted at a general meeting.

United States Securities and Exchange Commission reports
A copy of the company’s Annual Report on Form 10-K (“Annual Report”), including financial statements, for the fiscal year ended December 31, 2018, is being furnished concurrently herewith to all shareholders holding shares as of the Record Date. Please read it carefully.

Shareholders may obtain a copy of the Annual Report, without charge, by visiting the company’s web site at www.invesco.com or by submitting a request to our Company Secretary at: company.secretary@invesco.com or by writing Invesco Ltd., Attn: Office of the Company Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. Upon request to our Company Secretary, the exhibits set forth on the exhibit index of the Annual Report may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

Householding of proxy materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for Proxy Statements and Annual Reports with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement and Annual Report to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of banks and brokers with account holders who are beneficial holders of the company’s common shares will be householding the company’s proxy materials or the Notice. Accordingly, a single copy of the proxy materials or Notice will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials or copies of the Notice, please notify your bank or broker, or contact our Company Secretary at: company.secretary@invesco.com, or by mail to Invesco Ltd., Attn: Office of the Company Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309, or by telephone to 404-892-0896. The company undertakes, upon oral or written request to the address or telephone number above, to deliver promptly a separate copy of the company’s proxy materials or the Notice to a shareholder at a shared address to which a single copy of the applicable document was delivered. Shareholders who currently receive multiple copies of the proxy materials or the Notice at their address and would like to request householding of their communications should contact their bank or broker or the Company Secretary at the contact address and telephone number provided above.

Appendix A

AUM ranking disclosure
Our AUM ranking data excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds and consolidated debt obligations. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision.

Data is as of December 31, 2018. AUM measured in the one-, three- and five-year peer group rankings represents 52%, 52% and 51% of total Invesco AUM, respectively.

Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Lipper, Morningstar, IA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and asset-weighted in U.S. dollars. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

Appendix B

U.S. GAAP rules on consolidation require the company to consolidate certain investment product assets and liabilities which significantly distort our balance sheet and associated financial metrics.

Schedule of Non-GAAP information

We utilize the following non-GAAP performance measures: net revenue (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd. and adjusted diluted earnings per share (EPS). The company believes the adjusted measures provide valuable insight into the company’s ongoing operational performance and assist in comparisons to its competitors. These measures also assist the company’s management with the establishment of operational budgets and forecasts and assist the Board of Directors and management of the company in determining incentive compensation decisions. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd. and diluted EPS. Each of these measures is discussed more fully below.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate. The tax effects related to the reconciling items have been calculated based on the tax rate attributable to the jurisdiction to which the transaction relates. Notes to the reconciliations follow the tables. Further details regarding the reconciliations are available in the company’s Annual Report on Form 10-K.

Reconciliation of operating revenues to net revenues:

$ in millions	2018	2017	2016	2015	2014
Operating revenues, U.S. GAAP basis	5,314.1	5,160.3	4,734.4	5,122.9	5,147.1
Invesco Great Wall[1]	83.6	48.7	43.7	61.0	56.7
Third party distribution, service and advisory expenses[2]	(1,608.2)	(1,486.5)	(1,407.2)	(1,579.9)	(1,630.7)
(CIP)[3]	28.6	32.4	22.3	39.2	35.2
Net revenues	3,818.1	3,754.9	3,393.2	3,643.2	3,608.3

Reconciliation of operating income to adjusted operating income:

$ in millions	2018	2017	2016	2015	2014
Operating income, U.S. GAAP basis	1,204.9	1,279.1	1,152.4	1,344.7	1,270.1
Invesco Great Wall[1]	31.1	18.4	15.9	27.4	25.9
CIP[3]	44.8	42.9	51.0	63.2	69.8
Transaction, integration, and restructuring[4]	136.9	101.8	69.0	22.6	52.9
Compensation expense related to market valuation changes in deferred compensation plans[5]	(3.2)	20.3	8.1	4.3	11.5
Other reconciling items[6]	(22.8)	19.7	1.0	17.8	58.0
Adjusted operating income	1,391.7	1,482.2	1,297.4	1,480.0	1,488.2

Operating margin[7]	22.7%	24.8%	24.3%	26.2%	24.7%
Adjusted operating margin[8]	36.5%	39.5%	38.2%	40.6%	41.2%

Reconciliation of net income attributable to Invesco Ltd. to adjusted net income attributable to Invesco Ltd.:
$ in millions, except per share data	2018	2017	2016	2015	2014
Net income attributable to Invesco Ltd., U.S. GAAP basis	882.8	1,127.30	854.2	968.1	988.1
CIP[3]	(8.8)	(2.3)	(3.0)	40.4	(7.8)
Transaction, integration and restructuring, net of tax[4]	138.6	91.9	68.3	36.8	67.9
Deferred compensation plan market valuation changes and dividend income less compensation expense, net of tax[5]	15.4	(4.6)	(2.5)	5.9	(0.3)
Other reconciling items, net of tax[6]	(25.3)	(106.4)	7.1	(2.5)	46.9
Adjusted net income attributable to Invesco Ltd.[9]	1,002.7	1,105.9	924.1	1,048.7	1,094.8

Average shares outstanding - diluted	412.5	409.9	415.0	429.3	435.6
Diluted EPS	$2.14	$2.75	$2.06	$2.26	$2.27
Adjusted diluted EPS[10]	$2.43	$2.70	$2.23	$2.44	$2.51

1

Invesco Great Wall: Prior to the third quarter 2018, management reflected its interests in Great Wall Fund Management Company (“Invesco Great Wall”) on a proportional consolidation basis, which was consistent with the presentation of our share of the AUM from these investments. Given the company’s influence on Invesco Great Wall, a change in regulation allowing increased foreign ownership, and reaching agreement in principle in the third quarter of 2018 to obtain a majority stake of the joint venture, the company began reporting 100% of the flows and AUM for Invesco Great Wall. Also beginning in the third quarter of 2018, the company’s non-GAAP operating results reflect the economics of these holdings on a basis consistent with the underlying AUM and flows. Adjusted net income is reduced by the amount of earnings attributable to non-controlling interests.

2

Third-party distribution, service and advisory expenses: Third-party distribution, service and advisory expenses include renewal commissions and distribution costs (12b-1 and marketing support) paid to brokers and independent financial advisors, and other service and administrative fees paid to third parties. While the terms used for these types of expenses vary by geography, they are all expense items that are closely linked to the value of AUM and the revenue earned by Invesco from AUM. Since the company has been deemed to be the principal in the third-party arrangements, the company must reflect these expenses gross of operating revenues under U.S. GAAP.

    Management believes that the deduction of third-party distribution, service and advisory expenses from operating revenues appropriately reflects the nature of these expenses as being passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. Further, these expenses vary extensively by geography due to the differences in distribution channels. The net presentation assists in identifying the revenue contribution generated by the business, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates net revenue yield on AUM, which is equal to net revenues divided by average AUM during the reporting period. This financial measure is an indicator of the basis point net revenues we receive for each dollar of AUM we manage and is useful when evaluating the company’s performance relative to industry competitors and within the company for capital allocation purposes.

3

CIP: See Item 8, Financial Statements and Supplementary Data, Note 20 - “Consolidated Investment Products” in the Company’s Annual Report on Form 10-K for the period ending December 31, 2018 filed with the SEC on February 22, 2019 for a detailed analysis of the impact to the Company’s Consolidated Financial Statements from the consolidation of CIP. The reconciling items add back the management and performance fees earned by Invesco from the consolidated products and remove the revenues and expenses recorded by the consolidated products that have been included in the U.S. GAAP Consolidated Statements of Income.

    Management believes that the consolidation of investment products may impact a reader’s analysis of our underlying results of operations and could result in investor confusion or the production of information about the company by analysts or external credit rating agencies that is not reflective of the underlying results of operations and financial condition of the company. Accordingly, management believes that it is appropriate to adjust operating revenues, operating income and net income for the impact of CIP in calculating the respective net revenues, adjusted operating income and adjusted net income.

CIP revenues:	Year ended December 31,
$ in millions, except per share data	2018	2017	2016	2015	2014
Management fees earned from CIP, eliminated upon consolidation	28.6	25.5	20.8	30.7	26.7
Performance fees earned from CIP, eliminated upon consolidation	–	6.9	1.5	8.5	9.1
Other revenues recorded by CIP	–	–	–	–	(0.6)
CIP related adjustments in arriving at net revenues	28.6	32.4	22.3	39.2	35.2

4

Transaction, integration and restructuring related adjustments: Management believes it is useful to investors and other users of our Consolidated Financial Statements to adjust for the transaction, integration and restructuring charges in arriving at adjusted operating income, adjusted operating margin and adjusted diluted EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition and disposition related income or charges. See “Results of Operations for the Years Ended December 31, 2018 compared to December 31, 2017 compared to December 31, 2016 – Transaction, Integration and Restructuring” in the company’s Annual Report on Form 10-K for the period ending December 31, 2018 filed with the SEC on February 22, 2019 for additional details.

5

Market movement on deferred compensation plan liabilities: Certain deferred compensation plan awards are linked to the appreciation (depreciation) of specified investments, typically managed by the company. Invesco hedges economically the exposure to market movements by holding these investments on its balance sheet and through a total return swap financial instrument. U.S. GAAP requires the appreciation (depreciation) in the compensation liability to be expensed over the award vesting period in proportion to the vested amount of the award as part of compensation expense. The full value of the investment and financial instrument appreciation (depreciation) are immediately recorded below operating income in other gains and losses. This creates a timing difference between the recognition of the compensation expense and the investment gain or loss impacting net income attributable to Invesco Ltd. and diluted EPS which will reverse over the life of the award and net to zero at the end of the multi-year vesting period. During periods of high market volatility these timing differences impact compensation expense, operating income and operating margin in a manner which, over the life of the award, will ultimately be offset by gains and losses recorded below operating income on the Consolidated Statements of Income. The non-GAAP measures exclude the mismatch created by differing U.S. GAAP treatments of the market movement on the liability and the investments.

    Since these plans are hedged economically, management believes it is useful to reflect the offset ultimately achieved from hedging the investment market exposure in the calculation of adjusted operating income (and by calculation, adjusted operating margin) and adjusted net income (and by calculation, adjusted diluted EPS) to produce results that will be more comparable period to period. The related fund shares will have been purchased on or around the date of grant, eliminating any ultimate cash impact from market movements that occur over the vesting period.

    Additionally, dividend income from investments held to hedge economically deferred compensation plans is recorded as dividend income and as compensation expense on the company’s Consolidated Statements of Income on the record dates. This dividend income is passed through to the employee participants in the plan and is not retained by the company. The non-GAAP measures exclude this dividend income and related compensation expense.

See below for a reconciliation of deferred compensation related items:

$ in millions	2018	2017	2016	2015	2014
Market movement on deferred compensation plan liabilities:
Compensation expense related to market valuation changes in deferred compensation liability	(3.2)	20.3	8.1	4.3	11.5
Adjustments to operating income	(3.2)	20.3	8.1	4.3	11.5
Market valuation changes and dividend income from investments and instruments held related to deferred compensation plans in other income/(expense)	23.1	(27.6)	(12.1)	4.8	(11.2)
Taxation:
Taxation on deferred compensation plan market valuation changes and dividend income less compensation expense	(4.5)	2.7	1.5	(3.2)	(0.6)
Adjustments to net income attributable to Invesco Ltd.	15.4	(4.6)	(2.5)	5.9	(0.3)

6

Other reconciling items: Each of these other reconciling items has been adjusted from U.S. GAAP to arrive at the company’s non-GAAP financial measures for the reasons either outlined in the paragraphs above, due to the unique character and magnitude of the reconciling item, or because the item represents a continuation of a reconciling item adjusted from U.S. GAAP in a prior period.

$ in millions	2018	2017	2016	2015	2014

Other non-GAAP adjustments:
Regulatory charge[a]	–	–	1.0	12.6	31.1
Legal fees for regulatory charge[a]	–	–	–	0.5	0.5
Prior period impact of multi-year VAT tax recovery[b]	(22.8)	–	–	–	–
Senior executive retirement and related costs[c]	–	19.7	–	–	–
Fund reimbursement expense[d]	–	–	–	4.7	31.1
U.K. FSCS levy[e]	–	–	–	–	(4.7)
Adjustments to operating income	(22.8)	19.7	1.0	17.8	58.0
Foreign exchange hedge[f]	(8.2)	20.6	(14.2)	1.0	(0.2)
Employee benefit plan termination[g]	–	–	(8.6)	–	–
Change in contingent consideration estimates[h]	(0.9)	(7.6)	7.4	(27.1)	–
Foreign exchange gain related to business acquisitions[i]	–	(12.1)	–	–	–
Other-than-temporary impairment[j]	–	–	17.8	–	–
Taxation:
Taxation on regulatory-related charges[a]	–	–	(1.8)	(2.7)	(0.1)
Taxation on prior period impact of multi-year VAT tax recovery[b]	4.3	–	–	–	–
Taxation on senior executive retirement and related costs[c]	–	(5.9)	–	–	–
Taxation on fund reimbursement expense[d]	–	–	–	(1.8)	(11.7)
Taxation on U.K. FSCS levy[e]	–	–	–	–	1.0
Taxation on foreign exchange hedge amortization[f]	2.1	(7.8)	5.0	–	–
Taxation on employee benefit plan termination[g]	–	–	3.3	–	–
Taxation on change in consideration estimates[h]	0.2	2.9	(2.8)	10.3	–
Taxation on foreign exchange gain related to business acquisitions[i]	–	2.3	–	–	–
Retroactive state tax adjustment[k]	–	12.2	–	–	–
Tax impact of regulation changes[k]	–	(103.7)	–	–	–
Adjustments to net income attributable to Invesco Ltd.	(25.3)	(106.4)	7.1	(2.5)	47.0

a.

General and administrative expenses for 2015 include a provision of $12.6 million pertaining to regulatory actions and related legal fees of $0.5 million (2018: none; 2017: none; 2016: $1.0 million). This includes $7.6 million associated with our private equity business.

    Operating expenses for 2014 include a charge of $31.1 million (in respect of the penalty under a settlement of an enforcement proceeding reached with the U.K. Financial Conduct Authority (FCA) pertaining to the company’s compliance with certain FCA rules and regulations for the period from May 2008 to November 2012).

b.

As a result of an increase in our recoverable VAT from applying additional regulatory guidance, a credit was recorded in the third quarter of 2018. The portion of the cumulative adjustment representing 2014 through 2017 has been removed for non-GAAP purposes.

c.

Operating expenses for 2017 reflect the cost of multiple senior executive retirements, including, among others, the former Senior Managing Director of EMEA and the Chairman of our Private Equity business, which resulted in expenses of $19.7 million related to accelerated vesting of deferred compensation and other separation costs. The number of senior executive retirements and magnitude of their retirement costs incurred in one quarter was unprecedented for Invesco. The company deemed it appropriate to adjust these costs from U.S. GAAP total compensation expenses in an effort to isolate and evaluate our level of ongoing compensation expenses and to allow for more appropriate comparisons to internal metrics and with the level of compensation expenses incurred by industry peers.

d.

General and administrative expenses for 2014 and 2015 include charges of $31.1 million and $4.7 million, respectively, in respect of a multi-year fund reimbursement expense associated with historical private equity management fees. The charge resulted primarily from using a more appropriate methodology regarding the calculation of offsets to management fees.

e.

Included within general and administrative expenses for 2014 is a credit of $4.7 million related to the partial refund of a $15.3 million levy in 2010 from the U.K. Financial Services Compensation Scheme.

f.

Included within other gains and losses, net is the mark-to-market of foreign exchange put option contracts intended to provide protection against the impact of a significant decline in the Pound Sterling/U.S. Dollar and the Euro/U.S. Dollar foreign exchange rates. The Pound Sterling contracts provide coverage through June 29, 2019 and the Euro contracts provided coverage through December 27, 2017. The adjustment from U.S. GAAP to non-GAAP earnings removes the impact of market volatility; therefore, the company’s non-GAAP results include only the amortization of the cost of the contracts during the contract period.

g.	Employee benefit plan termination: Operating expenses for 2016 include an incremental credit of $8.6 million related to an employee benefit plan termination.
h.

During 2015, the company acquired investment management contracts from Deutsche Bank and the purchase price was solely comprised of contingent consideration payable in future periods. Adjustment represents the change in the fair value of contingent consideration liability.

i.	Other gains and losses for 2017 includes a realized gain of $12.1 million related to revaluation of Euros held in the U.K. in anticipation of payment for the European ETF business acquisition.
j.	Other-than-temporary impairment includes an impairment charge of $17.8 million in 2016 that is related to the acquisition of Invesco Asset Management (India) Private Limited.
k.

The income tax provision for 2017 includes a retroactive state tax expense of $12.2 million related to 2016 and prior open tax years caused by changes in state tax regulations. 2017 also included a $130.7 million tax benefit as a result of the revaluation of deferred tax assets and liabilities following the 2017 Tax Act enacted in the United States.

7	Operating margin is equal to operating income divided by operating revenues.
8	Adjusted operating margin is equal to adjusted operating income divided by net revenues.
9	The effective tax rate on adjusted net income attributable to Invesco Ltd. is 27.0% (2016: 26.8%; 2015: 27.1%; 2014: 26.6%; 2013: 26.3%).
10

Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted shares outstanding. There is no difference between the calculated earnings per share amounts presented above and the calculated earnings per share amounts under the two class method.

Appendix C

Proposed Amendments to the Company’s Third Amended and Restated Bye-Laws

~~Third~~ Fourth Amended and Restated Bye-Laws of Invesco Ltd.

Interpretation

1. Interpretation
(1) In these Bye-Laws the following words and expressions shall have the following meanings, respectively:
(a) “Act” means the Companies Act 1981 of Bermuda as amended from time to time;

(b) “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For the purposes of this definition, “control”, with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise;

(c) “Associate” has the meaning set forth in Bye-Law 53(1);
(d) “Audit committee” means the committee appointed by the Board in accordance with these Bye-Laws;
(e) “Auditor” includes any individual, partnership or other entity appointed in accordance with the Act to audit the accounts of the Company;
(f) “beneficially own” has the meaning set forth in Bye-Law 53(2);
(g) “beneficially owned” has the meaning set forth in Bye-Law 10(34);
(h) “Beneficial owner” has the meaning set forth in Bye-Law 53(2);
(i) “Board” means the Board of Directors appointed or elected pursuant to these Bye-Laws and acting pursuant to the Act and these Bye-Laws;
(j) “Business combination” has the meaning set forth in Bye-Law 53(3);

(k)  “Business day” means any day other than a Saturday, a Sunday, any day on which commercial banking institutions in Hamilton, Bermuda or Atlanta, Georgia are authorized or obligated by law to close or any day on which the New York Stock Exchange is not open for trading;

(l)  “Cause” means (1) willful misconduct or gross negligence which is materially injurious to the Company, (2) fraud or embezzlement or (3) a conviction of, or a plea of “guilty” or “no contest” to, a felony;

(m) “Chairperson” means the person designated by the Board as the chairperson of the Board;
(n) “Common shares” has the meaning set forth in Bye-Law 43;
(o) “Company” means the company for which these Bye-Laws are approved and confirmed;
(p) “Constituent holder” has the meaning set forth in Bye-Law 10(3).
(q) “Director” means a director of the Company;
(r) “Eligible shareholder” has the meaning set forth in Bye-Law 10(3).
(s) “Exchange act” means the U.S. Securities Exchange Act of 1934, as amended;
(t) “InterestedsShareholder” has the meaning set forth in Bye-Law 53(4);
(u) “legal proceeding” has the meaning set forth in Bye-Law 59;
(v) “legal representative” has the meaning set forth in Bye-Law 59.
(w) “Nomination and corporate governance committee” means the committee appointed by the Board in accordance with these Bye-Laws as such;
(x) “notice” means written notice as further defined in these Bye-Laws unless otherwise specifically stated;
(y) “Officer” means any person appointed by the Board to hold an office in the Company;
(z) “own” has the meaning set forth in Bye-Law 10(3).

(aa) “Person” means an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof;
(bb) “Preference shares” has the meaning set forth in Bye-Law 44(3);
(cc) “Proceeding” has the meaning set forth in Bye-Law 25(1);
(Dd) “Proxy access request required shares” has the meaning set forth in Bye-Law 10(3).
(ee) “Public announcement” has the meaning set forth in Bye-Law 10(3);
(ff) “Qualifying fund” has the meaning set forth in Bye-Law 10(3).

(gg) “Register of directors and officers” means the Register of Directors and Officers referred to in these Bye-Laws and shall be the same “register of directors and officers” required to be kept by the Company under the Act;

(hh) “Register of shareholders” means the Register of Shareholders referred to in these Bye-Laws and shall be the same “register of members” required to be kept by the Company under the Act;
(ii) “Resident representative” means any Person appointed to act as resident representative of the Company in accordance with the Act;
(jj) “Secretary” means the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant or acting secretary;
(kk) “Securities act” means the U.S. Securities Act of 1933, as amended;

(ll)   “Shareholder” shall have the same meaning as the term “Member” in the Act and means the Person registered in the Register of Shareholders as the holder of shares (sometimes referred to in these Bye-Laws as the direct holder) of the Company or, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Shareholders as one of such joint holders or all of such Persons as the context so requires;

(mm)“Undesignated shares” has the meaning set forth in Bye-Law 43;
(nn) “United States of America” or “U.S.” means the United States of America and dependent territories or any part thereof;
(oo) “Voting commitment” has the meaning set forth in Bye-Law 8(4).
(pp) “Voting stock” has the meaning set forth in Bye-Law 10(3).

(2) In these Bye-Laws, where not inconsistent with the context:
(a) words denoting the plural number include the singular number and vice versa;
(b) words denoting the masculine gender include the feminine and neuter gender;
(c) the words:
(i) “may” shall be construed as permissive;
(ii) “shall” shall be construed as imperative;

(d) references to particular laws, rules and regulations (including references to particular Sections of, Rules under and filings pursuant to the Exchange Act), shall be deemed to refer to any applicable successor laws, rules, regulations or filings as may be enacted or promulgated from time to time; and

(e) unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-Laws.

(3) Expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in a visible form.

(4) Headings used in these Bye-Laws are for convenience only and are not to be used or relied upon in the construction hereof.

Board of directors

2. Board of directors
The Board shall have the full power and authority provided to it by the Act and these Bye-Laws.

3. Powers of the board

(1) In exercising such power and authority, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-Laws, required to be exercised by the Company in a general meeting subject, nevertheless, to these Bye-Laws and the provisions of any statute.

(2) No regulation or alteration to these Bye-Laws made by the Company in a general meeting shall invalidate any prior act of the Board that would have been valid if such regulation or alteration had not been made.

(3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

(4) The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorized by the power of attorney, execute any deed or instrument or other document on behalf of the Company under hand or under its common seal.

4. Power to delegate to a committee
The Board may delegate any of its powers to a committee appointed by the Board (including the power to sub-delegate) and every such committee shall conform to such directions as the Board shall impose on them. Committees may consist of one or more Directors.

The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-Laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board, and in that connection the Board may authorize a committee to adopt such rules for its meetings.

5. Power to appoint and dismiss employees
The Board may appoint, suspend or remove any Officer, employee, agent or representative of the Company and may determine their duties.

6. Power to borrow and charge property
The Board may exercise all of the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

7. Exercise of power to purchase shares of or discontinue the company
(1) The Board may exercise all of the powers of the Company to purchase (sometimes referred to in these Bye-Laws as “repurchase”) all or any part of its own shares pursuant to the Act.
(2) The Board may exercise all of the powers of the Company to discontinue or redomesticate the Company to a named country or jurisdiction outside Bermuda pursuant to the Act.

8. Board size; term of directors

(1) Subject to the rights of the holders of any class or series of preference shares, the Board shall consist of such number of Directors (not less than 3) as the Board may determine from time to time by resolution adopted by the affirmative vote of at least a majority of the Board then in office. Any increase in the number of Directors on the Board pursuant to this Bye-Law 8 shall be deemed to be a vacancy and may be filled in accordance with Bye-Law 12 hereof. A decrease in the number of Directors shall not shorten the term of any Director then in office.

(2) Subject to the rights of the holders of any class or series of preference shares, Directors shall be elected, except in the case of a vacancy (as provided for in Bye-Law 11 or 12, as the case may be), by the Shareholders in the manner set forth in these Bye-Laws at an annual general meeting of Shareholders or any special general meeting called for such purpose and shall hold office for the term set forth in paragraph (3) of this Bye-Law 8.

(3) Directors shall be elected annually for a one-year term expiring at the next annual general meeting of Shareholders. A Director shall hold office until such Director’s successor shall have been duly elected and qualified or until such Director is removed from office pursuant to Bye-Law 11 or such Director’s office is otherwise earlier vacated.

(4) No person may be appointed, nominated or elected a Director unless such person, at the time such person is nominated and appointed or elected, would then be able to serve as a Director without conflicting in any material respect with any law or regulation applicable to the Company, as determined in good faith by the Board of Directors. In addition, to be eligible to be a nominee for election or reelection as a Director pursuant to any provision of these Bye-Laws, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Bye-Law 10) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) will abide by the requirements of these Bye-Laws, (ii) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law, (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (iv) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

(5) Subject to the rights of the holders of any class or series of preference shares, at any meeting for the election of Directors at which a quorum is present, each nominee shall be elected by the vote of the majority of the votes cast with respect to the Director, provided that if the number of nominees exceeds the number of positions available for the election of Directors, the Directors shall be elected by a plurality of the votes cast in person or by proxy at any such meeting. For purposes of this Bye-Law 8(5), a majority of the votes cast means that the number of shares voted “for” a Director must exceed 50% of the votes cast with respect to that Director. Votes cast with respect to the election of a Director shall include only votes cast with respect to stock present in person or represented by proxy at the meeting and entitled to vote and shall exclude abstentions.

(6) If a nominee for Director who is an incumbent Director is not elected and no successor has been elected at such meeting, the Director will promptly tender his or her resignation to the Board. The nomination and corporate governance committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other actions should be taken. The Board shall act on the tendered resignation, taking into account the nomination and corporate governance committee’s recommendation, and publicly disclose (by a press release, a filing with the U.S. Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The nomination and corporate governance committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The Director who tenders his or her resignation shall not participate in the recommendation of the nomination and corporate governance committee or the decision of the Board with respect to his or her resignation. If such incumbent Director’s resignation is not accepted by the Board, such Director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a Director’s resignation is accepted by the Board pursuant to these Bye-Laws, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to Bye-Law 12 or may decrease the size of the Board pursuant to this Bye-Law 8.

9. Defects in appointment of directors
All acts done by any meeting of the Board or by a committee of the Board shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any person as a Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

10. Shareholder proposals and nominations; proxy access
(1) Annual general meeting

(a) At any annual general meeting of Shareholders, nominations of persons for election to the Board of Directors of the Company may be made only (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of a majority of the Board, (iii) by any Shareholder who (A) is a Shareholder of record at the time of giving of notice provided for in these Bye-Laws, (B) is entitled to vote at the meeting and (C) complies with the notice and other procedures set forth in paragraph (1) of this Bye-Law 10 as to such nomination or (iv) by any Eligible Shareholder (as defined in paragraph (3) of this Bye-Law 10) who (A) is entitled to vote at the meeting and (B) complies with the notice and other procedures set forth in paragraph (3) of this Bye-Law 10; the preceding clauses (iii) and (iv) shall be the exclusive means for a Shareholder to make nominations before an annual general meeting of Shareholders. At any annual general meeting of Shareholders, proposals of any other business to be considered by the Shareholders may be made only (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of a majority of the Board or (iii) by any Shareholder who (A) is a Shareholder of record at the time of giving of notice provided for in these Bye-Laws, (B) is entitled to vote at the meeting and (C) complies with the procedures set forth in these Bye-Laws; the preceding clause (iii) shall be the exclusive means for a Shareholder to submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual general meeting of Shareholders. To be properly brought before a meeting of Shareholders, business must be of a proper subject for action by Shareholders under applicable law and must not, if implemented, cause the Company to violate any applicable law or regulation, each as determined in good faith by the Board.

(b) For nominations or other business to be properly brought before an annual general meeting by a Shareholder pursuant to these Bye-Laws, the Shareholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for Shareholder action. Notice shall be considered timely only if given to the Secretary of the Company not less than 90 nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual general meeting of Shareholders; provided, however, that if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by the Shareholder of business or the nomination of Directors for election or reelection to be brought before the annual general meeting to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual general meeting and not later than the close of business on the later of the 90th day prior to such annual general meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding the foregoing, in the event that the number of Directors to be elected to the Board at the applicable annual general meeting is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual general meeting, a Shareholder’s notice required by this Bye-Law 10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

(c)  Any Shareholder who gives notice of any such proposal shall deliver therewith, in writing: the text of the proposal to be presented and a brief statement of the reasons why such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made favors the proposal; the name and address, as they appear on the Company’s books, of any such Shareholder and the name and address of any such beneficial owner; the number and class of all shares of each class of stock of the Company beneficially owned by such Shareholder and any such beneficial owner and evidence thereof reasonably satisfactory to the Secretary of the Company; a description of any material interest in the proposal of such Shareholder and any such beneficial owner (other than any interest as a Shareholder) and of all arrangements or understandings between such Shareholder and any such beneficial owner and any other Person or Persons in connection with the proposal of such business; and a representation that such Shareholder intends to appear in person or by proxy at the annual general meeting to bring such business before the meeting.

(d) Any Shareholder desiring to nominate any person for election as a Director, whether pursuant to paragraph (1), (2) or (3) of this Bye-Law 10, shall deliver with such notice a statement in writing setting forth: the name of the person to be nominated; the number and class of all shares of each class of stock of the Company beneficially owned by such person; the information regarding such person required by paragraphs

(d), (e) and (f) of Item 401 of Regulation S-K adopted by the U.S. Securities and Exchange Commission; all other information relating to such person that is required to be disclosed in solicitations of proxies for Directors pursuant to Regulation 14A under the Exchange Act (including such person’s signed consent to serve as a Director if elected); a certification by each Shareholder nominee that such nominee is as of the time of nomination and will be as of the time of the applicable meeting eligible to serves as a Director in accordance with this Bye-Law 10 and (in both such person’s individual capacity and on behalf of any Person for whom such person may be a representative), has complied with Bye-Law 8 and has complied and will comply with all applicable corporate governance, conflicts, confidentiality and stock ownership and trading policies of the Company; the name and address, as they appear on the Company’s books, of such Shareholder and the name and address of any such beneficial owner, if any, on whose behalf the nomination is made; the number and class of all shares of each class of stock of the Company beneficially owned by such Shareholder or any such beneficial owner; and a description of all arrangements or understandings between such Shareholder or any such beneficial owner and each nominee and any other Person or Persons (including their names) pursuant to which the nomination or nominations are to be made. The Company may require any proposed nominee, whether pursuant to paragraph (1), (2) or (3) of this Bye-Law 10, to furnish such other information as may be reasonably required by the Company to determine the qualifications of such proposed nominee to serve as a Director or to determine whether any of the matters contemplated by clause (I) of paragraph (3) of this Bylaw 10 apply to such proposed nominee.

(2) Special general meeting

(a) The Chairperson, the Chief Executive Officer or the Board acting by vote of a majority of the Board may convene a special general meeting of the Company whenever in its judgment such a meeting is necessary or desirable. Subject to the next sentence and subject to the rights of the holders of any class or series of preference shares, special general meetings of the Company may only be called as provided in the preceding sentence. In addition, the Board shall, (i) on the requisition of the holders of any class or series of preference shares as may have express rights to requisition special general meetings, and (ii) on the requisition of Shareholders holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit carries the right to vote in general meetings of the Company, forthwith proceed to convene a special general meeting of the Company (or the applicable class(es) of shares) and the provisions of Section 74 of the Act shall apply. Special general meetings may be held at such place as may from time to time be designated by the Board and stated in the notice of the meeting. In any special general meeting of the Company only such business shall be conducted as is set forth in the notice thereof.

(b) Nominations of persons for election to the Board may be made at a special general meeting at which Directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that Directors shall be elected at such meeting, by any Shareholder who is a Shareholder of record at the time of giving of notice provided for in this Bye-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in these Bye-Laws; the preceding clause (ii) shall be the exclusive means for a Shareholders to make nominations before any special general meeting of Shareholders. In the event the Company calls a special general meeting for the purpose of electing one or more Directors to the Board, any such Shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the Shareholder’s notice containing the information specified in Bye-Laws 10(1)(d) and 8(4) shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special general meeting and not later than the close of business on the later of the 90th day prior to such special general meeting and the 10th day following the day on which public announcement of the date of such meeting is first made and of the nominees proposed by the Board to be elected at such meeting.

(3) Inclusion of shareholder director nominations in the company’s proxy materials Subject to the terms and conditions set forth in these Bye-Laws, the Company shall include in its proxy materials for an annual general meeting of Shareholders the name, together with the Required Information (as defined below), of any person nominated for election (the “Shareholder Nominee”) to the Board of Directors by a Shareholder or group of Shareholders that satisfy the requirements of this Bye-Law 10(3) and that expressly elects at the time of providing the written notice required by this Bye-Law 10(3) (a “Proxy Access Notice”) to have its nominee included in the Company’s proxy material pursuant to this Bye-Law 10(3). For the purposes of this Bye-Law 10(3):

(1) “Voting stock” shall mean outstanding shares of capital stock of the Company entitled to vote generally for the election of Directors;

(2) “Constituent holder” shall mean any Shareholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (D) below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as an Eligible Shareholder (as defined in paragraph (D) below);

(3) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(4) a Shareholder (including any Constituent holder) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the Shareholder (or such Constituent Holder) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and, to the extent any of the following arrangements have been entered into by affiliates of the Shareholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such Shareholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such Shareholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such Shareholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or effecting such Shareholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares, cash or other consideration, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, presently or in the future, the full voting and investment rights pertaining to such shares, and/or (ii) hedging, offsetting or altering to any degree the full economic interest in (including the opportunity for profit and risk of loss on) such shares. A Shareholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the Shareholder (or such Constituent Holder) retains the right to instruct how the shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A Shareholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which such person has (i) loaned such shares, provided that such Shareholder has the power to recall such loaned shares on not more than five (5) business days’ notice and includes in its Proxy Access Notice an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the Company’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in all such cases is revocable at any time by the Shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(A)  For purposes of this Bye-Law 10(3), the “Required Information” that the Company will include in its proxy statement is (1) the information concerning the Shareholder Nominee and the Eligible Shareholder that the Company determines is required to be disclosed in the Company’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Shareholder so elects, a Statement (as defined in paragraph (F) below). The Company shall also include the name of the Shareholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these Bye-Laws notwithstanding, the Company may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Shareholder and/or Shareholder Nominee.

(B)  To be timely, a Shareholder’s Proxy Access Notice, together with all related materials provided for herein, must be delivered to the principal executive offices of the Company within the time periods applicable to Shareholder notices of nominations pursuant to paragraph (1)(b) of Bye-Law 10. In no event shall any adjournment or postponement of an annual general meeting, the date of which has been announced by the Company, commence a new time period for the giving of a Proxy Access Notice.

(C)  The number of Shareholder Nominees (which shall include Shareholder Nominees that were submitted by all Eligible Shareholders for inclusion in the Company’s proxy materials pursuant to this Bye-Law 10(3) but either (x) are subsequently withdrawn (or withdraw) or (y) the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the Company’s proxy materials with respect to an annual general meeting of Shareholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Bye-Law 10(3) (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(1)  the number of directors in office that will be included in the Company’s proxy materials with respect to such annual general meeting for whom access to the Company’s proxy materials was previously provided pursuant to this Bye-Law 10(3), other than any such director who at the time of such annual general meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) successive annual terms; and

(2)  the number of directors in office or director candidates that in either case will be included in the Company’s proxy materials with respect to such annual general meeting as an unopposed (by the Company) nominee pursuant to an agreement, arrangement or other understanding with a Shareholder or group of Shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such Shareholder or group of Shareholders, directly from the Company), other than any such director referred to in this clause (2) who at the time of such annual general meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) successive annual terms;

    provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual general meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Company’s proxy statement pursuant to this paragraph (C) of this Bye-Law 10(3) shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Company’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Shareholder Nominees pursuant to this paragraph (C) of this Bye-Law 10(3) for an annual general meeting of Shareholders exceeds the Permitted Number, then the highest ranking qualifying Shareholder Nominee from each Eligible Shareholder will be selected by the Company for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Shareholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Shareholder Nominee from each Eligible Shareholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

    Notwithstanding anything to the contrary contained in this Bye-Law 10(3), the Company shall not be required to include any Shareholder Nominees in its proxy materials pursuant to this Bye-Law 10(3) for any meeting of Shareholders for which the Secretary of the Company receives notice (whether or not subsequently withdrawn) that a Shareholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for Shareholder nominees set forth in Bye-Law 10(1).

(D)  An “Eligible Shareholder” is one or more Shareholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned, in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Company pursuant to this Bye-Law 10(3), and as of the record date for determining Shareholders eligible to vote at the annual general meeting, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Company and the date of the applicable annual general meeting, provided that the aggregate number of Shareholders (and, if and to the extent that a Shareholder is acting on behalf of one or more beneficial owners, of such beneficial owners) whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20).

    Two or more collective investment funds that are (I) part of the same family of funds or sponsored by the same adviser or (II) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (a “Qualifying Fund”) shall be treated as one Shareholder for the purpose of determining the aggregate number of Shareholders in this paragraph

(D). For the avoidance of doubt, each fund included within a Qualifying Fund must meet the requirements set forth in this Bye-Law 10(3), including by providing the required information and materials.

    No share may be attributed to more than one group constituting an Eligible Shareholder under this Bye-Law 10(3). For the avoidance of doubt, no Shareholder may be a member of more than one group constituting an Eligible Shareholder.

    A record holder acting on behalf of one or more beneficial owners will not be counted separately as a Shareholder with respect to the shares owned by such beneficial owner(s). Each such beneficial owner will be counted separately as a Shareholder with respect to the shares owned by such beneficial owner, subject to the other provisions of this paragraph (D).

    For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such only if the beneficial owner of such shares as of the date of the Proxy Access Notice has individually beneficially owned such shares continuously for the three-year (3 year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(E)  On the date on which an Eligible Shareholder delivers a nomination pursuant to this Bye-Law 10(3), such Eligible Shareholder (including each Constituent Holder) must provide the following information in writing to the Secretary of the Company with respect to such Eligible Shareholder (and each Constituent Holder):

(1) the name and address of, and number of shares of Voting Stock owned by, such person;

(2)  one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3 year) holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the Company, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(a)  within ten (10) days after the record date for the annual general meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested by the Company to verify such person’s ownership of the Proxy Access Request Required Shares; and

(b)  immediate notice to the Company if the Eligible Shareholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual general meeting of Shareholders;

(3) the information that would be required to be submitted pursuant to paragraph (1)(d) of Bye-Law 10 for Director nominations;

(4)  a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Eligible Shareholder (including any Constituent Holder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Shareholder’s Shareholder Nominees, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the U.S. Securities and Exchange Commission if the Eligible Shareholder (including any Constituent Holder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Shareholder Nominee or any affiliate or associate thereof or person acting in concert therewith were a director or executive officer of such registrant;

(5) a representation that the Eligible Shareholder (and each Constituent Holder):

(a)  acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Company, and does not presently have any such intent;

(b  has not nominated and will not nominate for election to the Board of Directors at the annual general meeting any person other than the Shareholder Nominees being nominated pursuant to this Bye-Law 10(3);

(c)   has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual general meeting other than its Shareholder Nominees or a nominee of the Board of Directors;

(d) will not distribute to any Shareholder any form of proxy for the annual general meeting other than the form distributed by the Company; and

(e)  will provide facts, statements and other information in all communications with the Company and its Shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Bye-Law 10(3) (and the other provisions of this Bye-Law 10 to the extent related to this Bye-Law 10(3));

(6)  in the case of a nomination by a group of Shareholders that together is such an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating Shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(7) an undertaking that the Eligible Shareholder (and each Constituent Holder) agrees to:

(a)  assume all liability stemming from, and indemnify and hold harmless the Company and each of its directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the communications of the Eligible Shareholder (and any Constituent Holder) with the Shareholders of the Company or out of the information that the Eligible Shareholder (and any Constituent Holder) provided to the Company in connection with the nomination of the Shareholder Nominee(s) or efforts to elect the Shareholder Nominee(s); and

(b)  file with the Securities and Exchange Commission any solicitation by the Eligible Shareholder of Shareholders of the Company relating to the annual general meeting at which the Shareholder Nominee will be nominated.

    In addition, on the date on which an Eligible Shareholder delivers a nomination pursuant to this Bye-Law 10(3), any Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Shareholder must provide to the Secretary of the Company documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof.

    In order to be considered timely, all information required by this paragraph (E) to be provided to the Company must be supplemented, by delivery to the Secretary of the Company, to disclose such information (1) as of the record date for the applicable annual general meeting and (2) as of the date that is no earlier than ten (10) days prior to such annual general meeting. Any supplemental information delivered pursuant to clause (1) of the preceding sentence must be delivered to the Secretary of the Company no later than ten (10) days following the record date for the applicable annual general meeting, and any supplemental information delivered pursuant to clause (2) of the preceding sentence must be delivered to the Secretary of the Company no later than the fifth day before the applicable annual general meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Shareholder (or any Constituent Holder) or other person to change or add any proposed Shareholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bye-Laws) available to the Company relating to any defect.

(F)  The Eligible Shareholder may provide to the Secretary of the Company, at the time the information required by this Bye-Law 10(3) is originally provided, a written statement for inclusion in the Company’s proxy statement for the annual general meeting, not to exceed five hundred (500) words, in support of the candidacy of each such Eligible Shareholder’s Shareholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Bye-Law 10(3), the Company may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(G) On the date on which an Eligible Shareholder delivers a nomination pursuant to this Bye-Law 10(3), each Shareholder Nominee must:

(1)  provide to the Company an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Company reasonably promptly upon written request of a Shareholder), that such Shareholder Nominee consents to being named in the Company’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card with respect to the applicable annual general meeting of the Company) as a nominee and to serving as a director of the Company if elected;

(2) provide the information with respect to a Shareholder Nominee that would be required to be submitted pursuant to paragraph (1)(d) of Bye-Law 10 for Director nominations;

(3)  complete, sign and submit all questionnaires, representations and agreements required by these Bye-Laws or of the Company’s directors generally, including the questionnaire, representation and agreement required by paragraph (4) of Bye-Law 8; and

(4) provide such additional information as necessary to permit the Board of Directors to determine if such Shareholder Nominee:

(a)  is independent under the listing standards of each principal U.S. exchange upon which the Common Shares of the Company is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s directors;

(b) has any direct or indirect relationship with the Company;

(c)   would, by serving on the Board of Directors, violate or cause the Company to be in violation of these Bye-Laws, the rules and listing standards of the principal U.S. exchange upon which the Common Shares of the Company is listed or any applicable law, rule or regulation; and

(d) is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

    In the event that any information or communications provided by the Eligible Shareholder (or any Constituent Holder) or the Shareholder Nominee to the Company or its Shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder (or any Constituent Holder) or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Company of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bye-Laws) available to the Company relating to any such defect.

(H)  Any Shareholder Nominee who is included in the Company’s proxy materials for a particular annual general meeting of Shareholders but either (1) withdraws from or becomes ineligible or unavailable for election at that annual general meeting (other than by reason of such Shareholder Nominee’s disability or other health reason), or (2) does not receive at least twenty-five (25)% of the votes cast in favor of his or her election, will be ineligible to be a Shareholder Nominee pursuant to this Bye-Law 10(3) for (x) such particular annual general meeting and (y) the next two annual general meetings.

(I) The Company shall not be required to include, pursuant to this Bye-Law 10(3), a Shareholder Nominee in its proxy materials for any annual general meeting of Shareholders, or, if the proxy statement already has been filed, to permit a vote with respect to the election of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Company:

(1)  who is not independent under the listing standards of the principal U.S. exchange upon which the Common Shares of the Company is listed, any applicable rules of the U.S. Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Company’s Directors, who does not meet the audit committee independence requirements under the rules of any stock exchange on which the Company’s Common Shares are traded and applicable securities laws, who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), who is not an “outside director” for the purposes of Section 162(m) of the

Internal Revenue Code of 1986, as amended (or any successor provision), in each of the foregoing cases as determined by the Board of Directors in its sole discretion;

(2)  whose service as a member of the Board of Directors would violate or cause the Company to be in violation of these Bye-Laws, the rules and listing standards of the principal U.S. exchange upon which the Common Shares of the Company is traded, or any applicable law, rule or regulation;

(3) who is or has been, within the past three years, an employee, officer or director of, or otherwise affiliated with, a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(4)  who is or has been a named subject of a pending criminal proceeding (excluding non-criminal traffic violations) or has been convicted in such a criminal proceeding within the past ten years, or who is or has been a named subject of any legal, regulatory or self-regulatory proceeding, action or settlement as a result of which the service of such Shareholder Nominee on the Board of Directors would result in any restrictions on the ability of any of the Company or its affiliates to conduct business in any jurisdiction;

(5) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;

(6)  who shall have provided information to the Company in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in each of the foregoing cases as determined by the Board of Directors in its sole discretion;

(7) who otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Bye-Law 10(3) or any agreement, representation or undertaking required by these Bye-Laws; or

(8)  was proposed by an Eligible Shareholder who ceases to be an Eligible Shareholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual general meeting.

    In addition, if any Constituent Holder (i) shall have provided information to the Company in respect of a nomination under this Bye-Law 10(3) that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in each of the foregoing cases as determined by the Board of Directors in its sole discretion or (ii) otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Bye-Law 10(3) or any agreement, representation or undertaking required by these Bye-Laws, the Voting Stock owned by such Constituent Holder shall be excluded from the Proxy Access Request Required Shares and, if as a result the Eligible Shareholder no longer meets the requirements as such, all of the applicable Eligible Shareholder’s Shareholder Nominees shall be excluded from the Company’s proxy statement for the applicable annual general meeting of Shareholders, if such proxy statement has not been filed, and, in any case, all of such Shareholder’s Shareholder Nominees shall be ineligible to be nominated at such annual general meeting.

    Notwithstanding anything contained herein to the contrary, no Shareholder Nominee shall be eligible to serve as a Shareholder Nominee in any of the next two (2) successive annual general meetings following an act or omission specified in clause (6) or (7) of this paragraph (I) by such person, in each case as determined by the Board of Directors or any committee thereof in its sole discretion. In addition, no Person who has submitted materials as a purported Eligible Shareholder (or Constituent Holder) under this Bye-Law 10(3), or any of its affiliates or associates, shall be eligible to be an Eligible Shareholder (or Constituent Holder) in any of the next two (2) successive annual general meetings following a nomination proposed under this Bye-Law 10(3) if, in connection therewith, such purported Eligible Shareholder (or such Constituent Holder) shall have provided information to the Company in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, or shall have otherwise materially breached or failed to comply with its obligations pursuant to this Bye-Law

10(3) or any agreement, representation or undertaking required by these Bye-Laws, in each case as determined by the Board of Directors or any committee thereof in its sole discretion.

(4) General. As used in this Bye-Law 10, shares “beneficially owned” shall mean all shares as to which such Person, together with such Person’s affiliates and associates (as defined in Rule 12b-2 under the Exchange Act), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, as well as all shares as to which such Person, together with such Person’s affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been so given. For purposes of this by-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. In no event shall the public announcement of an adjournment or postponement of an annual meeting or a special meeting commence a new time period for the giving of a Shareholder’s notice as described above.

(5) The chairperson of the annual general meeting of Shareholders or special general meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure and any such proposal or nomination not properly brought before the meeting shall not be considered.

11. Removal of directors

(1) Subject to the rights of the holders of any class or series of preference shares, the Shareholders may, at any annual general or special general meeting convened and held in accordance with these Bye-Laws, remove a Director before the stated expiry of his term only for Cause by the affirmative vote of at least a majority of the ~~total combined voting power of all of the issued and outstanding~~votes cast by the holders of shares of the Company entitled to vote generally on the election of Directors.

(2) Subject to the rights of the holders of any class or series of preference shares, a vacancy on the Board created by the removal of a Director under the provisions of paragraph (1) of this Bye-Law 11 may be filled by the Shareholders at the meeting at which such Director is removed, acting by the affirmative vote of ~~Shareholders holding~~ at least a majority of the ~~total combined voting power of all of the issued and outstanding~~votes cast by the holders of shares of the Company entitled to vote generally on the election of Directors, and, in the absence of such election or appointment, the Board may fill the vacancy. A Director so elected or appointed shall hold office until the next annual general meeting of Shareholders.

(3) Subject to the rights of the holders of any class or series of preference shares, the Board may, at any meeting of the Board convened and held in accordance with these Bye-Laws, remove a Director before the stated expiry of his term only for Cause by a resolution of the Board carried by the affirmative vote of at least a two-thirds majority of the Board then in office.

12. Vacancies on the board

(1) Subject to the rights of the holders of any class or series of preference shares, the Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of any of the events listed in paragraph (3) of this Bye-Law 12 or from an increase in the size of the Board pursuant to Bye-Law 8. The Board shall also have the power from time to time to fill any vacancy left unfilled at a general meeting. A Director appointed by the Board to fill a vacancy shall hold office until the next annual general meeting of Shareholders.

(2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-Laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act, notwithstanding the absence of a quorum, for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

(3) The office of a Director shall be vacated if the Director:
(a) is removed from office pursuant to these Bye-Laws or is prohibited from being a Director by law;
(b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;
(c) is or becomes disqualified, disabled, of unsound mind, or dies; or
(d) resigns his or her office by notice in writing to the Company.
(4) Notwithstanding anything contained herein to the contrary, the provisions of Bye-Law 11, this Bye-Law 12 and all other provisions contained in these Bye-Laws related to the filling of vacancies on the Board shall be subject to any contractual or other legally binding obligation hereafter created by the Company and approved by the Board to provide any third party with the ability to nominate persons for election as Directors.

13. Notice of meetings of the board

(1) The Chairperson may, and the Chairperson on the requisition of the Chief Executive Officer or a majority of the Directors then in office shall, at any time, upon two days’ notice (or such shorter notice as may be reasonable under the circumstances), summon a meeting of the Board.

(2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is sent to such Director by mail, courier service, facsimile, email or other mode of representing words in a legible form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

14. Quorum at meetings of the board
The quorum necessary for the transaction of business at a meeting of the Board shall be as fixed by the Board from time to time and, unless so fixed at any other level, shall be at least one-half of the total number of the Directors then in office, present in person or represented by a duly authorized representative appointed in accordance with the Act. The Directors present at a duly called meeting at which a quorum is present may continue to transact business until adjournment or termination, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

15. Meetings of the board
(1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

(2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(3) Unless otherwise provided in these Bye-Laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the Directors present.

16. Unanimous written resolutions
A resolution in writing signed by all of the Directors then in office, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

17. Contracts and disclosure of directors’ interests

(1) Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorize a Director or Director’s firm, partner or company to act as Auditor to the Company.

(2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company or any of its subsidiaries shall declare the nature of such interest to the Board or any duly appointed committee thereof, whether or not such declaration is required by law.

(3) Following a declaration being made pursuant to this Bye-Law 17, and unless disqualified by the chairperson of the relevant Board meeting or recused, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

18. Remuneration of Directors
The remuneration and benefits (if any) of the Directors shall be determined by the Board or any duly appointed committee thereof in accordance with applicable law and securities exchange rules. The Directors may also be paid or reimbursed for all travel, hotel and other expenses incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general or special meetings of the Company or in connection with the business of the Company or their duties as Directors generally.

Officers

19. Officers of the company
The Officers of the Company, who may or may not be Directors, may be appointed at any time by the Board or by such other persons as may be designated by the Board. Any person appointed pursuant to this Bye-Law 19 shall hold office for such period and upon such terms as the Board or, in the case of Officers other than the Chief Executive Officer, as the Chief Executive Officer may determine and the Board (or the Chief Executive Officer unless otherwise directed by the Board) may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.

20. Remuneration of officers
The Officers shall receive such remuneration and benefits as the Board or any duly appointed committee thereof (or, in the case of Officers who are not “executive officers” as defined under applicable Rules promulgated under the Exchange Act, as management acting under authority duly delegated by the Board) may from time to time determine in accordance with applicable law and securities exchange rules.

21. Duties of officers
The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them from time to time by the Board or, in the case of Officers other than the Chief Executive Officer, by the Chief Executive Officer (or by any other Officer or employee of the Company acting, directly or indirectly, under his direction).

22. Chairperson and secretary of meetings

(1) The Chairperson shall act as chairperson at all meetings of the Shareholders and of the Board at which he or she is present. In the Chairperson’s absence, the Chief Executive Officer or any other Director or Officer designated in writing by the Chairperson, the Chief Executive Officer or a majority of the Board shall act as chairperson of the applicable meeting.

(2) The Secretary shall act as secretary at all meetings of the Shareholders and of the Board and any committee thereof at which he or she is present. In the Secretary’s absence, a secretary shall be appointed by the chairperson of such meeting.

23. Register of directors and officers
The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

Minutes

24. Obligations of board to keep minutes
(1) The Board shall cause minutes to be duly entered in books provided for the purpose:
(a) of all elections and appointments of Officers;
(b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and
(c) of all resolutions and proceedings of general meetings of the Shareholders, meetings of the Board and meetings of committees appointed by the Board.
(2) Minutes prepared in accordance with the Act and these Bye-Laws shall be kept by the Secretary at the registered office of the Company.

Indemnity

25. Indemnification and exculpation of directors of the company and others

(1) The Company shall indemnify in accordance with and to the full extent now or (if greater) hereafter permitted by Bermuda law, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company) (hereinafter, a “proceeding”), by reason of the fact that he or she is or was a Director or Officer (or is or was a director or officer of any subsidiary or any predecessor of the Company or any subsidiary) or is or was serving at the request of the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (or any predecessor of any of such entities), including without limitation any service with respect to employee benefit plans maintained or sponsored by the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against any liability or expense actually and reasonably incurred by such person in respect thereof. For the avoidance of doubt, the indemnity provided in this Bye-Law 25 shall extend, without limitation, to any matter in which an indemnified party may be guilty of negligence, default, breach of duty or breach of trust in relation to the Company or any of its subsidiaries, but shall not extend to any matter as to which such indemnified party admits that he is guilty, or is found, by a court of competent jurisdiction in a final judgment or decree not subject to appeal, guilty, of any fraud or dishonesty in relation to the Company or any such subsidiary. In connection with the foregoing, the Company shall advance the expenses of Directors and Officers in defending any such act, suit or proceeding; provided that such advancement shall be subject to reimbursement to the extent such person shall be found not to be entitled to such advancement of expenses under Bermuda law. In addition to the foregoing, the Company shall have the power, to the extent and in the manner permitted by Bermuda law, to indemnify each of its other employees and agents against any liability or expense (including advancement of expenses) incurred in connection with any proceeding arising by reason of the fact that such person is or was an employee or agent of the Company (or is or was an employee or agent of any subsidiary or any predecessor of the Company or any subsidiary) or is or was serving at the request of the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (or any predecessor of any of such entities), including without limitation any service with respect to employee benefit plans maintained or sponsored by the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary).

(2) The Board may authorize the Company to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, Officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary), against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Bye-Law 25.

(3) Directors, Officers and employees of the Company shall have no personal liability to the Company or its Shareholders for any action or failure to act to the fullest extent now or (if greater) hereafter permitted by Bermuda law.

(4) The indemnification, expense reimbursement, exculpation and other provisions provided by this Bye-Law 25 shall not be deemed exclusive of any other rights to which the persons identified in this Bye-Law 25 may be entitled under any bye-law, agreement, vote of Shareholders or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; and shall be deemed to be a contractual right of such benefited Persons.

26. Waiver of certain claims

(1) Each present and future Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in the right of the Company, against any Director, Officer or employee on account of any action taken by such Director, Officer or employee, or the failure of such Director, Officer or employee to take any action, in the performance of his duties with or for the Company (including, for the avoidance of doubt, with respect to the approval or disapproval of any transaction between the Company and one or more of its Affiliates or the pursuit of corporate opportunities), in each case to the fullest extent now or (if greater) hereafter permitted by Bermuda law.

(2) The provisions of this Bye-Law 26 shall apply to, and for the benefit of, any person acting as (or with the reasonable belief that he or she will be appointed or elected as) a Director, Officer or employee in the reasonable belief that he or she has been so appointed or elected notwithstanding any defect in such appointment or election and to any person who is no longer, but at one time was, a Director, Officer or employee.

Meetings

27. Notice of annual general meeting of shareholders
The annual general meeting of Shareholders shall be held in each year other than the year of incorporation at such time and place as the Chairperson or the Chief Executive Officer may determine. At least 20 days’ notice of such meeting shall be given to each Shareholder, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat and such additional information as may be required by the Act.

28. Notice of special general meeting
Special general meetings may be called as specified in Bye-Law 10 upon not less than twenty days’ notice (or as otherwise prescribed by the Act), which notice shall state the date, time, place and such additional information as may be required by the Act or Bye-Law 10.

29. Accidental omission of notice of general meeting
The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

30. Short notice
Subject to any applicable requirements of the New York Stock Exchange (or any other applicable stock exchange), a general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-Laws, be deemed to have been properly called if it is so agreed by (i) all of the Shareholders entitled to attend and vote thereat, in the case of an annual general meeting of Shareholders or (ii) by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat, in the case of a special general meeting.

31. Postponement of meetings
The Chairperson or the Chief Executive Officer may, and the Secretary on instruction from the Chairperson or the Chief Executive Officer shall, postpone any general meeting called in accordance with the provisions of these Bye-Laws, provided that notice of postponement is given to each Shareholder before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Shareholder in accordance with the provisions of these Bye-Laws.

32. Quorum for general meeting
At the commencement of any general meeting of the Company, two or more Persons present in person and representing in person or by proxy more than fifty percent (50%) of the issued and outstanding shares entitled to vote at the meeting shall form a quorum for the transaction of business, provided that, if the Company shall at any time have only one Shareholder, such one Shareholder present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If the holders of the number of shares necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed in accordance with these Bye-Laws for any annual or special general meeting, the chairperson or a majority in interest of the Shareholders present, in person or by proxy, may adjourn from time to time without notice other than announcement at the meeting until the holders of the amount of shares requisite to constitute a quorum shall attend; provided that in the case of any such meeting convened pursuant to requisition of Shareholders, the meeting shall be cancelled. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

33. Adjournment of meetings

(1) The chairperson of a general meeting may, with the consent of the majority of the Shareholders present at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. In addition, the chairperson may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

(a) it is likely to be impracticable to hold or continue that meeting because of the number of Shareholders wishing to attend who are not present;
(b) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or
(c) an adjournment is otherwise in the best interests of the Company or is necessary so that the business of the meeting may be properly conducted.

(2) Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with the provisions of these Bye-Laws.

34. Attendance at meetings

(1) If a majority of the Board shall so determine, Shareholders may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(2) The Board may, and at any general meeting the chairperson of such meeting may, make any arrangement and impose any requirement or restriction as may be considered appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board is, and at any general meeting the chairperson of such meeting is, entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

35. Written resolutions

(1) Subject to paragraph (4) of this Bye-Law 35, anything that may be done by resolution of the Company in a general meeting or by resolution of a meeting of any class of the Shareholders of the Company may, without a meeting and without any previous notice being required, be done by resolution in writing signed by all of the Shareholders who at the date of the resolution would be entitled to attend the meeting and vote on the resolution, in as many counterparts as may be necessary.

(2) A resolution in writing made in accordance with this Bye-Law 35 is as valid as if it had been passed by the Company in a general meeting or by a meeting of the relevant class of Shareholders, as the case may be, and any reference in any Bye-Law to a meeting at which a resolution is passed or to Shareholders voting in favor of a resolution shall be construed accordingly.

(3) A resolution in writing made in accordance with this Bye-Law 35 shall constitute minutes for the purposes of the Act.

36. Attendance of directors
The Directors of the Company shall be entitled to receive notice of and to attend any general meeting.

37. Voting at meetings
Subject to the provisions of the Act and except as otherwise provided under these Bye-Laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-Laws and, in the case of an equality of votes, the resolution shall fail.

38. Voting by hand or by poll

(1) At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of electronic records, unless (before or on the declaration of the result of the show of hands or count of votes received as electronic records or on the withdrawal of any other demand for a poll) a poll is demanded by:

(a) the chairman of the meeting or a majority of the Board; or
(b) at least three (3) Shareholders present in person or represented by proxy; or

(c)  any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth (1/10) of the total voting rights of all the Shareholders having the right to vote at such meeting; or

(d) any Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth (1/10) of the total sum paid up on all such shares conferring such right.

(2) The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands or count of votes received as electronic records declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other Shareholder entitled may demand a poll.

(3) Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or count of votes received as electronic records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

(4) If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.
(5) A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken in such manner consistent with the Act as the chairman shall direct.

(6) The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

(7) On a poll, votes may be cast either personally or by proxy.

(8) A Person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

(9) Where a vote is taken by poll, each Person present and entitled to vote shall be furnished with a ballot paper on which such Person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy.

(10) At the conclusion of any poll, the ballot papers shall be examined and counted by a committee of one or more inspectors appointed by the Board or the Chief Executive Officer of the Company prior to the general meeting to act at such meeting as provided hereunder and to make a written report thereof. If no inspector (or any alternate previously designated by the Board or the Chief Executive Officer) is able to act at the meeting, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. In connection with the applicable poll, the inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls during the meeting for each matter upon which the Shareholders will vote by poll at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of (i) the proxies, any envelopes submitted therewith, any information provided by a Shareholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the Shareholder and (ii) the ballots and (iii) the regular books and records of the Company

   In addition, the inspectors may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar Persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the Shareholder holds of record. If the inspectors consider such other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the Person or Persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

39. Decision of chairperson

(1) At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairperson of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

(2) At any general meeting a declaration by the chairperson of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall be conclusive evidence of that fact.

40. Instrument of proxy
(1) Every Shareholder entitled to vote has the right to do so either in person or by one or more persons authorized by a proxy executed and delivered in accordance with these Bye-Laws.
(2) A person so authorized as a proxy shall be entitled to exercise the same power on behalf of the grantor of the proxy as the grantor could exercise at a general meeting of the Company.

(3) No proxy shall be valid after eleven months from its date, unless the proxy provides for a longer period. A proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest sufficient in law to support an irrevocable power.

(4) Subject to paragraph (3) of this Bye-Law 40, the instrument appointing a proxy, together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the registered office of the Company (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the individual named in the instrument proposes to vote and, if not so delivered, the instrument of proxy shall not be treated as valid.

(5) Instruments of proxy shall be in such form as the Board may approve (including, without limitation, written or electronic form) and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

(6) A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or unsoundness of mind of the principal subsequent to giving the proxy but before the vote or revocation of the instrument of proxy or of the authority under which it was executed.

(7) The decision of the chairperson of any general meeting as to the validity of any appointment of a proxy shall be final.

41. Representation of corporations at meetings
A corporation or other Person that is not an individual that is a Shareholder may, by written instrument, authorize any person as it thinks fit to act as its representative at any meeting of the Shareholders or for all meetings of the Shareholders or for all meetings of the Shareholders for a certain or determinable period or until revocation and such person so authorized shall be entitled to exercise the same powers on behalf of such corporation or other such Person as such corporation or other such Person could exercise if it were an individual Shareholder and such corporation or other such Person shall be deemed to be present in person as a Shareholder at any such meeting attended by its authorized representative or representatives. Notwithstanding the foregoing, the chairperson of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation or other such Person that is a Shareholder.

Votes of shareholders

42. General
Subject to the rights of the holders of any class or series of preference shares, at any general meeting of the Company, each Shareholder present in person shall be entitled to one vote on any question to be decided on a show of hands and each Shareholder present in person or by proxy shall be entitled on a poll to one vote for each share held by him in his name in the Register of Shareholders.

Share capital and shares

43. Share capital
The authorised share capital of the Company is 1,070,000,000 divided into 1,050,000,000 common shares of par value $0.20 each (“Common Shares”) and 20,000,000 undesignated shares of par value $0.20 each, which may be issued, without any prior Shareholder approval, as Common Shares or Preference Shares (“Undesignated Shares”).

44. Rights of Shares
(1) Common shares. The Common Shares shall, subject to the other provisions of these Bye-Laws, entitle the holders thereof to the following rights:

(a) as regards dividend: after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any preference shares in the Company then outstanding, the Company shall apply any profits or reserves which the Board resolves to distribute in paying such profits or reserves to the holders of the Common Shares in respect of their holding of such shares pari passu and pro rata to the number of Common Shares held by each of them;

(b) as regards capital: on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Common Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of holders of any ~~preferred~~preference shares in the Company then in issue having preferred rights on the return of capital) in respect of their holdings of Common Shares pari passu and pro rata to the number of Common Shares held by each of them;

(c)  as regards voting in general meetings: the holders of the Common Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Common Shares present in person or by proxy shall on a poll have one vote for each Common Share held by him.

(2) Undesignated shares. The rights attaching to the Undesignated Shares, subject to these Bye-Laws, shall be as follows:

(a) each Undesignated Share shall have attached to it such preferred, qualified or other special rights, privileges and conditions and be subject to such restrictions, whether in regard to dividend, return of capital, redemption, conversion into Common Shares or voting or otherwise, as the Board may determine on or before its allotment;

(b) the Board may allot the Undesignated Shares in more than one series and, if it does so, may name and designate each series in such manner as it deems appropriate to reflect the particular rights and restrictions attached to that series, which may differ in all or any respects from any other series of Undesignated Shares;

(c)  the particular rights and restrictions attached to any Undesignated Shares shall be recorded in a resolution of the Board. The Board may at any time before the allotment of any Undesignated Share by further resolution in any way amend such rights and restrictions or vary or revoke its designation. A copy of any such resolution or amending resolution for the time being in force shall be annexed as an appendix to (but shall not form part of) these Bye-Laws; and

(d) the Board shall not attach to any Undesignated Share any rights or restrictions which would alter or abrogate any of the special rights attached to any other class of series of shares for the time being in issue without such sanction as is required for any alteration or abrogation of such rights, unless expressly authorised to do so by the rights attaching to or by the terms of issue of such other class or series.

(3) Preference shares. Without limiting the foregoing and subject to the Act, the Company may issue preference shares (“Preference Shares”) without any prior Shareholder approval which:
(a) are liable to be redeemed on the happening of a specified event or events or on a given date or dates and/or;
(b) are liable to be redeemed at the option of the Company and/or, if authorised by the Memorandum of Association of the Company, at the option of the holder.

   The terms and manner of the redemption of any redeemable shares created pursuant to this Bye-Law 44(3) shall be as the Board may by resolution determine. The terms of any redeemable preference shares may provide for the whole or any part of the amount due on redemption to be paid or satisfied otherwise than in cash, to the extent permitted by the Act.

   In addition, subject to any special rights conferred on the holders of any share or class of shares, any Preference Shares may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Board may determine pursuant to Bye-Law 44(2).

(4) The Board may, at its discretion and without the sanction of a resolution of the Shareholders, authorise the purchase or acquisition by the Company of its own shares, of any class, at any price (whether at par or above or below par), and any shares to be so purchased or acquired may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, provided always that such purchase or acquisition is effected in accordance with the provisions of the Act. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Act. Any shares acquired may be held as treasury shares in accordance with and subject to the Act.

45. Modification of rights

(1) Subject to the Act, all or any of the special rights attached to any class of (i) common shares issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than ~~three-quarters~~a majority of the issued shares of that class or with the sanction of a resolution passed with the approval of a majority of the votes cast by the holders ~~of not less than three-quarters~~ of the issued shares of that class at a separate general meeting of the holders of such shares voting in person or by proxy and (ii) preference shares issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a resolution passed with the approval of two-thirds of the issued shares of that class outstanding at a separate general meeting of the holders of such shares voting in person or by proxy (or, in either case, such lower threshold as may be set forth in the instrument defining the rights of the applicable class of preference shares). To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two (2) or more persons holding or representing by proxy at least ~~three-quarters~~a majority of the issued shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, such one Shareholder present in person or by proxy shall constitute the necessary quorum.

(2) For the purposes of this Bye-Law, unless otherwise expressly provided by the rights attached to any shares or class of shares, those rights attaching to any class of shares for the time being shall not be deemed to be altered by:

(a) the creation or issue of further shares ranking pari passu with them;
(b) the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or
(c) the purchase or redemption by the Company of any of its own shares.

46. Shares

(1) Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such Persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

(2) Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares.

(3) The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law. Subject to the provisions of the Act, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

(4) Shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole shares, so that a share in a fractional denomination shall have, in proportion to the fraction of a whole share that it represents, all the rights of a whole share, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

47. Registered holder of shares

(1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other Person.

(2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by check or draft sent through the post directed to the Shareholder at such Shareholder’s address as recorded in the Register of Shareholders or, in the case of joint holders, to such address of the holder first named in the Register of Shareholders, or (subject to applicable law) to such Person and to such address as such holder or joint holders may in writing direct. If two or more Persons are registered as joint holders of any shares, anyone can give an effectual receipt for any dividend paid in respect of such shares.

48. Death of a joint holder
Where two or more Persons are registered as joint holders of a share or shares then, in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

49. Share certificates

(1) Every Shareholder shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class or series of shares held by such Shareholder and whether the same are fully paid up and, if not, how much has been paid thereon. The Company may determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means. Notwithstanding Bye-Law 76, the Company may determine that a share certificate need not be signed on behalf of the Company or that the seal of the Company need not be attested.

(2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Person to whom such shares have been allotted.

(3) If any such certificate shall be proved to the satisfaction of the Company to have been worn out, lost, mislaid or destroyed, the Company may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

50. Calls on shares

(1) The Board may from time to time make such calls as it thinks fit upon the Shareholders in respect of any monies unpaid on the shares allotted to or held by such Shareholders and, if a call is not paid on or before the day appointed for payment thereof, the Shareholder may, at the discretion of the Board, be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

(2) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

(3) Any sum that, by the terms of allotment of a share, becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all of the purposes of these Bye-Laws be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all of the relevant provisions of these Bye-Laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

(4) The Company may accept from any Shareholder the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

51. Forfeiture of shares

(1) If any Shareholder fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Shareholder, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Shareholder a notice in the form (or as near thereto as circumstances admit) set forth in Schedule A hereto.

(2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3) A Shareholder whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

(4) The Board may accept the surrender of any shares that it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it has been forfeited.

Interested shareholders

52. Limitations on business combinations.
Notwithstanding anything contained herein to the contrary, the Company shall not engage in any Business Combination with any Interested Shareholder for a period of 3 years following the time that such Shareholder became an Interested Shareholder, unless: (a) prior to such time the Board approved either the Business Combination or the transaction which resulted in the Shareholder becoming an Interested Shareholder; (b) upon consummation of the transaction which resulted in the Shareholder becoming an Interested Shareholder, the Interested Shareholder Beneficially Owned at least 85% of the total voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the total voting stock outstanding (but not the outstanding voting stock Beneficially Owned by the Interested Shareholder) those shares Beneficially Owned (i) by persons who are Directors and also Officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) at or subsequent to such time the Business Combination is approved by the Board and authorized at an annual general meeting or special general meeting of Shareholders, and not by written consent, by the affirmative vote of at least ~~two-thirds of the outstanding voting stock which is~~a majority of the votes cast by holders of shares that are not Beneficially Owned by the Interested Shareholder.

53. Certain definitions
(1) “Associate” has the meaning ascribed to such term in Rule 12b-2 of the Exchange Act.
(2) As used in Bye-Laws 52-53, a Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:
(a) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;
(b) which such Person or any of such Person’s Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (ii) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (x) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (y) is not also then reportable on Schedule 13D under the Exchange Act; or

(c)  which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to clause (ii) of the preceding subsection (b)) or disposing of any securities of the Company.

(d) Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(3) “Business combination” means any:

(a) merger, amalgamation, scheme of arrangement or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (i) the Interested Shareholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Shareholder;

(b) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Shareholder, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company;

(c)  transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any stock of the Company or of such subsidiary to the Interested Shareholder, except (i) Pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Shareholder became such, (ii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of such corporation subsequent to the time the Interested Shareholder became such; (iii) pursuant to an exchange offer by the Company to purchase stock made on the same terms to all holders of said stock; or (iv) any issuance or transfer of stock by the Company; provided however, that in no case under items (i)-(iv) of this subparagraph shall there be an increase in the Interested Shareholder’s proportionate share of the stock of any class or series of the Company or of the voting stock of the Company;

(d) transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Company or of any such subsidiary which is Beneficially Owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Shareholder; or

(e) receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a Shareholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (a)-(d) of this paragraph) provided by or through the Company or any direct or indirect majority-owned subsidiary.

(4) “Interested shareholder” means any Person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that (i) is the Beneficial Owner of 15% or more of the outstanding voting stock of the Company, or (ii) is an Affiliate or Associate of the Company and was the Beneficial Owner of 15% or more of the outstanding voting stock of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Shareholder, and the Affiliates and Associates of such Person; provided, however, that the term “Interested Shareholder” shall not include (x) any Person who becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of Beneficial Ownership of sufficient shares so that the Shareholder ceases to be an Interested Shareholder and (ii) would not, at any time within the 3-year period immediately prior to a Business Combination between the Company and such Shareholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or (y) any Person whose Beneficial Ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided that such Person shall be an Interested Shareholder if thereafter such Person acquires additional shares of voting stock of the Company, except as a result of further corporate action not caused, directly or indirectly, by such Person; provided further that no savings, profit sharing, stock bonus or employee stock ownership plan or plans established or sponsored by the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary) and qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any comparable provisions of any non-U.S. law, which holds Common Shares on behalf of participating employees and their beneficiaries with the right to instruct the trustee how to vote such Common Shares with respect to all matters submitted to Shareholders shall not be deemed to be an “Interested Shareholder.”

Register of shareholders

54. Contents of Register of Shareholders
The Board shall cause to be kept in one or more books a Register of Shareholders and shall enter therein the particulars required by the Act.

55. Inspection of Register of Shareholders
The Register of Shareholders shall be open to inspection at the registered office of the Company on every Business Day, subject to such reasonable restrictions as the Company may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register of Shareholders may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

56. Determination of record dates
Notwithstanding any other provision of these Bye-Laws, the Board may fix any date as the record date for:
(a) determining the Shareholders entitled to receive any dividend or distribution; and
(b) determining the Shareholders entitled to receive notice of and to vote at any general meeting of the Company.

Transfer of shares

57. Instrument of transfer

(1) Subject to paragraph (4) of Bye-Law 58, an instrument of transfer shall be in the form (or as near thereto as circumstances admit) set forth in Schedule B hereto or in such other common form as the Company may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Company may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Shareholders.

(2) The Company may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Company may reasonably require to show the right of the transferor to make the transfer.

58. Restrictions on transfer

(1) Unless otherwise required by any applicable requirements of the New York Stock Exchange (or any other applicable stock exchange), the Company (i) may decline to approve or to register any transfer of any share if a written opinion from counsel acceptable to the Company shall not have been obtained to the effect that registration of such shares under the U.S. Securities Act of 1933, as amended, is not required and (ii) shall decline to approve or to register any transfer of any share if the transferee shall not have been approved by applicable governmental authorities if such approval is required or if not in compliance with applicable consent, authorization or permission of any governmental body or agency in Bermuda.

(2) If the Company refuses to register a transfer of any share, the Secretary shall send, or procure that there shall be sent, within one month after the date on which the transfer was lodged with the Company, to the transferor and transferee notice of the refusal.

(3) The registration of transfers may be suspended at such times and for such periods as the Company may from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

(4) Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

Transmission of shares

59. Representative of deceased shareholder
In the case of the death of a Shareholder, the survivor or survivors where the deceased Shareholder was a joint holder, and the legal personal representatives of the deceased Shareholder where the deceased Shareholder was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased Shareholder’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share that had been jointly held by such deceased Shareholder with other persons. Subject to the provisions of the Act, for the purpose of this Bye-Law 59, “legal personal representative” means the executor or administrator of a deceased Shareholder or such other Person as the Company may decide as being properly authorized to deal with the shares of a deceased Shareholder.

60. Registration on death or bankruptcy
Any Person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence as the Company may deem sufficient or may elect to nominate another Person to be registered as a transferee of such share, and in such case such Person becoming entitled shall execute in favor of such nominee an instrument of transfer in the form (or as near thereto as circumstances admit) set forth in Schedule C hereto. On the presentation thereof to the Company, accompanied by such evidence as the Company may require to prove the title of the transferor, the transferee shall be registered as a Shareholder, provided that the Company shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by such Shareholder before such Shareholder’s death or bankruptcy, as the case may be.

Dividends and other distributions

61. Declaration of dividends by the board

(1) The Board may, subject to these Bye-Laws and in accordance with the Act, declare a dividend to be paid to the Shareholders in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

(2) The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

62. Other distributions
The Board may declare and make such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

63. Reserve Fund
The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalizing dividends or for any other special purpose.

64. Deduction of amounts due to the company
The Board may deduct from the dividends or distributions payable to any Shareholder all monies due from such Shareholder to the Company on account of calls.

Capitalization

65. Issue of bonus shares: capitalization of profits

(1) The Board may resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Shareholders.

(2) The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law 65, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid. Where any difficulty arises in regard to any distribution under this Bye-Law 65, the Board may settle the same as it thinks expedient and, in particular, may authorise any Person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the Persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

Accounts and financial statements

66. Records of account
The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:
(a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;
(b) all sales and purchases of goods by the Company; and
(c) the assets and liabilities of the Company.

   Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Company may determine and shall be available for inspection by the Directors during normal business hours.

67. Financial year end
The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December of each year.

68. Financial statements
Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Shareholders at the annual general meeting of Shareholders.

Audit

69. Appointment of auditor
The Company shall appoint Auditors to hold office for such period and otherwise as in accordance with the Act. Whenever a casual vacancy occurs in the office of the Auditors, the audit committee may appoint Auditors to hold office until the close of the next annual general meeting. No Auditor may be a Shareholder and no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

70. Remuneration of auditor
Unless fixed by the Company in a general meeting, the remuneration of the Auditor shall be as determined by the audit committee.

71. Report of the auditor
Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to provisions of the Act, the accounts of the Company shall be audited by the Auditor at least once in every year.

Notices

72. Notices to shareholders of the company
A notice may be given by the Company to any Shareholder either by delivering it to such Shareholder in person or by sending it to such Shareholder’s address in the Register of Shareholders or to such other address given for the purpose. For the purposes of this Bye-Law 72, a notice may be sent by mail, courier service, facsimile, email or other mode of representing words in a legible form.

73. Notices to joint shareholders
Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two or more Persons, be given to whichever of such Persons is named first in the Register of Shareholders and notice so given shall be sufficient notice to all of the holders of such shares.

74. Service and delivery of notice
Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission (which shall be deemed to be two calendar days from deposit in the case of mail) and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if mailed, and the time when it was mailed, delivered to the courier or transmitted by facsimile, email, or such other method, as the case may be.

Seal of the company

75. The seal
The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals.

76. Manner in which seal is to be affixed
Subject to Bye-Law 48, the seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-Laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative. Any such signature may be printed or affixed by mechanical means on any share certificate, debenture, share or other security certificate.

Winding-up

77. Winding-up/distribution by liquidator
If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Shareholders, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts as the liquidator shall think fit for the benefit of the Shareholders, provided that no Shareholder shall be compelled to accept any shares or other securities or assets whereon there is any liability.

Alteration of bye-laws

78. Alteration of bye-laws
No Bye-Law shall be rescinded, altered or amended and no new Bye-Law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Shareholders; provided that (i) ~~the approval of such resolution of the Shareholders with respect to any~~ no such rescission, alteration or amendment of, or the adoption of any Bye-Law or provision inconsistent with, ~~Bye-Laws 8, 10, 11, 12, 35, 44, 52 and 53, this~~ Bye-Law ~~78~~45 or any material defined term used in ~~any such Bye-Laws shall require~~such Bye-Law, shall permit the alteration or abrogation of any of the special rights attached to any class of preference shares then outstanding unless such rescission, alteration or amendment, or such new Bye-Law, receives the affirmative vote of the holders of at least ~~three-quarters of the total combined voting power of all~~two-thirds of the issued and outstanding shares of ~~the Company~~that class (or such lower threshold as may be set forth in the instrument defining the rights of that class), and (ii) ~~any~~no such rescission, alteration or amendment of, or the adoption of any Bye-Law or provision inconsistent with, Bye-Law 25 or 26 or any material defined term used in such Bye-Laws, shall ~~not~~ affect the waiver of any claim or right of action with respect to past acts or omissions.

Appendix D

Proposed Amendment to the Invesco Ltd. 2016 Global Equity Incentive Plan

First Amendment to the Invesco Ltd. 2016 Global Equity Incentive Plan

THIS FIRST AMENDMENT (this “Amendment”) is made as of February 7, 2019 to the Invesco Ltd. 2016 Global Equity Incentive Plan (the “Plan”). Any capitalized terms used and not defined herein shall have the meanings set forth in the Plan.

WHEREAS, pursuant to Section 14 of the Plan, the Board or the Committee may amend, alter or discontinue the Plan, so long as no amendment, alteration or discontinuation shall be made which materially impairs the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except that no such amendment shall be made without the approval of the Company’s Shareholders to the extent such amendment would materially increase the number of securities which may be issued under the Plan or to a Participant.

WHEREAS, the Board has determined to amend the Plan in the manner set forth below, subject to approval by the Shareholders.

NOW, THEREFORE, the Plan is hereby amended as follows, subject to approval by the Shareholders:

1.  Section 6(a) of the Plan is hereby amended and restated in its entirety as follows: “Subject to adjustment as provided in Section (e), the maximum number of Shares that may be issued pursuant to Awards under the plan shall be 31.5.”

2.  The last sentence of Section 9(b) of the Plan is hereby amended and restated in its entirety as follows: “Except with respect to the death, Disability or involuntary termination (other than for Cause or unsatisfactory performance) of a Participant, or the occurrence of a corporate transaction (including but not limited to, a Change of Control) or special circumstances determined by the Committee, an Award of Restricted Stock subject solely to the continued service of an employee and/or the attainment of Performance Goals shall have a vesting period of not less than two years from the date of grant.”

3.  The last sentence of Section 10(b) of the Plan is hereby amended and restated in its entirety as follows: “Except with respect to the death, Disability or involuntary termination (other than for Cause or unsatisfactory performance) of a Participant, or the occurrence of a corporate transaction (including but not limited to, a Change of Control) or special circumstances determined by the Committee, an Award of Restricted Stock Units subject solely to the continued service of an employee and/or the attainment of Performance Goals shall have a vesting period of not less than two years from the date of grant.”

4. This Amendment and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Georgia without giving effect to the conflict of laws principles thereof.
5. Except as amended above, the Plan shall remain in full force and effect.

                                         invesco.com             PROXY-BRO-1 03-19

Invesco

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 5.

1. Election of Directors:

	For	Against	Abstain
01 - Sarah E. Beshar	☐	☐	☐
02 - Joseph R. Canion	☐	☐	☐
03 - Martin L. Flanagan	☐	☐	☐
04 - C. Robert Henrikson	☐	☐	☐
05 - Denis Kessler	☐	☐	☐
06 - Sir Nigel Sheinwald	☐	☐	☐
07 - G. Richard Wagoner, Jr.	☐	☐	☐
08 - Phoebe A. Wood	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 4 1 3 6 1 5

03033A

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.edocumentview.com/IVZ

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Invesco Ltd.

Notice of 2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 9, 2019

The undersigned hereby appoints Ben F. Johnson III, Martin L. Flanagan, Loren M. Starr and Kevin M. Carome, and each of them, with power to act without the others and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the common shares of Invesco Ltd., which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2019 Annual General Meeting of Shareholders, or at any adjournment or postponement thereof, of Invesco Ltd., with all powers which the undersigned would possess if present at the meeting.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)